                                                                 EXHIBIT 10.1

                                                                  [EXECUTION]

================================================================================

                     AMENDED AND RESTATED LOAN AGREEMENT

                        DATED AS OF FEBRUARY 11, 2005

                                    AMONG

                   THE FINANCIAL INSTITUTIONS NAMED HEREIN
                               AS THE LENDERS,

                            BANK OF AMERICA, N. A.
            AS THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT,

                              UBS SECURITIES LLC
                           AS THE SYNDICATION AGENT

                     THE CIT GROUP/BUSINESS CREDIT, INC.
                          WELLS FARGO FOOTHILL, LLC,
                            MERRILL LYNCH CAPITAL,
        (A DIVISION OF MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC.)
                        AS THE CO-DOCUMENTATION AGENTS

                        BANC OF AMERICA SECURITIES LLC
                                     AND
                              UBS SECURITIES LLC
               AS THE CO-LEAD ARRANGERS AND JOINT BOOK RUNNERS

                                     AND

                      AMERICAN COMMERCIAL BARGE LINE LLC
                        AMERICAN COMMERCIAL LINES LLC
                      AMERICAN COMMERCIAL TERMINALS LLC
                              HOUSTON FLEET LLC
                                 JEFFBOAT LLC
                          LOUISIANA DOCK COMPANY LLC
                                 AS BORROWERS

                                     AND

                 THE OTHER OBLIGATED PARTY SIGNATORIES HERETO

================================================================================

                              TABLE OF CONTENTS

                                                                                                PAGE
                                                                                                ----
ARTICLE I DEFINITIONS................................................................             2

   SECTION 1.01  Defined Terms.......................................................             2
   SECTION 1.02  Terms Generally.....................................................            34
   SECTION 1.03  Accounting Terms; GAAP..............................................            34

ARTICLE II THE LOANS.................................................................            34

   SECTION 2.01  Loans...............................................................            34
   SECTION 2.02  Continuation and Conversion Elections...............................            38
   SECTION 2.03  Letters of Credit...................................................            39
   SECTION 2.04  Bank Products.......................................................            43
   SECTION 2.05  Mandatory Prepayments...............................................            43
   SECTION 2.06  Interest............................................................            43
   SECTION 2.07  Use of Proceeds.....................................................            44
   SECTION 2.08  Increased Costs.....................................................            44
   SECTION 2.09  Break Funding Payments..............................................            45
   SECTION 2.10  Taxes...............................................................            46
   SECTION 2.11  Payments Generally; Pro Rata Treatment; Sharing of Set-offs.........            47
   SECTION 2.12  Mitigation Obligations; Replacement of Lenders......................            50
   SECTION 2.13  Fees................................................................            51

ARTICLE III REPRESENTATIONS AND WARRANTIES...........................................            52

   SECTION 3.01  Organization; Powers................................................            52
   SECTION 3.02  Authorization.......................................................            52
   SECTION 3.03  Enforceability......................................................            52
   SECTION 3.04  Governmental Approvals..............................................            53
   SECTION 3.05  Financial Statements................................................            53
   SECTION 3.06  No Material Adverse Change..........................................            53
   SECTION 3.07  Title to Properties; Possession Under Leases........................            53
   SECTION 3.08  Subsidiaries........................................................            54
   SECTION 3.09  Litigation; Compliance with Laws....................................            54
   SECTION 3.10  Agreements..........................................................            54
   SECTION 3.11  Federal Reserve Regulations.........................................            54
   SECTION 3.12  Investment Company Act; Public Utility Holding Company Act..........            55
   SECTION 3.13  Tax Returns.........................................................            55
   SECTION 3.14  No Material Misstatements...........................................            55
   SECTION 3.15  ERISA...............................................................            55
   SECTION 3.16  Environmental Matters...............................................            55

                                     (i)

   SECTION 3.17  Insurance.......................................................................                56
   SECTION 3.18  Security Documents..............................................................                56
   SECTION 3.19  Location of Real Property, Drydocks and Leased Premises and List of Vessels.....                57
   SECTION 3.20  Labor Matters...................................................................                57
   SECTION 3.21  Solvency........................................................................                57
   SECTION 3.22  Bank Accounts...................................................................                58
   SECTION 3.23  Common Enterprise...............................................................                58

ARTICLE IV CONDITIONS OF LENDING.................................................................                58

   SECTION 4.01  Conditions Precedent to Closing.................................................                58
   SECTION 4.02  Conditions Precedent to Each Loan...............................................                60

ARTICLE V AFFIRMATIVE COVENANTS..................................................................                61

   SECTION 5.01  Existence; Businesses and Properties............................................                61
   SECTION 5.02  Insurance.......................................................................                62
   SECTION 5.03  Obligations and Taxes...........................................................                63
   SECTION 5.04  Financial Statements, Reports, etc..............................................                63
   SECTION 5.05  Litigation and Other Notices....................................................                65
   SECTION 5.06  Maintaining Records; Access to Properties and Inspections.......................                65
   SECTION 5.07  Compliance with Environmental Laws..............................................                66
   SECTION 5.08  Preparation of Environmental Reports............................................                66
   SECTION 5.09  Consummation of Plan of Reorganization..........................................                66
   SECTION 5.10  Further Assurances..............................................................                66

ARTICLE VI NEGATIVE COVENANTS....................................................................                67

   SECTION 6.01  Indebtedness....................................................................                67
   SECTION 6.02  Liens...........................................................................                68
   SECTION 6.03  Investments, Loans and Advances.................................................                69
   SECTION 6.04  Mergers, Consolidations, Sales of Assets and Acquisitions.......................                70
   SECTION 6.05  Dividends and Distributions; Restrictions on Ability to Pay Dividends...........                71
   SECTION 6.06  Transactions with Affiliates....................................................                72
   SECTION 6.07  Business of Obligated Parties and Subsidiaries..................................                72
   SECTION 6.08  Other Indebtedness and Agreements...............................................                72
   SECTION 6.09  Consolidated EBITDA.............................................................                73
   SECTION 6.10  Consolidated Fixed Charge Coverage Ratio........................................                73
   SECTION 6.11  Consolidated Senior Leverage Ratio..............................................                73

ARTICLE VII EVENTS OF DEFAULT....................................................................                74

   SECTION 7.01  Events of Default...............................................................                74
   SECTION 7.02  Remedies........................................................................                76

ARTICLE VIII The Agent...........................................................................                79

                                     (ii)

   SECTION 8.01  Appointment and Authorization...................................................                79
   SECTION 8.02  Delegation of Duties............................................................                80
   SECTION 8.03  Liability of the Agent..........................................................                80
   SECTION 8.04  Reliance by the Agent...........................................................                81
   SECTION 8.05  Notice of Default...............................................................                81
   SECTION 8.06  Credit Decision.................................................................                82
   SECTION 8.07  Indemnification.................................................................                82
   SECTION 8.08  The Agent in its Individual Capacity............................................                83
   SECTION 8.09  Successor Agent.................................................................                83
   SECTION 8.10  Collateral Matters..............................................................                84
   SECTION 8.11  Restrictions on Actions by Lenders; Sharing of Payments.........................                85
   SECTION 8.12  Agency for Perfection...........................................................                85
   SECTION 8.13  Payments by Agent to the Lenders................................................                86
   SECTION 8.14  Settlement......................................................................                86
   SECTION 8.15  Letters of Credit; Intra-Lender Issues..........................................                89
   SECTION 8.16  Concerning the Collateral and the Related Loan Documents........................                91
   SECTION 8.17  Field Audit and Examination Reports; Disclaimer by Lenders......................                91
   SECTION 8.18  Relation Among the Lenders......................................................                92
   SECTION 8.19  Syndication Agent...............................................................                92
   SECTION 8.20  Co-Documentation Agents.........................................................                92

ARTICLE IX Miscellaneous.........................................................................                93

   SECTION 9.01  [RESERVED]......................................................................                93
   SECTION 9.02  Notices.........................................................................                93
   SECTION 9.03  Waivers; Amendments.............................................................                95
   SECTION 9.04  Expenses; Indemnity; Damage Waiver..............................................                97
   SECTION 9.05  Successors and Assigns..........................................................                99
   SECTION 9.06  Survival........................................................................               102
   SECTION 9.07  Counterparts; Integration; Effectiveness........................................               102
   SECTION 9.08  Severability....................................................................               103
   SECTION 9.09  Right of Setoff.................................................................               103
   SECTION 9.10  Governing Law; Jurisdiction; Consent to Service of Process......................               103
   SECTION 9.11  WAIVER OF JURY TRIAL............................................................               104
   SECTION 9.12  Headings........................................................................               104
   SECTION 9.13  Confidentiality.................................................................               104
   SECTION 9.14  Interest Rate Limitation........................................................               105
   SECTION 9.15  USA PATRIOT ACT.................................................................               105
   SECTION 9.16  Limitation of Liability.........................................................               105
   SECTION 9.17  Final Agreement.................................................................               105
   SECTION 9.18  Joint and Several Liability.....................................................               106
   SECTION 9.19  Contribution and Indemnification among the Borrowers............................               107
   SECTION 9.20  Agency of ACL for the Obligated Parties.........................................               107
   SECTION 9.21  Additional Borrowers and Guarantors.............................................               108
   SECTION 9.22  Express Waivers By Obligated Parties In Respect of Cross Guaranties and Cross
                 Collateralization...............................................................               108

                                    (iii)

ARTICLE X TERM AND TERMINATION...................................................................                109

   SECTION 10.01 Term............................................................................                109
   SECTION 10.02 Effect of Termination...........................................................                110

ARTICLE XI ACKNOWLEDGMENT AD RESTATEMENT.........................................................                110

   SECTION 11.01 Existing Obligations............................................................                110
   SECTION 11.02 Acknowledgment of Security Interest.............................................                110
   SECTION 11.03 Existing Agreements.............................................................                110
   SECTION 11.04 Restatement.....................................................................                111

                                    (iv)

                                  SCHEDULES:

Schedule 1.1A           Commitments
Schedule 1.01           Guarantors
Schedule 3.07(a)        Vessels Not Documented Under United States Law
Schedule 3.07(b)        Condemnation Proceedings
Schedule 3.07(c)        Contractual Rights Regarding Mortgaged Property
Schedule 3.08           Subsidiaries/Schedule of Equity Interests of Obligated Parties
Schedule 3.09           Litigation and Certificates of Occupancy
Schedule 3.15           ERISA
Schedule 3.16           Environmental Matters
Schedule 3.17           Insurance
Schedule 3.19(a)        Owned Real Properties and Drydocks
Schedule 3.19(b)        Leased Real Properties and Drydocks
Schedule 3.19(c)        Towboats, Barges and Other Vessels
Schedule 3.20           Labor Matters
Schedule 3.22           Bank Accounts
Schedule 6.01           Indebtedness Outstanding as of the Closing Date
Schedule 6.02           Existing Liens
Schedule 6.05(b)        Certain Agreements
Schedule 6.06           Transactions with Affiliates

                                  EXHIBITS:

Exhibit A         Form of Assignment and Acceptance
Exhibit B         Opinions of Borrower's Counsel
Exhibit C         Amended and Restated Security Agreement
Exhibit C-1       Fleet Mortgages
Exhibit D         Guaranty Agreement
Exhibit E         Pledge Agreement
Exhibit F         Form of Revolving Loan Note
Exhibit G         Form of Notice of Conversion/Continuation

      This AMENDED AND RESTATED LOAN AGREEMENT, dated as of February 11, 2005, is among the lending institutions from time to time party hereto (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), BANK OF AMERICA, N.A., as administrative agent and as collateral agent for the Lenders (in its capacity as administrative agent and collateral agent, the "Agent"), UBS SECURITIES LLC, a Delaware limited liability company, as syndication agent for Lenders (in its capacity as syndication agent, the "Syndication Agent"), Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., The CIT Group/Business Credit, Inc., and Wells Fargo Foothill, LLC, as co-documentation agents for Lenders (in their respective capacity as co-documentation agents, the "Co-Documentation Agents"), AMERICAN COMMERCIAL LINES LLC, a limited liability company formed under the laws of Delaware (referred to hereinafter as "ACL"), JEFFBOAT LLC, a limited liability company formed under the laws of Delaware ("Jeffboat"), AMERICAN COMMERCIAL TERMINALS LLC, a limited liability company formed under the laws of Delaware (referred to hereinafter as "ACT"), HOUSTON FLEET LLC, a limited liability company formed under the laws of Delaware (referred to hereinafter as ("Houston"), AMERICAN COMMERCIAL BARGE LINE LLC, a limited liability company formed under the laws of Delaware (referred to hereinafter as "ACBL"), and LOUISIANA DOCK COMPANY LLC, a limited liability company formed under the laws of Delaware (referred to hereinafter as "LDC"; and together with ACL, Jeffboat, ACT, ACBL and Houston, each, individually a "Borrower" and collectively, the "Borrowers") and each of the other Obligated Parties (as hereinafter defined) signatory to this Agreement.

      A. Borrowers and certain of their subsidiaries, Agent, UBS Securities LLC, as documentation agent, and Lenders are parties to that certain Loan Agreement dated January 11, 2005 and effective as of January 13, 2005 (as amended, the "Existing Loan Agreement") pursuant to which Lenders loan and make certain financial accommodations to Borrowers;

      B. Borrowers and Lenders wish to amend and restate the Existing Loan Agreement to incorporate various amendments thereto, including, but not limited to, the making of additional financial accommodations to Borrowers, without amending or altering the effect of any of the consents, approvals or waivers granted by Agent and Lenders prior to the date hereof; and

      C. Agent and Lenders are willing to enter into this Agreement on the terms set forth herein.

      NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Lenders, the Agent and the Obligated Parties signatory to this Agreement hereby agree as follows.

                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

      "Account Debtor" means each Person obligated in any way on or in connection with an Account, Chattel Paper, or General Intangibles (including a payment intangible).

      "Accounts" means "accounts", as such term is defined in the UCC, and any rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance.

      "ACL" means American Commercial Lines LLC.

      "ACH Transactions" means any cash management, disbursement, or related services, including overdrafts and the automated clearinghouse transfer of funds by the Bank for the account of any Borrower.

      "Administration Fee" has the meaning specified in Section 2.13.

      "Affiliate" means, with respect to a specified person, another person that
(i) directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified or (ii) owns at least 10% of the Equity Interests of the person specified.

      "Agent" means the Bank, solely in its capacity as administrative agent and collateral agent for the Lenders, and any successor administrative agent and collateral agent.

      "Agent Advances" has the meaning specified in Section 2.01(b)(x).

      "Agent-Related Persons" means the Agent, the Syndication Agent, the Co-Documentation Agents, the Co-Lead Arrangers and Joint Book Runners designated on the title page of this Agreement, together with their respective Affiliates, and the officers, directors, employees, counsel, representatives, agents, and attorneys-in-fact of the Agent, the Syndication Agent, the Co-Documentation Agents, the Co-Lead Arrangers and Joint Book Runners and their respective Affiliates.

      "Agent's Liens" means the Liens in the Collateral granted to the Agent, for the benefit of the Credit Providers, pursuant to the terms of this Agreement and the other Loan Documents.

      "Aggregate Revolver Outstandings" means, at any time, the sum of (a) the unpaid balance of the Revolving Loans, (b) the aggregate accrued and unpaid interest, costs, fees and expenses payable by any Obligated Party under this Agreement, (c) the aggregate undrawn face amount of all outstanding Letters of Credit, and (d) the aggregate principal amount of any unpaid reimbursement obligations in respect of Letters of Credit.

      "Agreement" means this Amended and Restated Loan Agreement, as it may be amended, restated, renewed, extended, supplemented, substituted or otherwise modified from time to time.

      "Anniversary Date" means an anniversary of the Closing Date.

      "Applicable Margin" means, as of the Closing Date,

      (a) with respect to Base Rate Loans and all other Obligations, 0.75% per annum, and

      (b) with respect to LIBOR Loans, 2.25% per annum,

      in each case subject to adjustment from time to time thereafter to the applicable percentage specified corresponding to the Quarterly Average Unused Availability, as set forth below, respectively:

    QUARTERLY AVERAGE                                           LIBOR
   UNUSED AVAILABILITY              BASE RATE LOANS             LOANS
-------------------------           ---------------             -----
$105,000,000 or more                       0.50%                 2.00%

Greater than or equal to                   0.75%                 2.25%
$65,000,000 and less than
$105,000,000

Less than $65,000,000                      1.00%                 2.50%

      For the purpose of determining any such adjustments to the Applicable Margin, the Quarterly Average Unused Availability shall be calculated and established on the first Business Day following the end of each fiscal quarter of Holdings, beginning with the fiscal quarter ending December 31, 2005 (the first adjustment will be for the month commencing January 1, 2006). If an Event of Default exists at the time any reduction in the Applicable Margin is to be implemented, such reduction shall not occur until the first day of the calendar month following the date on which such Event of Default is no longer continuing.

      "Appraised Inventory" means Inventory of the Borrowers, respectively, which is of a type which is the subject of an appraisal by an experienced and reputable appraiser reasonably acceptable to the Agent and ACL of the orderly liquidation value thereof, net of all costs of liquidation.

      "Asset Sale" means the sale, transfer or other disposition (including in connection with any sale and leaseback transaction) (by way of merger or otherwise) by the Obligated Parties or any of the Subsidiaries to any person other than the Obligated Parties or any Guarantor of (a) any Equity Interests of any of the Subsidiaries or (b) any other assets of the Obligated Parties or any of the Subsidiaries (other than (i) inventory disposed of in the ordinary course of business (including any sale by Jeffboat of barges and other equipment in a Jeffboat Sale and Leaseback Transaction), (ii) assets transferred with an aggregate fair market value not exceeding $2,500,000 in any fiscal year of the Borrowers in connection with the replacement or upgrade of a tangible asset of the Obligated Parties or any Guarantor which will be used in a Related Business and is acquired, or commitments to acquire such asset have been made, within 180 days of such transfer or (iii) sales or transfers by or among Foreign Subsidiaries), or (iv) sales or other dispositions of Obsolete Equipment in the ordinary course of business. For the avoidance of doubt, (A) any disposition in connection with the exercise of remedies by NRG with respect to certain liens held by NRG on the Hall Street Terminal which secure certain of ACL's obligations to NRG shall be deemed to be an "Asset Sale" for purposes of this Agreement and (B) sales of barges and other equipment by Jeffboat to any of the Obligated Parties and their Subsidiaries shall in all cases be deemed to be dispositions in the ordinary course of business.

      "Assignment and Acceptance" means an Assignment and Acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.05), and accepted by the Agent, in the form of Exhibit A or any other form approved by the Agent.

      "Attorney Costs" means and includes all reasonable fees, out-of-pocket expenses, and disbursements of any law firm or other outside legal counsel engaged by the Agent and the reasonably allocated costs and out-of-pocket expenses of internal legal services of the Agent.

      "Bank" means Bank of America, N.A., a national banking association, or any successor entity thereto.

      "Bank Product Reserves" means all reserves which the Agent from time to time establishes in its reasonable discretion for the Bank Products then provided or outstanding.

      "Bank Products" means each and any of the following types of services or facilities extended to the Obligated Parties by any Lender or any Affiliate of any Lender: (a) commercial credit cards; (b) cash management services (including controlled disbursement services, ACH Transactions, and interstate depository network services), (c) return items; (d) Hedge Agreements; and (e) foreign exchange.

      "Bankruptcy Code" means The Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. Section 101 et seq.

      "Bankruptcy Court" means the United States Bankruptcy Court for the Southern District of Indiana or any other court having jurisdiction over the Chapter 11 Cases from time to time.

      "Base Rate" means, for any day, the greater of (a) the rate of interest in effect for such day as publicly announced from time to time by the Bank in Charlotte, North Carolina as its "prime rate" (the "prime rate" being a rate set by the Bank based upon various factors including the Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate) or (b) the Federal Funds Rate in effect for such day, plus 0.50%, per annum (provided, that, in the Agent's reasonable discretion, such percentage is subject to change at any time without prior notice to the Borrowers). With respect to any determination of any Interest Rate which is based on the Base Rate, any change in the prime rate announced by the Bank shall take effect at the opening of business on the day specified in the public announcement of such change, and any change in the Federal Funds Rate shall take effect as of the date of such change.

      "Base Rate Loans" means any portion of the Revolving Loans during any period in which such portion bears interest based at the Base Rate.

      "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

      "Borrower" means individually each of ACL, Jeffboat, ACT, ACBL, Houston, LDC and any other Person who becomes a party to this Agreement as a "Borrower" pursuant to the terms hereof, individually, and "Borrowers" means two or more of such Persons, jointly, severally, and collectively.

      "Borrowing" means (a) a borrowing hereunder consisting of Revolving Loans made available to the Borrowers, or any of them, on the same day (i) by the Lenders, (ii) by the Bank (in the case of a Borrowing funded as a Non-Ratable
Loan), or (iii) by the Agent (in the case of a Borrowing consisting of an Agent Advance) or (b) the issuance of a Letter of Credit hereunder.

      "Borrowing Base" means, at any time, an amount equal to the lesser of (a) the Maximum Revolver Amount or (b) the sum of, without duplication, (i) eighty-five percent (85%) of the Net Amount of Eligible Accounts, plus (ii) the lesser of (A) fifty percent (50%) Eligible Unbilled Accounts, and (B) $2,000,000, plus (iii) the Inventory Advance Amount, plus (iv) the Vessel Advance Amount, minus (iv) Reserves.

      "Borrowing Base Certificate" means a certificate by a Responsible Officer of ACL in a form acceptable to the Agent setting forth the calculation of the Borrowing Base, including a calculation of each component thereof (including to the extent Borrowers have received notice of any Reserve from the Agent, any of the Reserves included in such calculation pursuant to clause (iv) of the definition of Borrowing Base), all in such detail as shall be reasonably satisfactory to the Agent. All calculations of the Borrowing Base in connection with the preparation of any Borrowing Base Certificate shall originally be made by the Borrowers, or ACL on behalf of the Borrowers, and certified to the Agent; provided that the Agent shall have the right to review and adjust, in the reasonable exercise of its credit judgment, any such calculation (a) to reflect the receipt of proceeds of the Collateral, and (b) to the extent that such calculation is not made in accordance with the terms of this Agreement.

      "Business Day" means (a) any day that is not a Saturday, Sunday, or a day on which banks in New York, New York, Hartford, Connecticut, Chicago, Illinois or Charlotte, North Carolina are required or permitted to be closed and (b) with respect to all notices, determinations, fundings, and payments in connection with the LIBOR or LIBOR Loans, any day that is a Business Day pursuant to clause
(a) preceding and that is also a day on which trading in Dollars is carried on by and between banks in the London interbank market.

      "Capital Adequacy Regulation" means any guideline, request, or directive of any central bank or other Governmental Authority, or any other law, rule, or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

      "Capital Lease Obligations" of any person means the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

      "Casualty", as to any Vessel, shall have the meaning set forth in the Fleet Mortgages, and as to any Mortgaged Property, shall have the meaning set forth in each of the Mortgages.

      "Casualty Proceeds" means (a) with respect to Vessels, the proceeds of insurance that become payable to any Obligated Party on account of an accident, occurrence or event involving any Vessel whether or not resulting in actual or constructive total loss or an agreed or compromised total loss of such Vessel, and (b) with respect to real property, insurance proceeds, damages, claims and rights of action under any insurance policies with respect to any Casualty to any portion of the Mortgaged Properties.

      "Change in Control" means (a) the acquisition after the Closing Date of ownership, directly or indirectly, beneficially or of record, by any person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) (other than HY I Investments, L.L.C. and its Affiliates), of Equity Interests representing more than 25% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of any Obligated Party; (b) occupation after the Closing Date of a majority of the seats (other than vacant seats) on the board of directors of any Obligated Party by persons who were neither (i) nominated by the board of directors of such Obligated Party nor (ii) appointed by directors so nominated; or (c) the acquisition after the Closing Date of direct or indirect Control of any Obligated Party by any person or group.

      "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

      "Chapter 11 Case" shall mean, collectively, the Chapter 11 Cases of the Borrowers and certain of their Affiliates, each as debtor and debtor-in-possession, under the Bankruptcy Code, referred to as In re American Commercial Lines LLC, et al., Chapter 11 Case Nos. 03-90305 (BHL) (Jointly Administered), which are pending in the Bankruptcy Court.

      "Chapter 11 Plan" shall mean the First Amended Joint Plan of Reorganization of American Commercial Lines LLC and Affiliated Debtors confirmed by order of the Bankruptcy Court on December 30, 2004.

      "Chattel Paper" means "chattel paper", as such term is defined in the UCC, including any electronic chattel paper.

      "Clearing Account" means each bank account maintained with the Bank, subject to a Deposit Account Control Agreement providing for the Agent's dominion and control to which the funds of an Obligated Party (including proceeds of Accounts and other Collateral) are deposited or credited, and which is maintained in the name of the Agent or such Obligated Party

(as the Agent may determine) on reasonable terms acceptable to the Agent. For purposes of this Agreement, "Clearing Account" includes Clearing Accounts opened by any Obligated Party with the Bank and pledged in accordance with the Security Agreement, and any renewals or rollovers thereof, any successor or substitute deposit accounts, including any such deposit account as it may have been renumbered or retitled, any proceeds thereof (including any interest paid thereon), and any general intangibles and choses in action arising therefrom or related thereto. Whenever there is more than one Clearing Account, the term "Clearing Account" shall refer to all such Clearing Accounts, collectively.

      "Closing Date" means the date on which this Agreement has been executed and the conditions precedent to the consummation of the Transactions set forth in Section 4.01 have been satisfied or waived.

      "Closing Date Vessel Appraisal" shall mean the ACBL Fleet Appraisal Valuation Summary as of December 31, 2004 prepared by Dufour, Laskay & Strouse, Inc. dated January 26, 2005.

      "Closing Fee" has the meaning specified in Section 2.13.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time.

      "Collateral" means all of the real property, personal property and other assets of any Obligated Party now or hereafter subject to the security interest and lien of Agent, for the benefit of Lenders, under the Security Agreement or any other Security Document, as the case may be, including, without limitation, the "Collateral" as defined in the Security Agreement.

      "Commitment" means, at any time with respect to a Lender, the principal amount set forth beside such Lender's name under the heading "Commitments" on
Schedule 1.1(A) or in the most recent Assignment and Acceptance to which such Lender is a party, as such Commitment may be adjusted from time to time in accordance with the provisions of this Agreement, and "Commitments" means, collectively, the aggregate amount of the Commitment of each of the Lenders, collectively.

      "Condemnation" shall have the meaning set forth in each of the Mortgages and the Fleet Mortgages.

      "Condemnation Proceeds" means (a) with respect to Vessels, the compensation, purchase price, reimbursement or award for any Condemnation of any of the Vessels and (b) with respect to real property, the proceeds of any action or proceeding for the taking of any Mortgaged Property, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation proceeding, or in any other manner.

      "Confirmation Order" shall mean the Order entered by the Bankruptcy Court confirming the Chapter 11 Plan.

      "Consolidated Capital Expenditures" means, for any period, the sum of (a) the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability) by

Holdings or any of the Subsidiaries during such period that, in accordance with GAAP, are or should be included in "additions to property, plant and equipment" or similar items reflected in the consolidated statement of cash flows of Holdings and its Subsidiaries for such period (including the amount of assets leased in connection with any Capital Lease Obligation, but excluding transfers of assets between Subsidiaries except to the extent of cash expenditures to effect such transfers), (b) to the extent not included pursuant to clause (a) above, the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability) by Holdings or any Subsidiary during such period to acquire by purchase or otherwise, the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any person, and (c) to the extent not included pursuant to clause (a) above, the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability) by Holdings or any Subsidiary during such period to acquire or develop software or to acquire software licenses for a period of more than one year.

      "Consolidated EBITDA" means for any period, Consolidated Net Income for such period, plus (a) the sum, without duplication, of (i) to the extent not included in computing such Consolidated Net Income, deferred gain of the Borrowers and the Guarantors for such period in respect of Jeffboat Sale and Leaseback Transactions, (ii) to the extent deducted in computing such Consolidated Net Income, the sum, without duplication, of (v) for fiscal year 2005 only, the lesser of (A) cash losses from expenses related to the Chapter 11 Cases (to the extent included in the calculation of EBITDA) or (B) $5,000,000,
(w) any restructuring charges or bankruptcy expenses incurred in fiscal year 2004, (x) all Federal, state, local and foreign income taxes, (y) Consolidated Net Interest Expense and (z) depreciation, depletion, amortization of intangibles and other non-cash charges or non-cash losses (including non-cash transaction expenses, the amortization of debt discounts, losses from impairment of tangible or intangible assets, translation gains or losses, but excluding losses from recognition of minority interest in persons), (iii) all fees and expenses associated with the Transactions and the implementation of the Plan of Reorganization and (iv) all losses from any Interest Rate Protection Agreement, minus, to the extent included in computing such Consolidated Net Income, (b) all gains from any Interest Rate Protection Agreement to the extent included in computing such Consolidated Net Income and any non-cash income or non-cash gains (other than gains from recognition of minority interest in persons), including the effects of previously deferred gain in respect of Jeffboat Sale and Leaseback Transactions, all as determined on a consolidated basis with respect to Holdings and its consolidated Subsidiaries in accordance with GAAP. For the purposes of the foregoing definition, and notwithstanding anything to the contrary otherwise contained herein, in determining any component used in calculating Consolidated EBITDA, each component for the period prior to December 31, 2004 shall be calculated for ACL and its Subsidiaries on a consolidated basis.

      "Consolidated Fixed Charge Coverage Ratio" means, as of the end of any fiscal quarter of Holdings, determined for Holdings and its Subsidiaries on a consolidated basis for the preceding four (4) fiscal quarters, the ratio of (a) Consolidated EBITDA minus (i) the aggregate amount of Consolidated Capital Expenditures made or incurred during such fiscal period (excluding the lesser of actual maintenance Consolidated Capital Expenditures or $15,000,000 during such fiscal period), minus (ii) federal, state, local, and foreign cash income taxes (not less than zero), excluding deferred taxes, minus (iii) cash losses from restructuring transactions (to the extent not included in the calculation of EBITDA); divided by (b) Consolidated Fixed

Charges.

      "Consolidated Fixed Charges" means, with respect to any fiscal period, determined for Holdings and its Subsidiaries on a consolidated basis for the preceding four (4) fiscal quarters, without duplication, the sum of: (a) Consolidated Net Interest Expense, (b) cash dividends, (c) scheduled principal payments of Indebtedness, and (d) prepayments of Indebtedness.

      "Consolidated Net Income" means, for any period, net income or loss of Holdings and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, provided that there shall be excluded (a) the income of any person (other than, to the extent of Holdings' and its Subsidiaries' equity interest and/or shareholders' equity as the case may be therein, persons in which Holdings or any of its Subsidiaries holds more than 50% of the Equity Interests) in which any other person (other than Holdings or any of its Subsidiaries or any director holding qualifying shares in accordance with applicable law) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Holdings or any wholly owned Subsidiary by such person during such period, (b) the income (or loss) of any person accrued prior to the date it becomes a Subsidiary of Holdings or is merged into or consolidated with Holdings or any of its Subsidiaries or the date that person's assets are acquired by Holdings or any of its Subsidiaries, (c) the income of any Subsidiary of Holdings to the extent that the declaration or payment of dividends or similar distributions by its Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, and (d) any gains or losses attributable to sales of assets (net of taxes incurred (or in the case of a loss, any tax benefit realized)).

      "Consolidated Net Interest Expense" means, for any period, the gross interest expense of Holdings and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including the portion of any payments or accruals with respect to Capital Lease Obligations that are allocable to interest expense in accordance with GAAP, but excluding (a) the amortization of debt discounts and (b) the amortization of all fees (including fees with respect to Interest Rate Protection Agreements) payable in connection with the incurrence of Indebtedness to the extent included in interest expense in accordance with GAAP (including fees and expenses in connection with the Transactions and the implementation of the Plan of Reorganization), less the total interest income of Holdings and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received by Holdings or any Subsidiary with respect to Interest Rate Protection Agreements.

      "Consolidated Senior Leverage Ratio" means, as of any date of determination, the ratio of (a) the sum, without duplication, of (i) the aggregate stated principal amount of the Loans, and (ii) the aggregate stated principal amount of all other Indebtedness (without deduction for any unamortized debt discounts or addition for any premiums, but in the case of Vessel Leasing, with a deduction in the amount of restricted cash) of Holdings and its Subsidiaries on a consolidated basis at such date (other than any Indebtedness described in clause (i) and, except to the extent of any reimbursed drawings thereunder, clause (j) of the definition of the term "Indebtedness") minus the sum of (A) the aggregate amount of the Maritime Lien Notes or the Tort Lien Notes (or the Indebtedness to be evidenced by such Maritime Lien Notes or the Tort Lien Notes, as the case may be, as provided for under the Chapter 11 Plan) plus (B) the Indebtedness evidenced by the Senior Notes, plus (C) the Indebtedness of ACL, in the amount of $1,426,000, in connection with that certain Guaranty Agreement dated as of May 24, 2002 in favor of the International Finance Corporation with respect to the obligations of Global Marine Services, Venezuela C.A., to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date.

      "Continuation/Conversion Date" means the effective date of (a) any continuation of LIBOR Loans as LIBOR Loans and (b) any conversion of LIBOR Loans to Base Rate Loans or of Base Rate Loans to LIBOR Loans.

      "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

      "Credit Providers" means, collectively, the Agent (in its capacity as administrative agent and collateral agent for the Lenders hereunder and as provider of Agent Advances), the Lenders (in their capacity as Lenders and as providers of Bank Products), the Bank (in its capacity as provider of Non-Ratable Loans), the Letter of Credit Issuer, and the Indemnified Persons, and "Credit Provider" means any of the foregoing, individually.

      "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time, or both, would become an Event of Default.

      "Default Rate" means a fluctuating per annum interest rate at all times equal to the sum of (a) the otherwise applicable Interest Rate, plus (b) 2.00% per annum. The Default Rate shall be adjusted simultaneously with any change in the applicable Interest Rate.

      "Defaulting Lender" has the meaning specified in Section 8.14(c).

      "Deposit Account Control Agreement" means an agreement, including a blocked account agreement, in form and substance satisfactory to the Agent, among a Borrower, a banking institution holding funds of such Borrower, and the Agent with respect to collection and control of all deposits and balances held in a Deposit Account maintained by such Borrower with such banking institution.

      "Deposit Accounts" means "deposit accounts", as such term is defined in the UCC.

      "Dilution Reserves" means, as of any date of determination based upon Agent's then current field examination or other financial information as reported to Agent, an amount sufficient to reduce the Net Amount of Eligible Accounts (as calculated prior to any deduction therefrom of Dilution Reserves) by one percentage point or more, in the reasonable exercise of Agent's discretion, for each percentage point by which dilution of Accounts exceeds 5%.

      "Documents" means "documents", as such term is defined in the UCC, and bills of lading, warehouse receipts, and other documents of title.

      "Dollars" or "$" refers to lawful money of the United States of America.

      "Domestic Subsidiaries" means all Subsidiaries incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

      "Eligible Accounts" means the Accounts of the Borrowers, respectively, that the Agent in the exercise of its reasonable credit judgment determines to be Eligible Accounts. Without limiting the discretion of the Agent to establish other criteria of ineligibility, Eligible Accounts shall not, include any Account (except as may be otherwise specified below):

      (a) that does not arise from the sale of Goods or rendition of services in the ordinary course of business of a Borrower;

      (b) that is not subject to the Agent's Liens which are perfected as to such Account, or that is subject to any other Lien other than Permitted Liens;

      (c) with respect to which more than ninety (90) days have elapsed from the date of the original invoice therefor, or no invoice has been issued;

      (d) with respect to which any of the representations, warranties, covenants, and agreements contained in this Agreement are incorrect or have been breached;

      (e) with respect to which (or any other Account due from the applicable Account Debtor), in whole or in part, a check, promissory note, draft, trade acceptance, or other instrument for the payment of money has been received, presented for payment, and returned uncollected for any reason;

      (f) that is the subject of any debit memo or charge-back, but only to the extent of such debit memo or charge-back;

      (g) with respect to which a Borrower has extended the time for payment without the consent of the Agent;

      (h) that represents a progress billing (for the purposes hereof, "progress billing" does not include any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account Debtor's obligation to pay such invoice is conditioned solely upon the delivery or performance by such Borrower, in the ordinary course of such Borrower's business, of the goods or services which are subject to such contract or agreement);

      (i) with respect to which any one or more of the following events has occurred to the Account Debtor on such Account: (i) death or judicial declaration of incompetency of such Account Debtor who is a natural person; (ii) the filing by or against such Account Debtor of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under the Bankruptcy Code or any other Requirement of Law, now or hereafter in effect; (iii) the making of any general assignment by such Account Debtor for the benefit of creditors; (iv) the appointment of a receiver or trustee for such Account Debtor or for any of the assets of such Account Debtor, including the appointment of or taking possession by a "custodian," as defined in the Bankruptcy Code; (v) the institution by or against such Account Debtor of any other type of insolvency proceeding (under the Bankruptcy Code or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, such Account Debtor; (vi) the sale, assignment, or transfer of all or substantially all of the assets of such Account Debtor; (vii) the nonpayment generally by such Account Debtor of its debts as they become due; or (viii) the cessation of the business of such Account Debtor as a going concern;

      (j) with respect to which 50% or more of the aggregate Dollar amount of outstanding Accounts owed at such time to the Borrowers by the Account Debtor thereon is classified as ineligible pursuant to the other provisions of this definition;

      (k) owed by an Account Debtor that: (i) does not maintain its chief executive office in the U.S. or Canada; (ii) is not organized under the laws of the U.S. or Canada or any political subdivision, state, province, or territory thereof; or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, except in each case to the extent that such Account is secured or payable by a letter of credit the terms of which are satisfactory to the Agent in the reasonable exercise of its discretion and which is in the possession of the Agent and which, together with all related Letter-of-Credit Rights, is subject to a first priority Lien in favor of the Agent, for the benefit of the Credit Providers;

      (l) owed by an Account Debtor that is an Affiliate, officer, director, or employee of an Obligated Party or any Affiliate of an Obligated Party;

      (m) except as provided in clause (o) following, with respect to which either the perfection, enforceability, or validity of the Agent's Liens in such Account, or the Agent's right or ability to obtain direct payment to the Agent of the proceeds of such Account, is governed by any federal, state, or local statutory requirements other than those of the UCC;

      (n) owed by an Account Debtor to which an Obligated Party, or any of its Affiliates, is indebted in any way (including accrued liabilities), or which is subject to any right of setoff or recoupment by the Account Debtor, unless the Account Debtor has entered into an agreement acceptable to the Agent to waive setoff rights, or if the Account Debtor thereon has disputed liability or made any claim with respect to any other Account due from such Account Debtor, but in each such case only to the extent of such indebtedness, setoff, recoupment, dispute, or claim;

      (o) owed by (i) the government of the U.S., or any department, agency, public corporation, or other instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. Section 3727 et seq.), and any other steps necessary to perfect the Agent's Liens therein, have been complied with to the Agent's satisfaction with respect to such Account or (ii) any state, municipality, or other political subdivision of the U.S., or any department, agency, public corporation, or other instrumentality thereof and as to which the Agent reasonably determines that its Lien therein is not or cannot be perfected;

      (p) that represents a sale on a (i) cash or C.O.D. basis or (ii) bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis;

      (q) that is evidenced by a promissory note or other instrument or by Chattel Paper;

      (r) with respect to which the Agent believes, in the exercise of its reasonable credit judgment, that the prospect of collection of such Account is impaired or that such Account may not be paid by reason of the Account Debtor's financial inability to pay;

      (s) except as may be permitted by the Agent in the reasonable exercise of its discretion, with respect to which the Account Debtor is located in any state requiring the filing of a Notice of Business Activities Report or similar report in order to permit a Borrower to seek judicial enforcement in such state of payment of such Account, unless such Borrower has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year;

      (t) that arises out of finance or similar charges;

      (u) with respect to which the goods giving rise to such Account have not been shipped and delivered to and accepted by, or have been rejected or objected to by, the Account Debtor or the services giving rise to such Account have not been performed by the applicable Borrower, and, if applicable, accepted by the Account Debtor, or the Account Debtor revokes its acceptance of such goods or services;

      (v) owed by an Account Debtor, or group of affiliated Account Debtors, which is obligated to a Borrower respecting Accounts the aggregate unpaid balance of which exceeds 25% of the aggregate unpaid balance of all Eligible Accounts owed to Borrowers at such time by all of Borrowers' Account Debtors, but only to the extent of such excess; or

      (w) that is the subject of any unreconciled variance between the aging of Accounts delivered to the Agent, the general ledger of the applicable Borrower, and the Borrowing Base Certificate, but only the extent of such variance.

      Notwithstanding the foregoing, the Agent may change the criteria for Eligible Accounts or establish new criteria for Eligible Accounts in good faith, and upon notice to Borrowers based on: an event, condition or other circumstance relating to Borrowers' assets, liabilities, business, financial condition or results of operations (i) arising after the date hereof, or (ii) existing on the date hereof to the extent Agent has no written notice thereof from any Borrower prior to the date hereof, in either case under clause (i) or (ii) which materially adversely affects or could reasonably be expected to materially adversely affect the Accounts in the good faith determination of Agent. Any Accounts that are not Eligible Accounts shall nevertheless be part of the Collateral.

      "Eligible Assignee" means (a) a commercial bank, commercial finance company, or other asset based lender having total assets in excess of Two Hundred and Fifty Million Dollars ($250,000,000), (b) any Lender listed on the signature pages of this Agreement, (c) any Affiliate of any Lender, and (d) if an Event of Default has occurred and is continuing, any Person reasonably acceptable to the Agent.

      "Eligible Inventory" means Inventory of the Borrowers consisting of steel raw material inventory located in Jeffersonville, Indiana or In-Transit Inventory or fuel, valued at the lower of cost (on a weighted average basis) or market value, which the Agent, in its reasonable credit judgment, determines to be Eligible Inventory. Without limiting the discretion of the Agent to establish other criteria of ineligibility, Eligible Inventory shall not include any Inventory (except as may be otherwise specified below):

      (a) that is not owned by a Borrower, including goods held by a Borrower on consignment;

      (b) that is not subject to the Agent's Liens, which are perfected as to such Inventory, or that is subject to any Liens other than those described in
Section 6.02(a) and other Permitted Liens; provided that such other Permitted Liens (i) are junior in priority to the Agent's Liens or subject to Reserves and
(ii) do not impair directly or indirectly the ability of the Agent to realize on or obtain the full benefit of the Collateral;

      (c) that is not steel raw materials or fuel;

      (d) that consists of finished goods, work-in-process, chemicals, samples, prototypes, supplies, or packing and shipping materials;

      (e) that is not in good condition, is unmerchantable, or does not meet all standards imposed by any Governmental Authority having regulatory authority over such goods or their use or sale;

      (f) that is obsolete, defective, or not currently salable, at prices approximating at least cost, in the normal course of the applicable Borrower's business, or that is slow moving or stale;

      (g) that is returned (other than returned Inventory that is without defects and is readily salable), repossessed, or used goods taken in trade;

      (h) that is not located in Jeffersonville, Indiana or is not In-Transit Inventory or is not fuel;

      (i) that is consigned to third parties or is subject to any bill-and-hold, guaranteed sale, sale on approval, or other repurchase or return basis;

      (j) that is located in a public warehouse or in possession of a bailee or in a facility leased by a Borrower, if the applicable warehouseman, bailee, or lessor has not delivered to the Agent, if requested by the Agent, a collateral waiver agreement or if a Reserve for rents or storage charges has not been established for Inventory at that location;

      (k) that contains or bears any proprietary rights licensed to a Borrower by any Person, if the Agent is not satisfied that it may sell or otherwise dispose of such Inventory in accordance with the terms of this Agreement without infringing the rights of the licensor of such Proprietary Rights or violating any contract with such licensor (and without payment of any royalties other than any royalties due with respect to the sale or disposition of such Inventory pursuant to the existing license agreement), and, if the Agent deems it necessary, as to which such Borrower has not delivered to the Agent a consent or sublicense agreement from such licensor in form and substance acceptable to the Agent; or

      (l) that is not reflected in the details of a current perpetual inventory report.

      Notwithstanding the foregoing, the Agent may change criteria for Eligible Inventory and establish new criteria for Eligible Inventory in good faith, and upon notice to Borrowers based on: an event, condition or other circumstance relating to Borrowers' assets, liabilities, business, financial condition or results of operations (i) arising after the date hereof, or (ii) existing on the date hereof to the extent Agent has no written notice thereof from any Borrower prior to the date hereof, in either case under clause (i) or (ii) which materially adversely affects or could reasonably be expected to materially adversely affect the Inventory in the good faith determination of Agent. Any Inventory that is not Eligible Inventory shall nevertheless be part of the Collateral.

      "Eligible Unbilled Accounts" shall mean all Accounts, which, in the ordinary course of a Borrower's business, a Borrower accrues as revenue and as an Account, that have not yet been billed to a customer, but that arise under a specific agreement or contract in respect of which goods have been loaded onto a barge for delivery but have not yet been delivered to the customer or to their final destination and which Accounts, notwithstanding the criteria set forth in the definition of Eligible Accounts, Agent, in its reasonable discretion, determines to be an Eligible Account under the definition of Eligible Accounts.

      "Eligible Vessels" shall mean towboats, barges and other vessels that (a) are owned by the Borrowers, (b) are registered with the United States Coast Guard, if such towboat, barge or other vessel is eligible for registration with the United States Coast Guard, (c) are subject to the first priority lien in favor of the Agent, subject to Permitted Liens, and (d) operate exclusively in domestic waters.

      "Environmental Claim" means any written accusation, allegation, notice of violation, claim, demand, order, directive, cost recovery action or other cause of action by, or on behalf of, any Governmental Authority or any person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), Remedial Action costs, tangible or intangible property damage, natural resource damages, nuisance, pollution, any adverse effect on the environment caused by any Hazardous Material, or for fines, penalties or restrictions, resulting from or based upon (a) the existence, or the continuation of the existence, of a Release (including sudden or non-sudden, accidental or non-accidental Releases), (b) exposure to any Hazardous Material,
(c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material or (d) the violation or alleged violation of any Environmental Law or Environmental Permit.

      "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

      "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of Holdings or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

      "Environmental Lien" means a Lien in favor of any Governmental Authority for (i) any liability under federal or state environmental laws or regulations, or (ii) damages arising from or costs incurred by such Governmental Authority in response to a release or threatened release of a hazardous or toxic waste, substance or constituent, or other substance into the environment.

      "Environmental Permit" means any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

      "Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

      "Equity Issuance" shall mean the issuance by any Obligated Party or any Subsidiary of any Equity Interests of any Obligated Party or any Subsidiary, as applicable, or the receipt by any Obligated Party or any Subsidiary of any capital contribution, in each case, after the Closing Date, other than (a) any such issuance of Equity Interests to, or receipt of any such capital contribution from, any Obligated Party or a Subsidiary, (b) any issuance of Equity Interests by any Foreign Subsidiary to existing stockholders of such Foreign Subsidiary as a result of a capital call by such Foreign Subsidiary and
(c) any issuance of "Management Incentive New Shares" pursuant to the "Stock Option Plan" (as defined in the Plan of Reorganization).

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

      "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with Holdings, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

      "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by Holdings or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by Holdings or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by Holdings or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by Holdings or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from Holdings or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

      "Eurodollar" when used in reference to the Loans or a portion thereof, refers to whether such Loans or such portion of the Loans are (or is) bearing interest at a rate determined by reference to LIBOR.

      "Event of Default" has the meaning assigned to such term in Article VII.

      "Excluded Taxes" means, with respect to the Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of the Obligated Parties hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Obligated Parties are located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Obligated Parties under Section 2.12(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.10(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Obligated Parties with respect to such withholding tax pursuant to Section 2.10(a).

      "Existing Loan Agreement" shall have the meaning assigned to it in the Recitals hereof.

      "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1.00%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Bank on such day on such transactions as determined by the Agent.

      "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

      "Fee Letter" means that certain letter agreement dated as of the date hereof among the Borrowers, the other Obligated Parties, the Syndication Agent and the Agent.

      "Fees" means the fees referred to in Section 2.13.

      "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of an Obligated Party.

      "Financial Statements" means, according to the context in which used, the financial statements referred to in Section 3.05 and Section 5.04 or any other financial statements required to be given to the Agent pursuant to this Agreement.

      "Fleet Mortgage" means the Fleet Mortgages dated as of the date hereof by each of ACL, Houston and LDC in favor of the Agent in the form of Exhibit C-2 hereto, covering towboats, barges and other vessels owned by ACL, Houston and LDC, respectively, and documented by the United States Coast Guard by the Borrowers or the Guarantors to secure all of the obligations of the Borrowers and the Guarantors under and in connection with this Agreement.

      "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Obligated Parties are located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

      "Foreign Subsidiary" means any Subsidiary that is not a Domestic
Subsidiary.

      "Funding Account" has the meaning specified in Section 2.01(b)(iv).

      "Funding Date" means the date on which a Borrowing occurs.

      "GAAP" means generally accepted accounting principles and practices set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession) that are applicable to the circumstances as of the date of determination.

      "General Intangibles" means, with respect to any Person, "general intangibles", as such term is defined in the UCC, and all other choses in action and causes of action, intangible personal property of every kind and nature (other than Accounts), including all contract rights, payment intangibles, Proprietary Rights, corporate or other business records, inventions, designs, blueprints, plans, specifications, patents, patent applications, trademarks, service marks, trade names, trade secrets, goodwill, copyrights, computer software, customer lists, registrations, licenses, franchises, tax refund claims, any funds that may become due to such Person in connection with the termination of any Plan or other employee benefit plan or any rights thereto and any other amounts payable to such Person from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which such Person is beneficiary, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged equity interests or Investment Property and any letter of credit, guarantee, claim, security interest or other security held by or granted to such Person.

      "Goods" means "goods" as such term is defined in the UCC.

      "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

      "Guarantee" of or by any person (the "the guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

      "Guarantors" means each Subsidiary listed on Schedule 1.01, and each other Subsidiary that is or becomes party to a Guaranty Agreement.

      "Guaranty Agreement" means the Guaranty Agreement among the Guarantors in favor of the Agent, in the form of Exhibit D hereto and any similar agreement executed pursuant to Section 5.10 hereof.

      "Hall Street Terminal" means the Hall Street Terminal at North St. Louis, Missouri.

      "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

      "Hedge Agreements" means any and all transactions, agreements, or documents now existing or hereafter entered into, which provide for an interest rate, credit, commodity, or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging a Person's exposure to fluctuations in interest or exchange rates, loan, credit exchange, security, or currency valuations, or commodity prices, including, without limitation, all Interest Rate Protection Agreements.

      "Holdings" means American Commercial Lines Inc.

      "Indebtedness" of any person shall mean, without duplication, (a) all obligations of such person for borrowed money or with respect to deposits (other than customer deposits in the ordinary course of business) or advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, including, without limitation, the Maritime Lien Notes, the Tort Notes and the Senior Notes, (c) all obligations of such person upon which interest charges are customarily paid (excluding trade accounts payable on customary trade terms and accrued obligations incurred in the ordinary course of business), (d) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (e) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property, valued at the fair market value of the assets subject to such Lien (in the case of nonrecourse Indebtedness) owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such person of Indebtedness of others, (h) all Capital Lease Obligations of such person, (i) all obligations of such person in respect of Hedging Agreements, Interest Rate Protection Agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements, (j) all obligations of such person as an account party in respect of letters of credit and (k) all obligations of such person as an account party in respect of bankers' acceptances. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner, except to the extent that the terms of such Indebtedness provide otherwise.

      "Indemnified Liabilities" has the meaning specified in Section 9.04(b)(i).

      "Indemnified Person" has the meaning specified in Section 9.04(b)(i).

      "Indemnified Taxes" means Taxes other than Excluded Taxes.

      "Indenture" means the Indenture dated as of February 11, 2005 among ACL, ACL Finance Corp., the guarantors party thereto and Wilmington Trust Company, as trustee, as amended from time to time.

      "Instruments" means "instruments", as such term is defined in the UCC.

      "Interest Payment Date" means (a) the first day of each calendar month and
(b) the Termination Date.

      "Interest Period" means, with respect to any LIBOR Loan, the period commencing on the Funding Date of such Loan or on the Continuation/Conversion Date on which such Loan is continued as or converted into a LIBOR Loan, and ending on the date one, two, three, or six months thereafter as selected by a Borrower in a Notice of Borrowing or Notice of Continuation/Conversion, provided that:

      (a) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

      (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

      (c) no Interest Period shall extend beyond the Stated Termination Date.

      "Interest Rate" means each or any of the interest rates, including (except for purposes of clause (a) of the definition of "Default Rate") the Default Rate, set forth in Section 2.06.

      "Interest Rate Protection Agreements" means any interest rate swap agreements, interest rate cap agreements, interest rate collar agreements or similar agreements or arrangements entered into in the ordinary course of business of the Obligated Parties or any Subsidiary and not for speculation.

      "In-Transit Inventory" shall mean all steel raw material Inventory owned by Borrowers and not covered by Letters of Credit, and which steel raw material Inventory is or will be in transit to one of the Borrowers' locations and (a) is fully insured, (b) is subject to a first priority security interest in and lien upon such goods in favor of Agent (except for any possessory lien upon such goods in the possession of a freight carrier or shipping company securing only the freight charges for the transportation of such goods to such Borrowers), (c) is not in transit to the Borrowers for more than 30 days, and (d) upon Agent's request, all documents, notices, instruments, statements and bills of lading relating thereto, if any, are delivered to Agent.

      "Inventory" means "inventory", as such term is defined in the UCC, and inventory, goods, and merchandise to be furnished under any contract of service or held for sale or lease, returned goods, raw materials, work-in-process, finished goods (including embedded software), other materials and supplies of any kind, nature, or description which are used or consumed in a Person's business or used in connection with the packing, shipping, advertising, selling, or finishing of such goods, merchandise, and all documents of title or other Documents representing them. Notwithstanding anything to the contrary set forth herein, Inventory shall not include any vessels or barges leased, chartered or otherwise used (at any time) in the operation of the Borrowers' business (other than vessels or barges held for sale in the ordinary course of business by Jeffboat LLC), or vessels or barges sold or to be sold for scrap, or the proceeds of any of the foregoing.

      "Inventory Advance Amount" means the lesser of (a) 50% of the lower of cost or market value, determined on a weighted average basis, of Eligible Inventory except that (i) with respect to any Eligible Inventory consisting of In-Transit Inventory, such Inventory shall be valued at the lower of cost or market and net of all duty, freight, taxes, costs, insurance and other charges and expenses which may pertain to such In-Transit Inventory, and (ii) with respect to any Eligible Inventory consisting of fuel, the maximum amount of Loans outstanding against such Eligible Inventory shall not exceed $5,000,000 at any one time outstanding, and (b) 85% of the Net Liquidation Value of Inventory.

      "Investment Property" means "investment property", as such term is defined in the UCC, and any (a) securities, whether certificated or uncertificated, (b) securities entitlements, (c) securities accounts, (d) commodity contracts, and
(e) commodity accounts.

      "IRS" means the Internal Revenue Service and any Governmental Authority succeeding to any of its principal functions under the Code.

      "Jeffboat Sale and Leaseback Transactions" shall mean sales by Jeffboat LLC of barges or other equipment manufactured by Jeffboat LLC or any other Borrower or Guarantor to a third party, which barges or other equipment are then leased back to a Borrower or a Subsidiary.

      "LaGen" means Louisiana Generating L.L.C. and its successors and assigns.

      "Lender" means any of the lending institutions signatory to this Agreement as specified on the signature pages hereto or in any Assignment and Acceptance as a "Lender", the Agent to the extent of any Agent Advance outstanding, and the Bank to the extent of any Non-Ratable Loan outstanding, and "Lenders" means any two or more of such Persons, collectively.

      "Lenders" shall have the meaning set forth in the Introduction.

      "Letter of Credit" has the meaning specified in Section 2.03.

      "Letter of Credit Fee" has the meaning specified in Section 2.13(b).

      "Letter of Credit Fee Percentage" means with respect to any Letter of Credit, on any date of determination, a per annum percentage equal to the Applicable Margin for LIBOR Loans as of such date of determination, plus, during the continuance of any Event of Default, an additional 2.00% per annum.

      "Letter of Credit Issuer" means the Bank or any Affiliate of the Bank that is the issuer of the Letter of Credit.

      "Letter-of-Credit Rights" means "letter-of-credit rights", as such term is defined in the UCC, and any rights to payment or performance under a letter of credit, whether or not the beneficiary, has demanded or is entitled to demand payment or performance.

      "Letter of Credit Subfacility" means $35,000,000.

      "LIBOR" means, for any Interest Period, with respect to LIBOR Loans, the rate of interest per annum determined pursuant to the following formula:

            LIBOR =          Offshore Base Rate
                    ------------------------------------
                    1.00 - Eurodollar Reserve Percentage

      Where,

                  "Eurodollar Reserve Percentage" means, for any day during any
            Interest Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1.00%) in effect on such day applicable to member banks under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental, or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The LIBOR for each outstanding LIBOR Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

                  "Offshore Base Rate" means the rate per annum appearing on
            Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the Offshore Base Rate shall be, for any Interest Period, the rate per annum appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates. If for any reason none of the foregoing rates is available, the Offshore Base Rate shall be, for any Interest Period, the rate per annum determined by the Agent as the rate of interest at which Dollar deposits in the approximate amount of the LIBOR Loan comprising part of such Borrowing would be offered by the Bank's London Branch to major banks in the offshore Dollar market at their request at or about 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period.

      "LIBOR Loans" means any portion of the Revolving Loans during any period in which such portion bears interest based on the LIBOR.

      "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

      "Loan Account" means the loan account of the Borrowers, which account shall be maintained by the Agent.

      "Loan Documents" means this Agreement, the Security Agreement, the Pledge Agreement, the Fleet Mortgages, the Mortgages, the Trademark Security Agreement, the NRG Intercreditor Agreement and any other instrument or agreement executed and delivered to the Agent or any Lender in connection herewith.

      "Loan Parties" means the Obligated Parties.

      "Loans" means, collectively, all Revolving Loans and advances provided for in Article 2.

      "Majority Lenders" At any time: (a) if there are two (2) Lenders or fewer, Majority

Lenders shall mean all Lenders; provided that if one of them is a Defaulting Lender and one is not, Majority Lenders shall mean the Lender who is not a Defaulting Lender, and (b) if there are more than two (2) Lenders, Majority Lenders shall mean Lenders (other than Defaulting Lenders) whose Pro Rata Shares aggregate more than 50.0% of the Commitments of all Lenders other than Defaulting Lenders, provided that at any time there are three (3) Lenders and none of them is a Defaulting Lender, Majority Lenders shall mean at least two Lenders whose Pro Rata Shares aggregate more than 50.0% of the Commitments of all Lenders. A Defaulting Lender shall have no right to vote on any issue for the purpose of making any determination by Majority Lenders, but a Defaulting Lender shall be counted solely for the purpose of determining the number of Lenders.

      "Margin Stock" has the meaning assigned to such term in Regulation U.

      "Maritime Lien" has the meaning ascribed to such term in the Plan of Reorganization.

      "Maritime Lien Notes" has the meaning ascribed to such term in the Plan of Reorganization.

      "Maritime and Cost to Complete Reserves" means (a) the reserves established by the Agent in its good faith credit judgment reasonably exercised for necessaries and other maritime liens based upon the categories set forth in the Borrowing Base Certificate under the heading "Maritime Reserves" from time to time, provided that the Agent will not change the percentage set forth opposite "Historical Percentage of Claims" in the Borrowing Base Certificate absent a change in the Borrowers' claims experience percentage relating to such claims as calculated by Agent during the course of its periodic field exams, over a twenty-four (24) month period; plus (b) if, and so long as, Unused Availability is less than $15,000,000, in Agent's discretion exercised in good faith, a reserve in the amount of $7,500,000.

      "Material Adverse Effect" means a material adverse effect with respect to
(a) the financial condition, business, performance or operations of Borrowers and the other Obligated Parties (taken as a whole); (b) the legality, validity or enforceability of any material provision of the Loan Documents; (c) the legality, validity, enforceability, perfection or priority of the security interests and Liens of Agent upon Collateral having an aggregate value in excess of $2,500,000; (d) the ability of Borrowers to repay the Obligations or of Borrowers or Obligated Parties to perform their respective obligations under the Loan Documents as and when to be performed; or (e) the ability of Agent or any Lender to enforce the Obligations or realize upon the Collateral or otherwise with respect to the rights and remedies of Agent or any Lender under any of the Loan Documents.

      "Maximum Rate" means, at any time, the highest rate of interest the Lenders may legally contract for, charge, or receive in respect of the Obligations as allowed by any Requirement of Law.

      "Maximum Revolver Amount" means $250,000,000.

      "Mortgaged Properties" means (a) the owned real properties and leasehold and subleasehold interests of the Obligated Parties (including, without limitation, those specified on Schedules 3.19(a) and 3.19(b)) and (b) the Vessels (including, without limitation, those specified on Schedule 3.19(c)).

      "Mortgages" means the mortgages, deeds of trusts, leasehold mortgages and security documents from time to time executed by an Obligated Party in favor of Agent, for the benefit of Lenders, granting a Lien upon the Mortgaged Properties owned by such Obligated Party.

      "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

      "Net Amount of Eligible Accounts" means, at any time, the gross amount of Eligible Accounts, less sales, excise, or other similar taxes, and less returns, discounts, claims, credits, allowances, accrued rebates, offsets, deductions, counterclaims, disputes, and other defenses of any nature at any time issued, owing, granted, outstanding, available, or claimed, and less Dilution Reserves.

      "Net Cash Proceeds" means with respect to any Asset Sale, the cash proceeds thereof (including cash proceeds subsequently received (as and when received) in respect of non-cash consideration initially received) received by any Obligated Party, net of (a) selling expenses (including reasonable broker's fees or commissions, legal fees, transfer and similar taxes and the Obligated Party's good faith estimate of income taxes paid or payable in connection with such sale), (b) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations associated with such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds), (c) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money which is secured by the asset sold in such Asset Sale and which is repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such asset) and (d) with respect to the exercise by NRG of its option to purchase the Hall Street Terminal and/or not more than 200 barges dedicated or allocable to the performance of the NRG Agreements, all sums that NRG is permitted to set off against the purchase price payable thereunder pursuant to the terms of the NRG Agreements, and with respect to the foreclosure by NRG of the liens against the Hall Street Terminal granted to it under the NRG Agreements, the obligations secured by such liens and all other amounts that pursuant to applicable law are paid from the proceeds of such foreclosure.

      "Net Liquidation Value of Inventory" means the amount determined on any date by multiplying the amount of Appraised Inventory of the Borrowers on the determination date by the most recent Net Liquidation Value Percentage.

      "Net Liquidation Value Percentage" means the percentage, determined pursuant to an appraisal of the Borrowers' Inventory (such appraisal shall be a desk top appraisal conducted by Agent) of the orderly liquidation value thereof, net of all costs of liquidation, which represents the value of the Inventory appraised to the lesser of the cost or market value of such Inventory on the date of such appraisal.

      "Net Forced Liquidation Value of Vessels" shall mean, as to Eligible Vessels, at any time, the value of such Eligible Vessels, determined on a forced liquidation basis, reduced by commissions, fees, costs and expenses contemplated in connection with the liquidation thereof, as set forth in the Closing Date Vessel Appraisal or any subsequent Vessel Appraisal delivered to Agent.

      "Non-Consenting Lender" has the meaning specified in Section 9.03.

      "Non-Ratable Loan" and "Non-Ratable Loans" have the meanings specified in
Section 2.01(b)(ix).

      "Note" means any Revolving Loan Note, and "Notes" means any two or more of the Revolving Loan Notes, as the context requires.

      "Notice of Borrowing" has the meaning specified in Section 2.01(b)(iii).

      "Notice of Continuation/Conversion" has the meaning specified in Section 2.02.

      "NRG" means, NRG New Roads Holdings LLC and Louisiana Generating LLC, individually and collectively, and their respective successors and assigns.

      "NRG Agreements" means, collectively, (a) the Coal Transportation Agreement pursuant to which The Burlington Northern and Santa Fe Railway Company and ACT will transport certain tonnages of coal from mines in the Wyoming Powder River Basin to the Big Cajun No. II steam-electric generating plant and coal unloading dock of Louisiana Generating LLC, (b) the Security Side Letter Agreement among ACL, ACT, ACBL and NRG (c) the Lease between ACT and NRG covering the Hall Street Terminal, (d) the Terminal Option Agreement between ACT and NRG (e) the Barge and Tug Option Agreement between ACL and NRG; (f) the Deed of Trust granted by ACT to Louisiana Generating LLC in respect of the Hall Street Terminal; (g) the Conditional Assignments and Assumptions of Lease, between ACT and NRG with respect to leased properties comprising a portion of the Hall Street Terminal, (h) the Conditional Assignment of Inter Carrier Agreement between ACT and NRG, (i) the Operations Side Letter Agreement between ACT and Louisiana Generating LLC, each dated as of December 10, 2004, as amended from time to time.

      "NRG Intercreditor Agreement" shall mean the Intercreditor Agreement, dated of even date herewith, executed by and among the Agent, LaGen and NRG.

      "Obligated Party" means each of the Borrowers and each Guarantor, individually, and "Obligated Parties" means two or more of such Persons, collectively.

      "Obligations" means (a) all present and future loans, advances, liabilities, obligations, covenants, duties, and debts owing by the Obligated Parties, or any of them, to the Agent, the Bank, the Letter of Credit Issuer, each Indemnified Person, and the Lenders, arising under or pursuant to this Agreement or any of the other Loan Documents, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, loan, guaranty, indemnification, or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including all principal, interest, charges, expenses, fees, attorneys' fees (including Attorney Costs), filing fees, and any other sums chargeable to any Obligated Party hereunder or under any of the other Loan Documents (including, without limitation, all interest, charges, expenses, fees, and any other sums chargeable to any Obligated Party hereunder or under any of the other Loan Documents that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any Obligated Party, whether or not the payment of such interest, charges, expenses, fees, or other sums are unenforceable or are not allowable due to the existence of such case, proceeding or other action), (b) all debts, liabilities, and obligations owing by the Obligated Parties now or hereafter arising from or in connection with the Letters of Credit and (c) all debts, liabilities, and obligations owing by the Obligated Parties now or hereafter arising from or in connection with Bank Products. All outstanding Loans under the Existing Loan Agreement as of the date hereof shall be deemed to be outstanding hereunder as of the date hereof and shall constitute Obligations hereunder.

      "Obsolete Equipment" means barges, towboats, vessels and other equipment that, in the ordinary course of each of the Obligated Parties' business as presently conducted, are damaged, obsolete, surplus or at the end of their useful life, in each case as reasonably determined by the Obligated Parties.

      "Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies (excluding, in the case of each Lender and the Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Lender's or the Agent's gross or net income) that arise from any payment made hereunder or from the execution, delivery, or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

      "Participant" means any commercial bank, financial institution, or other Person that is not an Affiliate of the Obligated Parties who shall have been granted the right by any Lender to participate in the financing provided by such Lender under this Agreement in accordance with the terms hereof, and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

      "Patriot Act" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Pub.
L. No. 107-56, 115 Stat. 272 (Oct. 26, 2001)).

      "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

      "Perfection Certificate" means the Perfection Certificate substantially in the form of Exhibit A to the Security Agreement.

      "Permitted Investments" means:

      (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within twelve months from the date of acquisition thereof;

      (b) without limiting the provisions of paragraph (d) below, investments in commercial paper maturing within six months from the date of acquisition thereof and having, at such date of acquisition, a rating of at least "A-2" or the equivalent thereof from Standard & Poor's Corporation or of at least "P-2" or the equivalent thereof from Moody's Investors Service, Inc.;

      (c) investments in certificates of deposit, banker's acceptances and time deposits (including Eurodollar time deposits) maturing within six months from the date of acquisition thereof issued or guaranteed by or placed with (i) any domestic office of the Agent or the bank with whom the Borrowers and the other Obligated Parties maintain their cash management system, provided, that if such bank is not a Lender hereunder, such bank shall have entered into an agreement with the Agent pursuant to which such bank shall have waived all rights of setoff and confirmed that such bank does not have, nor shall it claim, a security interest therein or (ii) any domestic office of any other commercial bank of recognized standing organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $250,000,000 and is the principal banking Subsidiary of a bank holding company having a long-term unsecured debt rating of at least "A-2" or the equivalent thereof from Standard & Poor's Corporation or at least "P-2" or the equivalent thereof from Moody's Investors Service, Inc.;

      (d) investments in commercial paper maturing within six months from the date of acquisition thereof and issued by (i) the holding company of the Agent or (ii) the holding company of any other commercial bank of recognized standing organized under the laws of the United States of America or any State thereof that has (A) a combined capital and surplus in excess of $250,000,000 and (B) commercial paper rated at least "A-2" or the equivalent thereof from Standard & Poor's Corporation or of at least "P-2" or the equivalent thereof from Moody's Investors Service, Inc.;

      (e) investments in repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any office of a bank or trust company meeting the qualifications specified in clause (c) above; and

      (f) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (a) through
(e) above.

      "Permitted Liens" means Liens described in Section 6.02(a) through (m).

      "Person" means any natural person, corporation, unincorporated organization, business trust, joint venture, association, company, limited liability company, partnership or government, or any agency or political subdivision thereof.

      "Plan" means any employee pension benefit plan (other than a Multiemployer
Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which Holdings or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

      "Plan of Reorganization" shall mean the Chapter 11 Plan.

      "Pledge Agreement" means the Pledge Agreement among the Obligated Parties and the

Agent in the form of Exhibit E hereto.

      "Pro Rata Share" means, with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender's Commitment and the denominator of which is the sum of the amounts of all of the Lenders' Commitments, or if no Commitments are outstanding, a fraction (expressed as a percentage), the numerator of which is the amount of Loans owed to such Lender and the denominator of which is the aggregate amount of the Loans owed to all Lenders, in each case giving effect to a Lender's participation in Non-Ratable Loans and Agent Advances.

      "Pledge Agreement" means the Pledge Agreement among the Obligated Parties and the Agent in the form of Exhibit E hereto.

      "Quarterly Average Unused Availability" shall mean, at any time, the daily average of the aggregate amount of the Unused Availability for the immediately preceding quarter as calculated by Agent in good faith.

      "Real Estate" means, with respect to any Person, such Person's now or hereafter owned or leased estates in real property (as applicable), including fees, leaseholds, and future interests, together with such Person's now or hereafter owned or leased interests in the improvements thereon, the fixtures attached thereto, and the easements appurtenant thereto.

      "Regulation U" means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

      "Regulation X" means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

      "Related Businesses" means the business of Holdings and its Subsidiaries as conducted on the Closing Date and any business related, ancillary or complementary thereto.

      "Related Parties" means, with respect to any specified person, such person's Affiliates and the respective directors, officers, employees, agents and advisors of such person and such person's Affiliates.

      "Releases" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the environment.

      "Remedial Actions" means (a) "remedial action" as such term is defined in CERCLA, 42 U.S.C. Section 9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to: (i) cleanup, remove, treat, abate or in any other way address any Hazardous Material in the environment;
(ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health, welfare or the environment; or (iii) perform studies and investigations in connection with, or as a precondition to, (i) or (ii) above.

      "Report" has the meaning specified in Section 8.17.

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

      "Required Lenders" At any time, (a) if there are two (2) Lenders or fewer, Required Lenders shall mean all Lenders provided that if one of them is a Defaulting Lender and one is not, Required Lenders shall mean the Lender who is not a Defaulting Lender, and (b) if there are more than two (2) Lenders, Required Lenders shall mean Lenders (other than Defaulting Lenders) whose Pro Rata Shares aggregate more than 66 2/3% of the Commitments of all Lenders other than Defaulting Lenders, provided that at any time there are three (3) Lenders and none of them is a Defaulting Lender, "Required Lenders" shall mean at least two Lenders whose Pro Rata Shares aggregate more than 66 2/3% of the Commitments of all Lenders. A Defaulting Lender shall have no right to vote on any issue for the purpose of making any determination of Required Lenders but a Defaulting Lender shall be counted solely for the purpose of determining the number of Lenders.

      "Requirement of Law" means as to any Person, the certificate or articles of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case binding upon such Person or any of its property or to which such Person or any of its property is subject.

      "Reserves" means any and all reserves that the Agent deems necessary in its good faith credit judgment reasonably exercised to maintain with respect to the Collateral or any Borrower that limit the availability of Borrowings hereunder or that represent amounts the Agent or any Lender may be obligated to pay in the future on behalf of a Borrower including (a) Bank Product Reserves,
(b) reserves for up to three (3) months of rent at each leased location where any Collateral or the books and records of a Borrower are maintained or kept, except to the extent the Agent has received a collateral access agreement in form and substance reasonably satisfactory to Agent, (c) reserves for Inventory shrinkage, (d) reserves for customs charges and shipping charges relating to any Inventory in transit, (e) reserves for dilution of Accounts based upon Agent's then current field examination or other financial information as reported to Agent, (f) reserves for warehousemen's or bailees' charges, (g) reserves for costs, charges and expenses necessary to complete freight, delivery or shipping services in process, with the method of estimation to be determined by Agent,
(h) Maritime and Cost to Complete Reserves, and (i) reserves for taxes, fees, assessments, and other governmental charges.

      "Responsible Officer" means, with respect to any Obligated Party, the chief executive officer, the president, the chief financial officer, the treasurer, the director of finance, any vice president, or any other officer having substantially the same authority and responsibility as any of the foregoing.

      "Revolving Loan Note" and "Revolving Loan Notes" have the meanings specified in Section 2.01(b)(ii).

      "Revolving Loans" has the meaning specified in Section 2.01(b)(i) and includes each Agent Advance and Non-Ratable Loan.

      "Secured Parties" shall have the meaning assigned to it in the Security Agreement.

      "Security Agreement" means the Security Agreement dated as of January 11, 2005 among the Obligated Parties and the Agent, as amended and restated pursuant to the Amended and Restated Security Agreement dated of even date herewith in the form of Exhibit C hereto.

      "Security Documents" means the Mortgages, the Fleet Mortgages, the Security Agreement, the Pledge Agreement, the Trademark Security Agreement and each of the security agreements, mortgages and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 4.01.

      "Senior Notes" shall mean the 9.5% Senior Notes of ACL and ACL Finance Corp. due 2015, the "Note Guarantees" (as defined in the Indenture), the "Exchange Notes" (as defined in the Indenture) and the guarantees of such Exchange Notes contemplated by the Indenture.

      "Settlement" has the meaning specified in Section 8.14.

      "Settlement Date" has the meaning specified in Section 8.14.

      "Stated Termination Date" means February 11, 2010.

      "subsidiary" means, with respect to any person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity
(a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

      "Subsidiary" means any subsidiary of any Obligated Party.

      "Supporting Cash Deposit" has the meaning specified in Section 2.03

      "Supporting Letter of Credit" has the meaning specified in Section 2.03.

      "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

      "Term Loan Agents" shall mean, collectively, the Tranche A Agent and the Tranche B Agent.

      "Term Loan Agreements" shall mean, collectively, the Tranche A Loan Agreement, the Tranche B Loan Agreement, and all agreements, documents and instruments at any time executed and/or delivered by any Obligated Party in favor of Term Loan Agents or any Term Loan Lender in connection therewith or related thereto.

      "Term Loan Lenders" shall mean, collectively, the Tranche A Lenders and the Tranche B Lenders.

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

      "Termination Date" means the earliest to occur of (a) the Stated Termination Date, (b) the date the Commitments are terminated (i) by any Borrower pursuant to Section 2.11(b) or (ii) pursuant to Section 10.01, and (c) the date this Agreement is otherwise terminated for any reason whatsoever pursuant to the terms of this Agreement.

      "Tort Lien" has the meaning ascribed to such term in the Plan of Reorganization.

      "Tort Lien Notes" has the meaning ascribed to such term in the Plan of Reorganization.

      "Towboat Order" means the Order Granting Motion for Order Authorizing a Process for the Sale of Boats entered by the Bankruptcy Court in the Cases on July 14, 2004 and the Order Granting Motion for Order Amending the Kinzeler Agreement and Authorizing a Process for the Sale of Tank Barges entered by the Bankruptcy Court in the Cases on October 22, 2004.

      "Tranche A Agent" shall mean JPMorgan Chase Bank, N.A., in its capacity as Agent pursuant to the Tranche A Loan Agreement acting for the benefit and on behalf of the Tranche A Lenders, and its successors and assigns (and including, without limitation, any successor, assignee or additional person at any time acting as agent for the benefit of or on behalf of it and/or Tranche A Lenders).

      "Tranche A Lenders" shall mean, collectively, the lenders party from time to time to the Tranche A Loan Agreement and their respective successors and assigns; sometimes being referred to herein individually as a "Tranche A Lender".

      "Tranche A Loan Agreement" shall mean the Amended and Restated Loan Agreement (Tranche A), dated January 13, 2005, by and among certain Obligated Parties, the Tranche A Agent and the Tranche A Lenders.

      "Tranche B Agent" shall mean The Bank of New York, in its capacity as Agent pursuant to the Tranche B Loan Agreement acting for the benefit and on behalf of Tranche B Lenders, and its successors and assigns (and including, without limitation, any successor, assignee or additional person at any time acting as agent for the benefit of or on behalf of it and/or Tranche B Lenders).

      "Tranche B Lenders" shall mean, collectively, the lenders party from time to time to the Tranche B Loan Agreement and their respective successors and assigns); sometimes being referred to herein individually as a "Tranche B Lender".

      "Tranche B Loan Agreement" shall mean the Amended and Restated Loan Agreement (Tranche B), dated January 13, 2005, by and among certain Obligated Parties, the Tranche B Agent and the Tranche B Lenders.

      "Transactions" means the restructuring of the Indebtedness under the Existing Loan Agreement pursuant to the terms hereof, the issuance of the Senior Notes and the repayment of the Indebtedness under the Term Loan Agreements.

      "UBS" means, individually and collectively, UBS Loan Finance LLC, UBS Securities LLC and any of their respective Affiliates.

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

      "UCC" means the Uniform Commercial Code (or any successor statute), as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the issue of perfection of security interests; provided that to the extent that the UCC is used to define any term herein or in any other documents and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term as contained in Article or Division 9 shall govern.

      "Unused Availability" means, at any time, the Borrowing Base minus the Aggregate Revolver Outstandings.

      "Unused Letter of Credit Subfacility" means an amount equal to the Letter of Credit Subfacility, minus the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit, plus, without duplication, (b) the aggregate unpaid reimbursement obligations with respect to all Letters of Credit.

      "Unused Line Fee" has the meaning specified in Section 2.13.

      "Vessel Advance Amount" means the sum of (a) so long as NRG has the option to purchase Vessels under the NRG Agreements, 37.5% of the Net Forced Liquidation Value of two hundred (200) Eligible Vessels consisting of open hopper barges, calculated based upon the average Net Forced Liquidation Value of all open hopper barges, plus (b) 75% of the Net Forced Liquidation Value of all remaining Eligible Vessels. Each of the foregoing percentages shall be reduced on the first Anniversary Date and on each subsequent Anniversary Date by 2.5% per annum.

      "Vessel Appraisal" means a written appraisal of the Eligible Vessels delivered to Agent, in form, scope and methodology reasonably acceptable to Agent in good faith and by an appraiser reasonably acceptable to Agent, addressed to Agent and upon which Agent and Lenders are expressly permitted to rely. For purposes of this Agreement, except to the extent that circumstances or conditions may hereafter change that make appropriate any change in the form, scope or methodology of appraisals as Agent may determine in good faith, a desktop appraisal update conducted by Dufour, Laskay & Strouse, Inc. in alternate years subsequent to the recent appraisal (i.e. years 1, 3, 5, etc), with inspections in each other year (2, 4, etc.) of a representative sample of the fleet consisting of approximately 15% of the boats, 7.5% of the tankers, 5% of the dry cargo barges, and a brief walk-around of several of the fleet facilities, shall be acceptable to Agent.

      "Vessel Financing" is defined in Section 6.01.

      "Vessel Leasing" means Vessel Leasing LLC, a Delaware limited liability company.

      "Vessels" means the towboats, barges and other vessels owned or leased by the Obligated Parties.

      "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any person shall be construed to include such person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.03 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrowers notify the Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Agent notifies the Borrowers that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                   ARTICLE II

                                    THE LOANS

SECTION 2.01 Loans.

      (a) Credit Facilities. Subject to the terms and conditions of this Agreement, the Lenders agree to make available credit facilities for use by the Borrowers from time to time during the term of this Agreement. Such credit facilities shall be composed of a revolving credit facility consisting of Revolving Loans and Letters of Credit as described in Section 2.01(b) and
Section 2.03.

      (b) Revolving Loans.

            (i) Amounts. Subject to the terms and conditions of this Agreement, each Lender severally, but not jointly, agrees, upon ACL's request on behalf of the Borrowers, from time to time on any Business Day during the period from the Closing Date to the Termination

Date, to make revolving loans (the "Revolving Loans") to the Borrowers in amounts not to exceed such Lender's Pro Rata Share of the Commitments, provided, however, that at no time shall Revolving Loans be made if, as a result thereof, the Aggregate Revolver Outstandings would exceed the Borrowing Base. Notwithstanding the proviso in the preceding sentence, the Lenders may, in their unanimous discretion, elect to make Revolving Loans that would cause the Aggregate Revolver Outstandings to exceed the Borrowing Base on one or more occasions, but if they do so, neither the Agent nor the Lenders shall be deemed thereby to have changed the limits of the Borrowing Base or to be obligated to exceed such limits on any other occasion. If any requested Revolving Loan exceeds the Unused Availability then the Lenders may refuse to make or may otherwise restrict the making of such Revolving Loan, subject to the Agent's authority, in its sole discretion, to make Agent Advances pursuant to the terms of Section 2.01(b)(x).

            (ii) Revolving Loan Notes. At the request of any Lender, Borrowers shall execute and deliver to the Agent on behalf of each Lender a promissory note to evidence the Revolving Loans of such Lender (each a "Revolving Loan Note" and, collectively, the "Revolving Loan Notes"). Each Revolving Loan Note shall be in the principal amount of the applicable Lender's Pro Rata Share of the Commitments, dated as of the Closing Date or the date of any assignment of a portion of any Lender's Revolving Loans, and substantially in the form of Exhibit F. Each Revolving Loan Note shall represent the joint and several obligation of the Borrowers to pay the amount of the applicable Lender's Pro Rata Share of the aggregate unpaid principal amount of all Revolving Loans together with interest thereon as prescribed in this Agreement.

            (iii) Procedure for Borrowing.

                  (A) Each Borrowing of Revolving Loans shall be made upon ACL's irrevocable written notice delivered to the Agent in a form of a notice of borrowing as may be acceptable to the Agent in its sole discretion (any such notice being referred to herein as a "Notice of Borrowing"), which must be received by the Agent prior to 11:00 a.m. (Chicago, Illinois time) (y) three Business Days prior to the requested Funding Date, in the case of LIBOR Loans or (z) on the requested Funding Date, in the case of Base Rate Loans, specifying:

                        (1) the amount of the Borrowing, which in the case of
                  LIBOR Loans shall be in an amount that is not less than One Million Dollars ($1,000,000) or an integral multiple of One Million Dollars ($1,000,000) in excess thereof;

                        (2) the requested Funding Date, which must be a Business
                  Day;

                        (3) whether the Revolving Loans requested are to be Base
                  Rate Loans or LIBOR Loans; provided that if ACL fails to specify whether any Revolving Loans are to be Base Rate Loans or LIBOR Loans, such request shall be deemed a request for Base Rate Loans; and

                        (4) if the requested Revolving Loans are to be LIBOR
                  Loans, the duration of the Interest Period; provided that if ACL fails to select the duration of the Interest Period with respect to any requested LIBOR Loans, ACL shall be deemed to have requested such Revolving Loans be made as LIBOR Loans with an Interest Period of one month in duration.

provided that with respect to the Borrowing to be made on the Closing Date, such Borrowing will consist of Base Rate Loans only.

                  (B) With respect to any request for Base Rate Loans, in lieu of delivering a Notice of Borrowing, ACL may give the Agent telephonic notice of such request for advances to the Funding Account not later than the required time specified in clause (A) preceding. The Agent at all times shall be entitled to rely on such telephonic notice in making any such Revolving Loans, regardless of whether any written confirmation is received by the Agent.

                  (C) Whenever checks or other items are presented to the Bank for payment against the Funding Account or any other Deposit Account maintained by any Borrower with the Bank in an amount greater than the then available balance in the Funding Account or such other Deposit Account, such presentation may, at the election of the Agent in its sole discretion, be deemed to be a request by such Borrower for a Base Rate Loan on the date of such presentation in an amount, subject to clause (iii)(A) preceding, sufficient to cover all such items presented in the Funding Account or such other Deposit Account on such date.

                  (D) At the election of the Agent or the Majority Lenders, the
            Borrowers shall have no right to request LIBOR Loans during the continuance of any Default or Event of Default.

            (iv) Disbursement. On the Closing Date, the Borrowers shall deliver to the Agent a notice setting forth the deposit account maintained with the Bank (the "Funding Account") to which the Agent is authorized by the Borrowers to transfer the proceeds of the Revolving Loans requested hereunder. The Borrowers may designate a replacement Funding Account from time to time by written notice to the Agent. Any designation by the Borrowers of the Funding Account must be reasonably acceptable to the Agent.

            (v) Reliance Upon Authority; No Liability. The Agent is entitled to rely conclusively on any individual's request for Revolving Loans on behalf of the Borrowers, as long as the proceeds thereof are to be transferred to the Funding Account. The Agent has no duty to verify the identity of any individual representing himself or herself as a person authorized by the Borrowers to make such requests on its behalf. The Agent shall not incur any liability to the Borrowers as a result of acting upon any notice referred to in Section 2.01(b)(iii) and Section 2.01(b)(iv), which the Agent reasonably believes to have been given by an officer or other person duly authorized by a Borrower to request Revolving Loans on its behalf or for otherwise acting under this Section 2.01(b), as long as the proceeds thereof are to be transferred to the Funding Account. The crediting of Revolving Loans to the Funding Account shall conclusively establish the obligation of the Borrowers to repay such Revolving Loans as provided herein.

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

            (vi) Notice Irrevocable. Any Notice of Borrowing (or telephonic notice in lieu thereof) made pursuant to Section 2.01(b)(iii) shall be irrevocable and the Borrowers shall be bound to borrow the funds requested therein in accordance therewith.

            (vii) The Agent's Election. Promptly after receipt of a Notice of Borrowing (or telephonic notice in lieu thereof), the Agent shall elect in its discretion to have the terms of Section 2.01(b)(viii), Section 2.01(b)(ix), or
Section 2.01(b)(x) apply to such requested Borrowing. If the Bank declines in its sole discretion to make a Non-Ratable Loan pursuant to Section 2.01(b)(ix), the terms of Section 2.01(b)(viii) shall apply to the requested Borrowing unless such requested Borrowing is to be made by the Agent as an Agent Advance pursuant to Section 2.01(b)(x).

            (viii) Making of Revolving Loans. If the Agent elects to have the terms of this Section 2.01(b)(viii) apply to a requested Borrowing, then promptly after receipt of a Notice of Borrowing or telephonic notice in lieu thereof, the Agent shall notify the Lenders by telecopy, telephone, or e-mail of the requested Borrowing. Each Lender shall transfer its Pro Rata Share of the requested Borrowing to the Agent in immediately available funds, to the account from time to time designated by the Agent, not later than 1:00 p.m. (Chicago, Illinois time) on the applicable Funding Date. After the Agent's receipt of all proceeds of such requested Borrowing, the Agent shall make the proceeds of such requested Borrowing available to the Borrowers on the applicable Funding Date by transferring same day funds to the Funding Account. Unless the Lenders in their unanimous discretion consent otherwise, no Borrowing under this clause (viii) shall be permitted if the requested Borrowing exceeds the Unused Availability on the applicable Funding Date prior to giving effect to such requested Borrowing.

            (ix) Making of Non-Ratable Loans. If the Agent elects, with the consent of the Bank, to have the terms of this Section 2.01(b)(ix) apply to a requested Borrowing, the Bank shall make a Revolving Loan in the amount of such requested Borrowing available to the Borrowers on the applicable Funding Date by transferring same day funds to the Funding Account. Each Revolving Loan made solely by the Bank pursuant to this Section 2.01(b)(ix) is referred to hereinafter as a "Non-Ratable Loan," and such Revolving Loans are collectively referred to as the "Non-Ratable Loans." Each Non-Ratable Loan shall be subject to all the terms and conditions applicable to other Revolving Loans except that all payments of principal and interest thereon shall be payable to the Bank solely for its own account. The Agent shall not request the Bank to make any Non-Ratable Loan if (A) the Agent has received written notice from any Lender that one or more of the applicable conditions precedent set forth in Article IV will not be satisfied on the requested Funding Date for the applicable Borrowing or (B) the requested Borrowing exceeds the Unused Availability on the applicable Funding Date prior to giving effect to such requested Borrowing. The Non-Ratable Loans shall be secured by the Agent's Liens in and to the Collateral and shall constitute Obligations hereunder.

            (x) Agent Advances. Subject to the limitations set forth below, the Agent is authorized by the Borrowers and the Lenders, from time to time in the Agent's sole discretion, after the occurrence of a Default or an Event of Default or at any time that any of the other conditions precedent set forth in
Article IV have not been satisfied, to make Base Rate Loans to the Borrowers on behalf of the Lenders in an aggregate amount outstanding at any time not to exceed Fifteen Million Dollars ($15,000,000), which the Agent, in its reasonable business judgment, deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations (including through the Borrowers using any proceeds of such Revolving Loans to pay payroll and associated tax obligations), or (C) to pay any other amount chargeable to the Borrowers pursuant to the terms of this Agreement, including costs, fees, and expenses as described in Section 9.04 (any of such advances are herein referred to as "Agent Advances"); provided that, after giving effect to the making of any Agent Advance, the Aggregate Revolver Outstandings shall not exceed the Maximum Revolver Amount. The Required Lenders may at any time revoke the Agent's authorization to make Agent Advances. Any such revocation must be in writing and shall become effective prospectively upon the Agent's receipt thereof. The Agent Advances shall be secured by the Agent's Liens in and to the Collateral and shall constitute Base Rate Loans and Obligations hereunder.

SECTION 2.02 Continuation and Conversion Elections.

      (a) A Borrower may upon irrevocable written notice to the Agent in accordance with Section 2.01(b):

            (i) provided that a Borrowing of LIBOR Loans is permitted pursuant to Section 2.01(b), elect, as of any Business Day, in the case of Base Rate Loans to convert any such Base Rate Loans (or any part thereof in an amount not less than One Million Dollars ($1,000,000), or that is in an integral multiple of One Million Dollars ($1,000,000) in excess thereof) into LIBOR Loans;

            (ii) provided that a Borrowing of LIBOR Loans is permitted pursuant to Section 2.01(b), elect, as of the last day of the applicable Interest Period, to continue any LIBOR Loans having Interest Periods expiring on such day (or any part thereof) in an amount not less than One Million Dollars ($1,000,000), or that is in an integral multiple of One Million Dollars ($1,000,000) in excess thereof as LIBOR Loans; or

            (iii) elect, as of any Business Day, in the case of LIBOR Loans to convert any such LIBOR Loans (or any part thereof not being continued pursuant to clause (ii) preceding) into Base Rate Loans;

provided that if at any time the aggregate amount of LIBOR Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof, to less than One Million Dollars ($1,000,000), such LIBOR Loans shall automatically convert into Base Rate Loans; and provided, further, that if the notice shall fail to specify the duration of the Interest Period of any LIBOR Loan to result from any such continuation or conversion, such Interest Period shall be one month in duration.

      (b) For any continuation or conversion pursuant to clause (a) preceding, ACL shall deliver a notice of continuation/conversion in the form of Exhibit G or such other form as may be acceptable to the Agent in its sole discretion (any such notice being referred to herein as a "Notice of Continuation/Conversion") to the Agent not later than 11:00 a.m. (Chicago, Illinois time) at least three Business Days in advance of the Continuation/Conversion Date specifying:

            (i) the proposed Continuation/Conversion Date;

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

            (ii) the aggregate amount of such Loans to be continued or converted and, if continuing LIBOR Loans, the specific Borrowings (or portions thereof) to be continued or converted;

            (iii) the type of Loans resulting from the proposed continuation or conversion; and

            (iv) the duration of any requested Interest Period, provided, however, the Borrowers may not select an Interest Period that ends after the Stated Termination Date.

      (c) If upon the expiration of any Interest Period applicable to LIBOR Loans, the Borrowers have failed to timely select a new Interest Period to be applicable to such LIBOR Loans, the Borrowers shall be deemed to have elected to continue such LIBOR Loans as a LIBOR Loan with an Interest Period of one month.

      (d) The Agent will promptly notify each Lender of its receipt of a Notice of Continuation/Conversion. All continuations and conversions shall be made ratably according to the respective outstanding principal amounts of the Loans held by each Lender with respect to which such notice was given.

      (e) After giving effect to any continuation or conversion of any LIBOR Loan, there may not be more than eight (8) different Interest Periods in effect hereunder.

      (f) At the election of the Agent or the Majority Lenders, the Borrowers shall have no right to convert any Base Rate Loans into LIBOR Loans or to continue any LIBOR Loans as LIBOR Loans during the continuance of any Default or any Event of Default.

SECTION 2.03 Letters of Credit.

      (a) Agreement to Cause to Issue. Subject to the terms and conditions of this Agreement, the Agent agrees to cause the Letter of Credit Issuer to issue for the account of the Borrowers (whether one or more) one or more commercial/documentary letters of credit and standby letters of credit (each a "Letter of Credit" and collectively, the "Letters of Credit") from time to time during the term of this Agreement.

      (b) Amounts; Outside Expiration Date. The Agent shall not cause to be issued any Letter of Credit at any time if: (i) the maximum face amount of the requested Letter of Credit is greater than the Unused Letter of Credit Subfacility at such time; (ii) the maximum undrawn amount of the requested Letter of Credit and all commissions, fees, and charges due from the Borrowers in connection with the opening thereof exceeds the Unused Availability prior to giving effect to issuance of such requested Letter of Credit; (iii) such Letter of Credit has an expiration date later than 30 days prior to the Stated Termination Date; or (iv) such Letter of Credit has an expiration date later than twelve calendar months from the date of issuance for standby letters of credit and six calendar months from the date of issuance for commercial/documentary letters of credit, provided that any Letter of Credit issued hereunder may, subject to this clause (iv) and the other provisions of this Section 2.03, include an "evergreen" or automatic renewal provision of the type referenced in Section 2.03(d)(iii) without contravening the requirement contained in this Section 2.03(b).

      (c) Other Conditions. In addition to being subject to the satisfaction of the applicable conditions precedent contained in Article IV, the obligation of the Agent to cause any Letter of Credit to be issued is subject to the following conditions precedent having been satisfied in a manner satisfactory to the Agent and the Letter of Credit Issuer:

            (i) the Borrowers shall have delivered to the Letter of Credit Issuer, at such times and in such manner as the Letter of Credit Issuer may prescribe, an application in form and substance satisfactory to the Letter of Credit Issuer and reasonably satisfactory to the Agent for the issuance of the Letter of Credit and such other documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit shall be reasonably satisfactory to the Agent and the Letter of Credit Issuer (provided that in the event any term of such application or any other document is inconsistent with the terms of this Agreement and the Letter of Credit Issuer is either the same Person as the Agent or any Lender, then the terms of this Agreement shall be controlling); and

            (ii) as of the date of issuance, no order of any court, arbitrator, or Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule, or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the Letter of Credit Issuer refrain from, the issuance of letters of credit generally or the issuance of such Letter of Credit.

      (d) Issuance of Letters of Credit.

            (i) Request for Issuance. A Borrower, if it wishes to cause the issuance of a Letter of Credit, shall notify the Agent and the Letter of Credit Issuer of such request for issuance at least three Business Days prior to the proposed issuance date. Such notice shall be irrevocable and must specify the original face amount of the Letter of Credit requested, the Business Day of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the Business Day on which the requested Letter of Credit is to expire, the purpose for which such Letter of Credit is to be issued, and the beneficiary of the requested Letter of Credit. The Borrower shall attach to such notice the proposed form of the Letter of Credit.

            (ii) Responsibilities of the Agent; Issuance. As of the Business Day immediately preceding the requested issuance date of the Letter of Credit set forth in the notice from a Borrower pursuant to Section 2.03(d)(i), the Agent shall determine (A) the amount of the Unused Letter of Credit Subfacility and
(B) the Unused Availability. If the face amount of the requested Letter of Credit is not greater than the Unused Letter of Credit Subfacility (prior to giving effect to issuance of such requested Letter of Credit) and the amount of such requested Letter of Credit and all commissions, fees, and charges due from the Borrowers in connection with the opening thereof do not exceed the Unused Availability (prior to giving effect to issuance of such requested Letter of Credit), the Agent shall cause the Letter of Credit Issuer to issue the requested Letter of Credit on the requested issuance date if the other conditions hereof and of the application for such requested Letter of Credit are met.

            (iii) Extensions and Amendments. The Agent shall not be obligated to cause the Letter of Credit Issuer to extend, renew, or amend any Letter of Credit issued pursuant hereto unless the requirements of this Section 2.03(d) are met as though a new Letter of Credit were being requested and issued. With respect to any Letter of Credit that contains any "evergreen" or automatic renewal provision, each Lender shall be deemed to have consented to any such extension or renewal unless such Lender shall have provided to the Agent and the Borrowers written notice that such Lender declines to consent to any such extension or renewal at least 30 days prior to the date on which the Letter of Credit Issuer is entitled to decline to extend or renew such Letter of Credit; provided that, notwithstanding the foregoing, if all of the requirements of this
Section 2.03(d) are met and no Event of Default has occurred and is continuing, no Lender may decline to consent to any such extension or renewal.

      (e) Payments Pursuant to Letters of Credit. The Borrowers agree to reimburse the Letter of Credit Issuer immediately for any draw under any Letter of Credit and to pay the Letter of Credit Issuer the amount of all other charges and fees payable to the Letter of Credit Issuer under or in connection with any Letter of Credit immediately when due, irrespective of any claim, setoff, defense, or other right that the Borrowers may have at any time against the Letter of Credit Issuer or any other Person. Each drawing under any Letter of Credit shall constitute a request by the Borrowers for a Borrowing of a Base Rate Loan in the amount of such drawing. The Funding Date with respect to such Borrowing shall be the date of such drawing.

      (f) Indemnification; Exoneration; Power of Attorney.

            (i) Indemnification. In addition to amounts payable as elsewhere provided in this Section 2.03(f), the Borrowers agree to protect, indemnify, pay, and save the Lenders, the Agent, and the Letter of Credit Issuer harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges, and expenses (including reasonable attorneys' fees) that any Lender, the Agent, or the Letter of Credit Issuer may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit. The foregoing indemnity shall not apply to the Letter of Credit Issuer to the extent of any wrongful honor or dishonor of a drawing against any Letter of Credit. The Borrowers' obligations under this Section 2.03(f) shall survive payment of all other Obligations.

            (ii) Assumption of Risk by the Borrowers. As among the Borrowers, the Lenders, the Agent, and the Letter of Credit Issuer, the Borrowers assume all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Lenders, the Agent, and the Letter of Credit Issuer shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness, or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent, or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) the failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (H) any consequences arising from causes beyond the control of the Lenders, the Agent, or the Letter of Credit Issuer, including any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority; provided that in the case of the Letter of Credit Issuer, the Letter of Credit Issuer has paid the applicable beneficiary on the Letter of Credit against the presentation of drafts and certificates that appear on their face to comply with the requirements of such Letter of Credit. The Lenders and the Agent shall not be responsible for the Letter of Credit Issuer's honor of a draw for which the draw or any certificate fails to comply in any respect with the terms of the Letter of Credit. None of the foregoing shall affect, impair, or prevent the vesting of any rights or powers of the Agent, any Lender, or, subject to Section 2.03(f)(iv), the Letter of Credit Issuer under this Section 2.03(f).

            (iii) Exoneration. Without limiting the foregoing, no action or omission whatsoever by the Agent, any Lender, or the Letter of Credit Issuer under or in connection with any of the Letters of Credit or any related matters shall result in any liability of the Agent, any Lender, or the Letter of Credit Issuer to the Borrowers, or relieve the Borrowers of any of the Borrowers' obligations hereunder to any such Person.

            (iv) Rights Against the Letter of Credit Issuer. Nothing contained in this Section 2.03(f) is intended to limit a Borrower's rights, if any, with respect to the Letter of Credit Issuer that arise as a result of the letter of credit application and related documents executed by and between such Borrower and the Letter of Credit Issuer, the issuance of the Letter of Credit, or the Letter of Credit Issuer's wrongful honor or wrongful dishonor of any draw on a Letter of Credit.

            (v) Account Party. Each Borrower hereby authorizes and directs the Letter of Credit Issuer to name the applicable Borrower as the "Account Party" in any Letter of Credit and to deliver to the Agent all instruments, documents, and other writings and property received by the Letter of Credit Issuer pursuant to each such Letter of Credit, and to accept and rely upon Agent's or the Borrower's instructions and agreements with respect to all matters arising in connection with each such Letter of Credit or the application therefor.

      (g) Supporting Letter of Credit; Cash Collateral. If, notwithstanding the provisions of Section 2.03(b) and Section 10.01, any Letter of Credit is outstanding upon the termination of this Agreement, then upon such termination the Borrowers shall deposit with the Agent, for the benefit of the Agent, the Letter of Credit Issuer, and the Lenders, with respect to each such Letter of Credit then outstanding, either (i) a standby letter of credit (a "Supporting Letter of Credit") in form and substance satisfactory to the Agent, issued by an issuer satisfactory to the Agent in its sole discretion in an amount equal to 105% of the undrawn face amount of such Letter of Credit, plus any fees and expenses associated with such Letter of Credit, under which Supporting Letter of Credit the Agent is entitled to draw amounts necessary to reimburse the Agent, the Letter of Credit Issuer, and the Lenders (as applicable) for payments to be made by the Letter of Credit Issuer under such Letter of Credit and any fees and expenses associated with such Letter of Credit or (ii) cash (a "Supporting Cash Deposit") in an amount equal to 105% of the undrawn face amount of such Letter of Credit, plus any fees and expenses associated with such Letter of Credit. Such Supporting Letter of Credit or Supporting Cash Deposit shall be held by the Agent, for the benefit of the Agent, the Letter of Credit Issuer, and the Lenders, as security for, and to provide for the payment of, the aggregate undrawn amount of such Letters of Credit remaining outstanding.

SECTION 2.04 Bank Products. The Borrowers may obtain Bank Products from any Lender or any of their respective Affiliates, although the Borrowers are not required to do so. To the extent Bank Products are provided by an Affiliate of any Lender, Borrowers agree to indemnify and hold the Agent and Lenders harmless from any and all costs and obligations now or hereafter incurred by any of the Credit Providers which arise from any indemnity given by any Lender to any of their respective Affiliates related to such Bank Products; provided, however, nothing contained herein is intended to limit any Borrower's rights, with respect to any Lender or any Lender's Affiliates, if any, that arise as a result of the execution of documents by and between such Borrower and any Lender or such Lender's Affiliates that relate to Bank Products. The agreement contained in this Section 2.04 shall survive termination of this Agreement. The Borrowers acknowledge and agree that the obtaining of Bank Products from any Lender or such Lender's Affiliates (a) is in the sole and absolute discretion of such Lender or such Lender's Affiliates, and (b) is subject to all rules and regulations of such Lender or such Lender's Affiliates.

SECTION 2.05 Mandatory Prepayments.

      (a) On any Business Day, if the Aggregate Revolver Outstandings exceed the Borrowing Base, the Borrowers shall immediately pay to the Agent, for the account of the Lenders, the amount (if any) of such excess for application to the principal amount of the Revolving Loans.

      (b) The Borrowers shall pay to the Agent, for the account of the Lenders, the Net Cash Proceeds from any Asset Sale of any Collateral, (other than of the Borrowers' Inventory in the ordinary course of business), the net Casualty Proceeds or net Condemnation Proceeds and the Net Cash Proceeds from any Equity Issuance, unless, so long as no Default or Event of Default exists and is continuing, such Net Cash Proceeds from an Equity Issuance are used (i) by an Obligated Party to make an investment in a Subsidiary established to effect a Vessel Financing, or (ii) to redeem Senior Notes in accordance with Section 3.07 of the Indenture. (If a Default or Event of Default exists and is continuing, Obligated Parties shall not be permitted to use any Net Cash Proceeds from an Equity Issuance as otherwise permitted under this Section 2.05(b)) Such proceeds shall be applied against the Obligations in such order and manner as Agent shall elect, and, subject to the terms of this Agreement and, the Borrowers' right to reborrow prior to the Termination Date. No provision contained in this Section
2.05 shall constitute a consent to an asset disposition or to any other transaction that is otherwise not permitted by the terms of this Agreement.

SECTION 2.06 Interest.

      (a) Interest Rates. All outstanding Obligations shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on accrued interest thereon not paid when due) from the date made or incurred until paid in full in cash or cash equivalent at a rate determined by reference to the Base Rate or the LIBOR, as applicable, plus the Applicable Margin as set forth below, but not to exceed the Maximum Rate. If at any time Loans are outstanding with respect to which a Borrower has not delivered to the Agent a notice specifying the basis for determining the interest rate applicable thereto in accordance herewith, such Loans shall be Base Rate Loans and bear interest at a rate determined by reference to the Base Rate until notice to the contrary has been given to the Agent in accordance with this Agreement and such notice has become effective. Except as otherwise provided herein, the outstanding Obligations shall bear interest as follows:

            (i) for all Base Rate Loans and other Obligations (other than LIBOR Loans) at a fluctuating per annum rate equal to the lesser of (A) the Base Rate, plus the Applicable Margin or (B) the Maximum Rate; and

            (ii) for all LIBOR Loans at a per annum rate equal to the lesser of
(A) the LIBOR, plus the Applicable Margin or (B) the Maximum Rate.

            (iii) Each change in the Base Rate shall be reflected in the interest rate described in clause (i) preceding as of the effective date of such change. Subject to Section 9.14, all interest charges on the Obligations shall be computed on the basis of a year of 360 days and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365 day year), except that interest based on the Base Rate shall be calculated on the basis of actual number of days elapsed in a year of 365/366 days.

      (b) Interest Payments. The Borrowers shall pay to the Agent, for the benefit of the Lenders, accrued interest in arrears on each Interest Payment Date, as applicable.

      (c) Default Rate. During the existence of any Event of Default if the Agent or the Majority Lenders in their discretion so elect, the Obligations shall, subject to Section 9.14, bear interest at a rate per annum equal to the lesser of (i) the Default Rate applicable thereto or (ii) the Maximum Rate.

SECTION 2.07 Use of Proceeds. Borrowers shall apply the proceeds of (a) Loans made on the Closing Date to pay a portion of the Indebtedness payable under the Term Loan Agreements outstanding as of the date hereof and to pay fees and expenses relating to this transaction, and (b) Loans made on and after the Closing Date to provide for their respective working capital needs and other general corporate purposes.

SECTION 2.08 Increased Costs.

      (a) If any Change in Law shall:

            (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in LIBOR); or

            (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or LIBOR Loans made by such Lender;

            (iii) and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBOR Loan or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or otherwise), then the Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

      (b) If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender, to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

      (c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay such Lender, the amount shown as due on any such certificate within 10 days after receipt thereof.

      (d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.09 Break Funding Payments. In the event of (a) the payment of any principal of any LIBOR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any LIBOR Loan other than on the last day of the Interest Period applicable thereto or (c) the assignment of any LIBOR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrowers pursuant to Section 2.12, then the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a LIBOR Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at LIBOR that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrowers and shall be conclusive absent manifest error. Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.10 Taxes.

      (a) Any and all payments by or on account of any obligation of the Borrowers hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrowers shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then
(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions and (iii) the Borrowers shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

      (b) In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

      (c) The Borrowers shall indemnify the Agent and each Lender within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrowers or by a Lender, or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

      (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrowers to a Governmental Authority, the Borrowers shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

      (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrowers are located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrowers (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrowers as will permit such payments to be made without withholding or at a reduced rate In addition, such Foreign Lender, if requested by the Borrower or the Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Foreign Lender is subject to backup withholding or information reporting requirements.

      (f) If the Agent or a Lender determines, in its reasonable business judgment, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrowers or with respect to which the Borrowers has paid additional amounts pursuant to this Section 2.10, it shall pay over such refund to the Borrowers (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers under this Section 2.10 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrowers, upon the request of the Agent or such Lender, agree to repay the amount paid over to the Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Agent or such Lender in the event the Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Obligated Parties or any other person.

SECTION 2.11 Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

      (a) Repayment.

            (i) Revolving Loans. The Borrowers shall repay the outstanding principal balance of the Revolving Loans, together with all other non-contingent Obligations, including all accrued and unpaid interest thereon, on the Termination Date (or with respect to any Bank Products, any applicable earlier date). The Borrowers may prepay the Revolving Loans, in whole or in part, at any time and from time to time and, subject to the terms of this Agreement, reborrow prior to the Termination Date.

            (ii) Payments. All payments to be made by the Borrowers with respect to the Loans shall be made without setoff, recoupment, or counterclaim. Unless otherwise expressly provided herein, all payments by the Borrowers shall be made to the Agent, for the account of the Lenders, to the account designated by the Agent and shall be made in Dollars and in immediately available funds, no later than 12:00 noon (Chicago, Illinois time) on the date specified herein. Any payment received by the Agent after such time shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

            (iii) Loan Payment Dates. Subject to the provisions set forth in the definition of Interest Period, whenever any payment is due on a day other than a Business Day, such payment shall be due on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

      (b) Termination of Credit Facilities. The Borrowers may terminate this Agreement upon at least five (5) Business Days prior written notice thereof to the Agent, upon (i) the payment in full of all outstanding Revolving Loans, together with accrued and unpaid interest thereon, and the cancellation and return of all outstanding Letters of Credit (or alternatively with respect to each such Letter of Credit, the furnishing to the Agent of either a Supporting Cash Deposit or a Supporting Letter of Credit as required by Section 2.03(g)), and (ii) the payment in full of all reimbursable expenses and other non-contingent Obligations together with accrued and unpaid interest thereon.

      (c) LIBOR Loan Prepayments. In connection with any prepayment, if any LIBOR Loans are prepaid prior to the expiration date of the Interest Period applicable thereto, the Borrowers shall pay to the Agent, for the benefit of the Lenders, the amounts described in Section 2.11(h), provided that the Borrowers shall not be required to pay the amounts described in Section 2.11(h) in connection with any Lender's entering into an Assignment and Acceptance.

      (d) Payments as Revolving Loans. At the election of the Agent, all payments of principal, interest, reimbursement obligations in connection with Letters of Credit, fees, premiums, reimbursable expenses (including all reimbursement for expenses pursuant to Section 2.13), other sums payable under the Loan Documents, and any and all amounts equal to the excess of checks and other items presented to the Bank for payment against the Funding Account or any other Deposit Account maintained by a Borrower with the Bank over the then available balance in such Funding Account or Deposit Account may be paid with the proceeds of Revolving Loans made hereunder whether made following a request for such purpose by the Borrowers pursuant to Section 2.01(b) or pursuant to a deemed request as provided in this Section 2.11(d). The Borrowers hereby irrevocably authorize the Agent to charge the Loan Account for the purpose of paying all amounts from time to time due under the Loan Documents (including as described in this Section 2.11(d)) and agree that all such amounts charged shall constitute Revolving Loans (including Non-Ratable Loans and Agent Advances) and that all such Revolving Loans shall be deemed to have been requested pursuant to
Section 2.01(b).

      (e) Apportionment, Application, and Reversal of Payments.

            (i) Principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Loans to which such payments relate held by each Lender) and payments of the fees shall, as applicable, be apportioned ratably among the Lenders, except for fees payable solely to the Agent, the Bank, and the Letter of Credit Issuer and except as provided in Section 9.03(d).

            (ii) Except as provided otherwise in this Agreement, all payments shall be remitted to the Agent and all such payments not relating to principal or interest of specific Loans, or not constituting payment of specific fees, and all proceeds of each Borrower's Accounts or any other Collateral received by the Agent, shall be applied, ratably, subject to the other provisions of this Agreement, FIRST, to pay any fees, indemnities, or expense reimbursements, then due to the Agent from the Borrowers, SECOND, to pay any fees, indemnities, or expense reimbursements then due to any of the Credit Providers other than the Agent from the Borrowers, THIRD, to pay interest then due in respect of the Loans, including Non-Ratable Loans and Agent Advances, FOURTH, to pay or prepay principal of the Non-Ratable Loans and the Agent Advances, FIFTH, to pay or prepay principal of the Revolving Loans (other than the Non-Ratable Loans and the Agent Advances) and unpaid reimbursement obligations in respect of Letters of Credit, SIXTH, during the existence of a Default or an Event of Default, to pay an amount to the Agent equal to 105% of the aggregate undrawn face amount of all outstanding

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

Letters of Credit and the aggregate amount of any unpaid reimbursement obligations in respect of Letters of Credit, to be held as cash collateral for such Obligations, SEVENTH, to pay any amounts relating to Bank Products due to the Agent or any Lender or any Affiliate of any Lender by the Borrowers, and EIGHTH, to the payment of any other Obligation. Subject to items "first" through "eighth" preceding, the Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations.

            (iii) Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrowers, or unless an Event of Default is in existence, neither the Agent nor any Lender shall apply any payment which it receives to any LIBOR Loan, except (A) on the expiration date of the Interest Period applicable to any such LIBOR Loan or (B) in the event, and only to the extent, that there are no outstanding Base Rate Loans and, in any such event, the Borrowers shall pay the LIBOR breakage losses in accordance with the terms hereof.

      (f) Indemnity for Returned Payments. If after receipt of any payment that is applied to the payment of all or any part of the Obligations, any Credit Provider is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by such Credit Provider and the Borrowers shall be liable to pay to the Agent for the benefit of the Credit Providers, and each Borrower hereby indemnifies the Credit Providers and holds the Credit Providers harmless for the amount of such payment or proceeds surrendered. The provisions of this Section 2.11(f) shall be and remain effective notwithstanding any release of Collateral or guarantors, cancellation or return of Loan Documents, or other contrary action that may have been taken by any Credit Provider in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Credit Providers' rights under this Agreement and the other Loan Documents and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this Section 2.11(f) shall survive the termination of this Agreement.

      (g) Agent's and Lenders' Books and Records; Monthly Statements. The Agent shall record the principal amount of the Loans, the undrawn face amount of all outstanding Letters of Credit, and the aggregate amount of unpaid reimbursement obligations outstanding with respect to the Letters of Credit from time to time on its books. In addition, each Lender may note the date and amount of each payment or prepayment of principal of such Lender's Loans in its books and records. Failure by the Agent or any Lender to make any such notation shall not affect the obligations of the Borrowers with respect to the Loans or the Letters of Credit. The Borrowers agree that the Agent's and each Lender's books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute presumptive proof thereof, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. The Agent will provide to the Borrowers a monthly statement of Loans, payments, and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate, and binding on the Borrowers and an account stated (except for reversals and reapplications of payments made as provided in Section 2.11(f) and corrections of errors discovered by the Agent), unless the Borrowers notify the Agent in writing to the contrary within 30 days after such statement is rendered. In the event a timely written notice of objections is given by the Borrowers, only the items to which exception is expressly made will be considered to be disputed by the Borrowers.

      (h) Funding Losses. The Borrowers shall reimburse each Lender and hold each Lender harmless from any loss or expense that such Lender may sustain or incur as a consequence of:

            (i) the failure of the Borrowers to make on a timely basis any payment of principal of any LIBOR Loan;

            (ii) the failure of the Borrowers to (A) borrow any requested LIBOR Loan, (B) continue any LIBOR Loan, or (C) convert a Base Rate Loan to a LIBOR Loan after the Borrowers have given (or are deemed to have given) a Notice of Borrowing, a Notice of Continuation/Conversion, or any telephonic notice in lieu thereof with respect thereto; or

            (iii) the prepayment or other payment (including after acceleration thereof) of any LIBOR Loans on a day that is not the last day of the relevant Interest Period;

including any such loss of anticipated profit and any loss or expense arising from the liquidation or reemployment of funds obtained by such Lender to maintain its LIBOR Loans or from fees payable to terminate the deposits from which such funds were obtained. The Borrowers shall also pay any customary administrative fees, including a processing fee (the processing fee is currently Three Hundred Fifty Dollars ($350) but is subject to change from time to time by the Agent without notice), charged by the Agent or any Lender in connection with the foregoing.

SECTION 2.12 Mitigation Obligations; Replacement of Lenders.

      (a) If any Lender requests compensation under Section 2.08, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.10, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.08 or 2.10, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

      (b) If any Lender requests compensation under Section 2.08, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.10, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.05), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrowers shall have received the prior written consent of the Agent, which consent shall not unreasonably be withheld,
(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees, and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.08 or payments required to be made pursuant to Section 2.10, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

SECTION 2.13 Fees.

      (a) Unused Line Fee. Subject to Section 9.14, until the Revolving Loans have been paid in full and this Agreement and the Commitments are terminated, the Borrowers agree to pay to the Agent, for the account of the Lenders in accordance with their respective Pro Rata Shares, on the first day of each calendar quarter (commencing April 1, 2005) and on the Termination Date, an unused line fee (the "Unused Line Fee") equal to three-eighths of one percent (.375%) per annum, multiplied by the amount by which the Maximum Revolver Amount exceeded the sum of the average daily Aggregate Revolver Outstandings during the immediately preceding calendar quarter or shorter period if calculated for the first calendar quarter following the Closing Date or on the Termination Date. Subject to Section 9.14, the Unused Line Fee shall be computed on the basis of a 360 day year for the actual number of days elapsed. For purposes of calculating the Unused Line Fee pursuant to this Section 2.13, any payment received by the Agent (if received prior to 12:00 noon (Chicago, Illinois time)) shall be deemed to be credited to the Borrowers' Loan Account on the Business Day such payment is received by the Agent.

      (b) Letter of Credit Fees and Expenses.

            (i) Subject to Section 9.14, the Borrowers agree to pay to the Agent, for the account of the Lenders in accordance with their respective Pro Rata Shares a fee (the "Letter of Credit Fee") equal to the Letter of Credit Fee Percentage, multiplied by the average undrawn face amount of each Letter of Credit issued and outstanding hereunder. The Letter of Credit Fee shall be computed (A) on the basis of a 360 day year for the actual number of days elapsed and (B) payable monthly in arrears on the first day of each month following any month in which a Letter of Credit was issued and/or in which a Letter of Credit remained outstanding and on the Termination Date.

            (ii) Subject to Section 9.14, the Borrowers agree to pay to the Letter of Credit Issuer, for its sole benefit, (A) all reasonable out-of-pocket costs, fees, and expenses incurred by the Letter of Credit Issuer in connection with the application for, processing, issuance, renewal, extension, or amendment of any Letter of Credit and (B) a "fronting fee" in an amount equal to 0.125% of the face amount of such Letter of Credit, which fee shall be due and payable on the date of issuance, renewal, or extension of each Letter of Credit.

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

      (c) Fees per Fee Letter. Subject to Section 9.14, upon the execution of this Agreement and thereafter as and when provided in the Fee Letter, Borrowers agree to pay the fees set forth in the Fee Letter.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

      Each of the Borrowers and the other Obligated Parties represent and warrant to the Agent and each of the Lenders that:

SECTION 3.01 Organization; Powers. Each of the Borrowers and each of the other Obligated Parties (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated hereby to which it is or will be a party.

SECTION 3.02 Authorization. The execution, delivery and performance by each Obligated Party of each of the Loan Documents, to which it is or will be a party and the consummation of the Transactions hereunder (a) have been duly authorized by all requisite corporate or limited liability company action and (b) will not
(i) violate (A) any provision of law, statute, rule or regulation, or of the articles of organization or operating agreement or other constitutive documents or by-laws of the Obligated Parties or any Subsidiary, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which Obligated Parties or any Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by Obligated Parties or any Subsidiary (other than any Lien created hereunder or under the Security Documents).

SECTION 3.03 Enforceability. This Agreement has been duly executed and delivered by the Borrowers and the other Obligated Parties and constitutes, and each other Loan Document when executed and delivered by each Borrower and other Obligated Party thereto will constitute, a legal, valid and binding obligation of such Obligated Party enforceable against such Obligated Party in accordance with its terms, subject to the effects of applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and equitable principles of general applicability (regardless of whether such enforceability is considered in a proceeding at law or in equity).

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

SECTION 3.04 Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except for such as have been made or obtained and are in full force and effect.

SECTION 3.05 Financial Statements.

      (a) ACL has heretofore furnished to the Agent and Lenders its consolidated balance sheets and statements of income and changes in financial condition as of and for the fiscal year ended December 31, 2003, audited by and accompanied by the opinion of Ernst & Young, independent public accountants. Such financial statements present fairly the financial condition and results of operations and cash flows of ACL and its consolidated Subsidiaries as of such dates and for such periods. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of ACL and its consolidated Subsidiaries as of the dates thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis.

      (b) The Borrowers have heretofore delivered to the Lenders unaudited pro forma consolidated balance sheets and related statements of operations and members' equity interests and/or shareholders' equity as the case may be as of and for the fiscal year ending December 31, 2004, prepared giving effect to the Transactions as if they had occurred on such date. Such pro forma financial statements have been prepared in good faith by the Borrowers, based on the assumptions believed in good faith by the Borrowers on the date hereof to be reasonable, are based on the best information available to the Borrowers as of the date of delivery thereof, accurately reflect all adjustments required to be made to give effect to the Transactions and present fairly on a pro forma basis the estimated consolidated financial position of the Borrowers and their consolidated Subsidiaries as of such date, assuming that the Transactions had actually occurred at such date.

SECTION 3.06 No Material Adverse Change. There has been no event or occurrence having a Material Adverse Effect on the business, assets, operations, condition (financial or otherwise), since December 31, 2003 other than as a result of the consummation of the Chapter 11 Plan.

SECTION 3.07 Title to Properties; Possession Under Leases. (a) Each of Holdings and its Subsidiaries has good and marketable title to, or valid leasehold interests in, all its material properties and assets (including all Mortgaged Properties), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by
Section 6.02. Without limiting the generality of the foregoing, except as set forth on Schedule 3.07(a) each of the Vessels owned by any of the Obligated Parties has been duly documented under the laws of the United States in the name of the Obligated Party or the Subsidiary listed on Schedule 3.19(c) as the owner thereof, and no other action is necessary to establish and perfect such entities' title to and interest in such Vessels, (b) each of the Obligated Parties and their Subsidiaries is in compliance with all obligations under all material leases to which it is a party and all such leases are in full force and effect, each of the other Obligated Parties and their Subsidiaries enjoys peaceful and undisturbed possession under all such material leases, (c) except as set forth on Schedule 3.07(b), no

Obligated Party has received any notice of, nor has any knowledge of, any pending or contemplated condemnation proceeding materially and adversely affecting the Mortgaged Properties or any sale or disposition thereof in lieu of condemnation which is material to the business of the Obligated Parties, and (d) except as set forth on Schedule 3.07(c), none of the Obligated Parties or any of the Subsidiaries is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein. Each of the Obligated Parties owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Obligated Parties does not infringe upon the rights of any other person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.08 Subsidiaries. Schedule 3.08 sets forth as of the date hereof a list of all Subsidiaries and the percentage ownership interest of each of the Obligated Parties therein. The shares of Equity Interests or other ownership interests so indicated on Schedule 3.08 are fully paid and nonassessable and are owned by the Obligated Parties, directly or indirectly, free and clear of all Liens (other than Permitted Liens) or as set forth on Schedule 3.08.

SECTION 3.09 Litigation; Compliance with Laws. (a) Except as set forth on
Schedule 3.09, there are not any actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Obligated Parties, threatened against or affecting the Obligated Parties or any Subsidiary or any business, property or rights of any such person (i) that involve any Loan Document or the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, and (b) none of the Obligated Parties or any of the Subsidiaries or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any law, rule or regulation (including any zoning, building, Environmental Law, ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting the Mortgaged Properties, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, in each case, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10 Agreements. (a) None of the Obligated Parties or any of the Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect, and (b) after giving effect to the Transactions, none of the Obligated Parties or any of the Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.11 Federal Reserve Regulations. (a) None of the Obligated Parties or any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock, and (b) no part of the proceeds of the Loans will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation U or X.

SECTION 3.12 Investment Company Act; Public Utility Holding Company Act. None of the Obligated Parties or any Subsidiary is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

SECTION 3.13 Tax Returns. Each of Obligated Parties and their Subsidiaries have filed or caused to be filed all Federal income tax returns and all material Federal non-income, material state, material local and material foreign tax returns or materials required to have been filed by it and has paid or caused to be paid all taxes shown on such returns to be due and payable by it and all assessments received by it, except taxes that are being contested in good faith by appropriate proceedings and for which the Obligated Parties or such Subsidiary, as applicable, shall have set aside on its books adequate reserves.

SECTION 3.14 No Material Misstatements. No information, report, financial statement, exhibit or schedule furnished by or on behalf of the Obligated Parties to the Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were, are or will be made, not misleading, provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, each of the Obligated Parties represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule.

SECTION 3.15 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. Except as disclosed in Schedule 3.15, the present value of all accumulated benefit obligations under all Plans in the aggregate (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans.

SECTION 3.16 Environmental Matters. Except as set forth in Schedule 3.16: (a) the properties owned or operated by each Obligated Party and its Subsidiaries (the "Properties") do not contain any Hazardous Materials in amounts or concentrations which (i) constitute, or constituted a violation of, (ii) require Remedial Action under, or (iii) could give rise to liability under, Environmental Laws, which violations, Remedial Actions and liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect,
(b) the Properties and all operations of each Obligated Party and its Subsidiaries are in compliance, and in the last six years have been in compliance, with all Environmental Laws and all necessary Environmental

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Permits have been obtained and are in effect, except to the extent that such non-compliance or failure to obtain any necessary permits, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (c) there have been no Releases or threatened Releases at, from, under or proximate to the Properties or otherwise in connection with the operations of the Obligated Parties or the Subsidiaries, which Releases or threatened Releases, in the aggregate, could reasonably be expected to result in a Material Adverse Effect, (d) none of the Obligated Parties or any of the Subsidiaries has received any written notice of an Environmental Claim in connection with the Properties or the operations of the Obligated Parties or the Subsidiaries or with regard to any person whose liabilities for environmental matters the Obligated Parties or the Subsidiaries has retained or assumed, in whole or in part, contractually, by operation of law or otherwise, which, in the aggregate, could reasonably be expected to result in a Material Adverse Effect, nor do the Obligated Parties or the Subsidiaries have reason to believe that any such notice will be received or is being threatened; and (e) Hazardous Materials have not been transported from the Properties, nor have Hazardous Materials been generated, treated, stored or disposed of at, on or under any of the Properties in a manner that could give rise to liability under any Environmental Law, nor have the Obligated Parties or the Subsidiaries retained or assumed any liability, contractually, by operation of law or otherwise, with respect to the generation, treatment, storage or disposal of Hazardous Materials, which transportation, generation, treatment, storage or disposal, or retained or assumed liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.17 Insurance. Schedule 3.17 sets forth a true, complete and correct description of all insurance maintained by the Obligated Parties or by the Obligated Parties for their Subsidiaries as of the date hereof. As of the date hereof, such insurance is in full force and effect and all premiums due and payable have been duly paid. The Obligated Parties and their Subsidiaries have insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

SECTION 3.18 Security Documents. (a) The Pledge Agreement is effective to create in favor of the Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Pledge Agreement) and, for so long as the Agent continues to hold such Collateral, the Pledge Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgors thereunder in such Collateral, in each case prior and superior in right to any other person, (b) the Security Agreement is effective to create in favor of the Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreement), in each case prior and superior in right to any other person, other than with respect to Liens expressly permitted by Section 6.02, (c) the Trademark Security Agreement filed in the United States Patent and Trademark Office constitutes (together with the financing statements filed with the Secretary of State of Delaware) a fully perfected Lien on, and security interest in, all right, title and interest of the Obligated Parties thereunder in the registered trademarks of the Obligated Parties which constitute Intellectual Property (as defined in the Security Agreement), in each case prior and superior in right to any other person (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a lien on registered trademarks, trademark applications and copyrights acquired by the Obligated Parties after the date hereof), (d) the Mortgages are effective to create in favor of the Agent, for the ratable benefit of the

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Secured Parties, a legal, valid and enforceable Lien on all of the Obligated
Parties' right, title and interest in and to the Mortgaged Properties thereunder and the proceeds thereof, in each case prior and superior in right to any other person, other than with respect to the rights of persons pursuant to Liens expressly permitted by Section 6.02, and (e) the Fleet Mortgages are effective to create a legal, valid and enforceable Lien on all of the Obligated Parties' right, title and interest in and to the Vessels specified therein, and the proceeds thereof, in each case prior and superior in right to any other person, other than with respect to the rights of persons pursuant to Liens expressly permitted by Section 6.02.

SECTION 3.19 Location of Real Property, Drydocks and Leased Premises and List of Vessels. (a) Schedule 3.19(a) lists completely and correctly as of the Closing Date all real property and drydocks owned by the Obligated Parties and the addresses thereof, other than certain real property of de minimis value. The Obligated Parties own in fee all the real property set forth on Schedule 3.19(a) on the Closing Date; (b) Schedule 3.19(b) lists completely and correctly as of the Closing Date all real property and drydocks leased by the Obligated Parties and the addresses thereof, other than certain real property of de minimis value. The Obligated Parties have valid leases in all the real property and drydocks set forth on Schedule 3.19(b); and (c) Schedule 3.19(c) lists completely and correctly as of the date hereof all Vessels owned or leased by the Obligated Parties on the Closing Date. Except as disclosed in Schedule 3.19(b), there are no leases affecting any portion of the Real Estate. Each such lease is in full force and effect, and, except as disclosed in Section 3.19(b), none of the Obligated Parties has given, nor to any of the Obligated Parties' knowledge has it received, any uncured or unwaived notice of default with respect to any material obligation under any such lease. Each such lease is subject to no lien, charge or encumbrance other than Permitted Liens.

SECTION 3.20 Labor Matters. Except as set forth on Schedule 3.20, as of the date hereof there are no strikes, lockouts or slowdowns against any of Obligated Parties or any Subsidiary pending or, to the knowledge of the Obligated Parties, threatened. The hours worked by and payments made to employees of each Obligated Party and its Subsidiaries have not been in material violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. All payments due from the Obligated Parties or any Subsidiary, or for which any claim may be made against the Obligated Parties or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Obligated Parties or such Subsidiary. The consummation of the transactions under this Agreement will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Obligated Parties or any Subsidiary is bound.

SECTION 3.21 Solvency. Immediately after the consummation of the Transactions,
(a) the fair value of the assets of each Obligated Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise;
(b) the present fair saleable value of the property of each Obligated Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Obligated Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Obligated Party will not have unreasonably small

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capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

SECTION 3.22 Bank Accounts. Schedule 3.22 contains a complete and accurate list of all bank accounts maintained by each Obligated Party as of the Closing Date with any bank or other financial institution.

SECTION 3.23 Common Enterprise. The successful operation and condition of each of the Borrowers is dependent on the continued successful performance of the functions of Borrowers as a whole and the successful operation of each of the Borrowers is dependent on the successful performance and operation of the other Borrowers. Each Borrower expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from successful operations of the other Borrowers. Each Borrower expects to derive benefit (and the boards of directors or other governing body of each Borrower has determined that it may reasonably be expected to derive benefit), directly and indirectly, from the credit extended by the Lenders to the Borrowers hereunder, both in their separate capacities and as members of the group of companies. Each Borrower has determined that execution, delivery, and performance of this Agreement and any other Loan Documents to be executed by such Borrower is within its purpose, will be of direct and indirect benefit to such Borrower, and is in its best interest.

                                   ARTICLE IV

                              CONDITIONS OF LENDING

SECTION 4.01 Conditions Precedent to Closing. The obligation of the Lenders to make the initial Revolving Loans on the Closing Date, and the obligation of the Agent to cause the Letter of Credit Issuer to issue any Letter of Credit on the Closing Date, are subject to the following conditions precedent having been satisfied in a manner satisfactory to the Agent and each Lender.

      (a) Supporting Documents. The Agent shall have received for each of the Obligated Parties:

            (i) a copy of such entity's certificate of incorporation or formation, as amended, certified as of a recent date by the Secretary of State of the state of its incorporation or formation;

            (ii) a certificate of such Secretary of State, dated as of a recent date, as to the good standing of and, if customarily provided by such Secretary of State, payment of taxes by, that entity and as to the charter documents on file in the office of such Secretary of State; and

            (iii) a certificate of the Secretary or an Assistant Secretary of that entity dated the Closing Date certifying (A) that attached thereto is a true and complete copy of the by-laws or limited liability company agreement or operating agreement of that entity as in effect on the date of such certification, (B) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors or managers of that entity authorizing the Transactions, the execution, delivery and performance in accordance with their respective terms of this

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Agreement, the Loan Documents and any other documents required or contemplated hereunder or thereunder and the granting of other Liens contemplated hereby, (C) that the certificate of incorporation or formation of that entity has not been amended since the date of the last amendment thereto indicated on the certificate of the Secretary of State furnished pursuant to clause (i) above and
(D) as to the incumbency and specimen signature of each officer or manager of that entity executing this Agreement and the Loan Documents or any other document delivered by it in connection herewith or therewith (such certificate to contain a certification by another officer or manager of that entity as to the incumbency and signature of the officer or manager signing the certificate referred to in this clause (iii)).

      (b) Intercreditor Agreement. The Agent shall have received a fully executed copy of the NRG Intercreditor Agreement.

      (c) Security Agreement, Perfection Certificate, Pledge Agreement, Fleet Mortgage and Mortgage. The Obligated Parties shall have duly executed and delivered to the Agent the Security Agreement, the Trademark Security Agreement, the Perfection Certificate and the Pledge Agreement. Each of ACL, Houston and LDC shall have executed and delivered the Fleet Mortgages (it being understood that, notwithstanding the filing of the Fleet Mortgages with the United States Coast Guard on the Closing Date, written evidence of the recordation with the United States Coast Guard of the Fleet Mortgage may be deferred for a period of up to 180 days following the Closing Date). The Borrowers and each applicable Guarantor shall have duly executed and delivered to the Agent the Mortgages.

      (d) Guaranty Agreement. The Guarantors shall have duly executed and delivered to the Agent the Guaranty Agreement.

      (e) Opinion of Counsel. The Agent and Lenders shall have received the favorable written opinion of counsel to the Obligated Parties reasonably acceptable to the Agent and Lenders, dated the date of the Loans, substantially in the form of Exhibit B.

      (f) Payment of Fees. The Borrowers shall have paid to Agent, for itself, the Lenders or any other applicable Credit Provider or Person, the then unpaid balance of all accrued and unpaid costs, expenses and fees due under and pursuant to the Fee Letter and this Agreement and the mutual agreement referred to in Section 2.13.

      (g) Corporate and Judicial Proceedings. All corporate and judicial proceedings and all instruments and agreements in connection with the Transactions among the Obligated Parties, the Agent and each Lender contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Agent and each Lender, and the Agent shall have received all information and copies of all documents and papers, including records of corporate and judicial proceedings, which the Agent and each Lender may have reasonably requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate, governmental or judicial authorities.

      (h) Information. The Agent and Lenders shall have received such information (financial, appraisal, field examination or otherwise) as may be reasonably requested by any of them.

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      (i)   Compliance with Environmental Laws. The Obligated Parties shall have granted the Agent access to and the right to inspect all reports, audits and other internal information of the Obligated Parties relating to environmental matters, and any third party verification of certain matters relating to compliance with Environmental Laws requested by the Agent, and the Agent shall be reasonably satisfied (x) that the Obligated Parties are in compliance in all material respects with all applicable Environmental Laws and (y) that the Obligated Parties have made adequate provision for the costs of maintaining such compliance.

      (j) Certificate as to Vessels. The Agent shall have received a certificate of a Financial Officer certifying as to all of the Vessels that are owned by the Borrowers and the Guarantors, whether or not registered with the United States Coast Guard.

      (k) Confirmation Order. The Confirmation Order was entered by the Bankruptcy Court and, as of the date hereof, the Confirmation Order has not been reversed, stayed, modified or amended.

      (l) Unused Availability. After giving effect to all Borrowings on the Closing Date and payment of all fees and expenses due hereunder, and with all of the Borrowers' Indebtedness, liabilities, and obligations current, the Unused Availability shall not be less than $30,000,000.

      (m) Issuance of Senior Notes. The Agent shall have received evidence that Borrowers shall have received not less than $195,000,000 in connection with the issuance of the Senior Notes.

      (n) Termination of the Term Loan Agreements. Subject to the payment by Obligated Parties of the Indebtedness outstanding under the Term Loan Agreements as of the date hereof, the Term Loan Agreements shall be terminated and the Liens heretofore granted by any Obligated Party in favor of the Term Loan Agents or any Term Loan Lender shall be terminated and released.

SECTION 4.02 Conditions Precedent to Each Loan. The obligation of the Lenders to make each Loan, including the initial Loans on the Closing Date, and the obligation of the Agent to cause the Letter of Credit Issuer to issue any Letter of Credit shall be subject to the further conditions precedent that on and as of the date of any such Borrowing the following statements shall be true, and the request or deemed request by the Borrowers of any Borrowing shall be deemed to be a statement by each of the Obligated Parties to the effect set forth in clause (a), clause (b), and clause (c) following with the same effect as the delivery to the Agent of a certificate signed by a Responsible Officer of each of the Obligated Parties, dated the date of such extension of credit, stating that:

      (a) the representations and warranties contained in this Agreement (other than Section 3.06) and the other Loan Documents are correct in all material respects on and as of the date of such Borrowing as though made on and as of such date, other than any such representation or warranty that relates to a specified prior date and except to the extent the Agent and the Lenders have been notified in writing by the Borrowers that any representation or

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warranty is not correct and the Majority Lenders have explicitly waived in writing compliance with such representation or warranty;

      (b) no event or circumstance exists, or would result from such Borrowing, that constitutes an Event of Default;

      (c) no event or circumstance exists, or would result from such Borrowing, that has had, or could reasonably be expected to have, a Material Adverse Effect; and

      (d) the proposed Borrowing does not exceed the Unused Availability prior to giving effect to such Borrowing;

provided that the foregoing conditions precedent are not conditions to any Lender participating in or reimbursing the Bank or the Agent for such Lender's Pro Rata Share of any Non-Ratable Loan or Agent Advance made in accordance with the provisions of Section 2.01(b)(ix) and Section 2.01(b)(x).

                                   ARTICLE V

                              AFFIRMATIVE COVENANTS

      From the date hereof and for so long as any Loan or Commitments shall remain outstanding or unpaid under this Agreement, the Obligated Parties agree that, unless the Majority Lenders shall otherwise consent in writing, the Obligated Parties will:

SECTION 5.01 Existence; Businesses and Properties.

      (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.04 and except that the Obligated Parties may dissolve, consolidate or otherwise liquidate American Commercial Terminals - Memphis LLC and Lemont Harbor & Fleeting Services LLC as contemplated by the Chapter 11 Plan.

      (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect in all material respects the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its consolidated business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply in all material respects with all applicable laws, rules, regulations (including any zoning, building, Environmental Law, ordinance, code or approval or any building permits or any restrictions of record or agreements affecting the Mortgaged Properties) and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted, except where such non-compliance could not reasonably be expected to result in a Material Adverse Effect; and, except in the case of sales of assets permitted pursuant to Section 6.04 or any casualty event resulting in any Casualty Proceeds being paid to any Obligated Party, at all times maintain and preserve all property material to the conduct of such business and keep in all material respects such property in good repair, working order and condition, normal wear and tear excepted, and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto

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

necessary in order that the business carried on in connection therewith may be properly conducted at all times.

SECTION 5.02 Insurance.

      (a) In the case of the Obligated Parties and each Subsidiary, keep its insurable properties adequately insured at all times by financially sound and reputable insurers (including navigating risk and marine hull and machinery insurance and full form marine protection and indemnity insurance providing for an aggregate annual deductible amount for all Obligated Parties and their Subsidiaries not in excess of $5,000,000); maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, in each case as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law.

      (b) Cause all such policies to be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement, in form and substance satisfactory to the Agent, which endorsement shall provide that, from and after the Closing Date, if the insurance carrier shall have received written notice from the Agent of the occurrence of an Event of Default, the insurance carrier shall, during the continuance of such Event of Default pay all proceeds otherwise payable to the Borrowers or the Obligated Parties under such policies directly to the Agent, cause all such policies to provide that neither the Obligated Parties, the Agent nor any other party shall be a coinsurer thereunder; cause all such policies (other than policies relating to any Vessel) to contain a replacement cost clause, without any deduction for depreciation, and such other provisions as the Agent may reasonably require from time to time to protect the interest of the Agent and the Lenders; cause all such policies relating to Vessels to include insurance in respect of each Vessel in an aggregate amount equal to the higher of the then fair market value and the book value of such Vessel, and such other provisions as the Agent may reasonably require from time to time to protect their interests; deliver to the Agent (A) a detailed report signed by independent marine insurance brokers reasonably acceptable to the Agent describing the insurance policies then carried and maintained by the Obligated Parties and each Subsidiary (including the names of the underwriters, the types of risks covered by such policies, the amount insured thereunder and the expiration date thereof) and stating that such insurance is, to such insurance broker's knowledge, comparable to that carried by other experienced and responsible companies in the same or similar businesses operating in the same or similar locations and (B) if requested by the Agent, a copy of such policies in a form acceptable to the Agent; cause each such policy to provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium upon not less than 10 days' prior written notice thereof by the insurer to the Agent (giving the Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason upon not less than 30 days' prior written notice thereof by the insurer to the Agent; deliver to the Agent, prior to the cancellation, modification or nonrenewal of any such policy of insurance, a detailed report signed by independent marine insurance brokers reasonably acceptable to the Agent describing such renewal or replacement policy (including the names of the underwriters, the types of risks

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

covered by such policies, the amount insured thereunder and the expiration date thereof) together with evidence satisfactory to the Agent of payment of the premium therefor.

      (c) If at any time the area in which the Premises (as defined in the Mortgages) are located is designated (i) a "flood hazard area" in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance in such total amount as the Agent or the Required Lenders may from time to time reasonably require, and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as it may be amended from time to time, or (ii) a "Zone 1" area, obtain earthquake insurance in such total amount as the Agent or the Required Lenders may from time to time reasonably require. Notwithstanding the foregoing, the Agent and the Required Lenders approve the flood insurance currently in effect and shall not require the Obligated Parties to acquire any additional flood insurance absent a material change in the nature of the Mortgaged Properties, taken as a whole.

      (d) With respect to any Mortgaged Property, carry and maintain comprehensive general liability insurance including the "broad form CGL endorsement" and coverage on an occurrence basis against claims made for personal injury (including bodily injury, death and property damage) and umbrella liability insurance against any and all claims, in no event for a combined single limit of less than $25,000,000, naming the Agent as an additional insured, on forms satisfactory to the Agent.

      (e) Notify the Agent immediately whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 5.02 is taken out by the Borrower; and promptly deliver to the Agent a duplicate original copy of such policy or policies.

      (f) Without limiting the generality of the foregoing, keep the Vessels insured in accordance with the insurance requirements of the Fleet Mortgages.

SECTION 5.03 Obligations and Taxes. Pay its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien (other than any Lien permitted under Section 6.02) upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and each of the Obligated Parties shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien and, in the case of a Mortgaged Property, there is no risk of forfeiture of such property.

SECTION 5.04 Financial Statements, Reports, etc. In the case of the Obligated Parties, deliver to the Agent and each of the Lenders:

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      (a)   within 90 days after the end of each fiscal year, Holdings'
consolidated balance sheets and related statements of income, cash flows and members' equity interests and/or shareholders' equity as the case may be, showing the financial condition of Holdings and the Subsidiaries on a consolidated basis as of the close of such fiscal year and the results of their respective operations during such year, the consolidated statements of Holdings shall have been audited for Holdings and its Subsidiaries by Ernst & Young or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) and shall have been certified by a Financial Officer of Holdings to the effect that such consolidated financial statements fairly present the financial condition and results of operations of Holdings, the Borrowers and the other Obligated Parties on a consolidated basis in accordance with GAAP;

      (b) within 45 days after the end of each of the first three fiscal quarters, Holdings' consolidated balance sheets and related statements of income, cash flows and members' equity interests and/or shareholders' equity as the case may be, showing the financial condition of Holdings and its Subsidiaries on a consolidated basis as of the close of such fiscal quarter and the results of their operations during such fiscal quarter and the then elapsed portion of the fiscal year, each certified by a Financial Officer of Holdings as fairly presenting the financial condition and results of operations of Holdings, the Borrowers and the other Obligated Parties on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments;

      (c) commencing with the first fiscal month following the Closing Date, as soon as practicable, but in no event later than 30 days after the end of each fiscal month of Holdings (other than any fiscal month which is also the end of a fiscal quarter for Holdings), monthly unaudited consolidated balance sheets of Holdings and their Subsidiaries and related consolidated statements of earnings and cash flows of the Holdings and their Subsidiaries for the prior fiscal month and the then elapsed portion of the fiscal quarter, each certified by a Financial Officer of Holdings as fairly presenting the financial condition and results of operations of the Holdings and its Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;

      (d) (i) concurrently with any delivery of financial statements under (a) and (b) above, a certificate of a Financial Officer certifying such statements
(A) certifying that no Event of Default or event which upon notice or lapse of time or both would constitute an Event of Default has occurred, or, if such an Event of Default or event has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and
(B) setting forth computations in reasonable detail satisfactory to the Agent demonstrating compliance with the provisions of Sections 6.09 and 6.10, and (ii) concurrently with any delivery of financial statements under (a) above, a certificate (which certificate may be limited to accounting matters and disclaim responsibility for legal interpretations) of the accountants auditing the consolidated financial statements delivered under (a) above certifying that, in the course of the regular audit of the business of Holdings and its Subsidiaries, such accountants have obtained no knowledge that an Event of Default under Sections 6.09 and 6.10 has occurred and is continuing, or if, in the opinion of such accountants, such an Event of Default has occurred and is continuing, specifying the nature thereof and all relevant facts with respect thereto;

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

      (e) no later than December 31 of each year, commencing December 31, 2005, monthly financial projections, including consolidated balance sheets and related statements of income and cash flows, for the following fiscal year;

      (f) as soon as available, but in any event (i) within fifteen (15) days after the end of each calendar month as of the end of such calendar month if Unused Availability is $20,000,000 or more; or (ii) within two (2) Business Days after the end of each calendar week as of the end of such calendar week if Unused Availability is less than $20,000,000 or (iii) at such other times as may be requested by the Agent following the occurrence and during the continuance of an Event of Default, a Borrowing Base Certificate and supporting information in connection therewith;

      (g) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by it with the Securities and Exchange Commission, or any governmental authority succeeding to any of or all the functions of said commission, or with any national securities exchange, as the case may be; and

      (h) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Obligated Parties or any Subsidiary or compliance with the terms of any material loan or financing agreements, as the Agent, at the request of any Lender, may reasonably request.

SECTION 5.05 Litigation and Other Notices. Furnish to the Agent and each Lender prompt written notice of the following:

      (a) the filing or commencement of, or any written threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against Holdings or any of its Subsidiaries that could reasonably be expected to result in a Material Adverse Effect;

      (b) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of Holdings and its Subsidiaries in an aggregate amount exceeding $1,000,000; and

      (c) any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrowers setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.06 Maintaining Records; Access to Properties and Inspections. Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law are made of all dealings and transactions in relation to its business and activities. Each Obligated Party and its Subsidiaries will permit any representatives designated by the Agent or any Lender (a) to visit and inspect the financial records and the Collateral of the Obligated Parties or any Subsidiary at reasonable times and upon reasonable notice and as often as reasonably requested, but in no event more than an aggregate of two (2) times per fiscal year unless an Event of Default has occurred and is continuing, (b) to make extracts from and copies of such financial records, (c) to conduct evaluations and appraisals of (i) the Borrowers' practices in the computation of the Borrowing Base and (ii) the assets included in the Borrowing Base, and pay the reasonable fees and expenses in connection therewith (except that so long as no Event of Default exists and is continuing, Borrowers shall only be required to reimburse Agent and Lenders for one (1) Vessel Appraisal per year) and (d) to permit any representatives designated by the Agent or any Lender to discuss the affairs, finances and condition of the Obligated Parties or any Subsidiary with the officers thereof and independent accountants therefor. In addition to and not in limitation of the foregoing, Agent shall have the right at any time or times, in Agent's name or in the name of a nominee of Agent, to verify the validity, amount or any other matter relating to any Collateral, by mail, telephone, facsimile transmission or otherwise. In connection with any collateral monitoring or review and appraisal relating to the computation of the Borrowing Base, the Borrowers shall make such adjustments to the Borrowing Base as the Agent shall reasonably require based upon the terms of this Agreement and the results of such collateral monitoring, review or appraisal.

SECTION 5.07 Compliance with Environmental Laws. Except for any non-compliance that could not reasonably be expected to result in a Material Adverse Effect, comply, and use reasonable efforts to cause all lessees and other persons occupying its Properties to comply, in all material respects with all Environmental Laws and Environmental Permits applicable to its operations and Properties; obtain and renew all material Environmental Permits necessary for its operations and Properties; and conduct any Remedial Action in accordance with Environmental Laws; provided, however, that none of the Obligated Parties or any of the Subsidiaries shall be required to undertake any Remedial Action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

SECTION 5.08 Preparation of Environmental Reports. If a Default caused by reason of a breach of Section 3.16 or 5.07 shall have occurred and be continuing, at the request of the Required Lenders through the Agent, provide to the Lenders within 45 days (or such longer period as is reasonably required in the circumstances) after such request, at the expense of the Borrowers, an environmental site assessment report with respect to the subject matter of such breach prepared by an environmental consulting firm reasonably acceptable to the Agent indicating, where appropriate under the circumstances, the estimated cost of any compliance or Remedial Action in connection with such breach.

SECTION 5.09 Consummation of Plan of Reorganization. Substantial consummation of the Plan of Reorganization in accordance with the terms thereof and of the Confirmation Order referred to in Section 4.01(l) above shall have occurred by March 26, 2005.

SECTION 5.10 Further Assurances. Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing UCC and other financing statements, mortgages and deeds of trust) that may be required under applicable law, or that the Required Lenders or the Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the Security Documents. Holdings and Borrowers will cause any subsequently acquired or organized

Domestic Subsidiary to execute a Guaranty Agreement and each applicable Security Document in favor of the Agent, provided that no such Domestic Subsidiary shall be required to pledge more than 65% of the Voting Stock of any Foreign Subsidiary. In addition, from time to time, Holdings and Borrowers will, at their cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected security interests with respect to such of their assets and properties as the Agent or the Required Lenders shall designate (it being understood that it is the intent of the parties that the Obligations shall be secured by, among other things, substantially all the assets of the Obligated Parties (including real and other properties acquired subsequent to the Closing Date)), provided that Obligated Parties shall not be required to pledge more than 65% of the Voting Stock of any Foreign Subsidiary. Such security interests and Liens will be created under the Security Documents and other security agreements, mortgages, deeds of trust and other instruments and documents in form and substance satisfactory to the Agent and the Obligated Parties shall deliver or cause to be delivered to the Lenders all such instruments and documents (including legal opinions, title insurance policies and lien searches) as the Agent shall reasonably request to evidence compliance with this Section. Obligated Parties agree to provide such evidence as the Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

      From the date hereof and for so long as any Loan or Commitments shall remain outstanding or unpaid under this Agreement, unless the Majority Lenders shall otherwise consent in writing, the Obligated Parties will not, and will not permit any Subsidiary to:

SECTION 6.01 Indebtedness. Contract, create, incur, assume or suffer to exist any Indebtedness, except for (a) Indebtedness under the Loan Documents; (b) (i) intercompany indebtedness between the Borrowers and (ii) intercompany indebtedness between the Borrowers and Guarantors provided that with respect to any Indebtedness permitted under Section 6.01(b)(ii), after the date hereof, Borrowers shall not be permitted to make any loans, advances or guaranty any Indebtedness of any Guarantor unless for the thirty (30) consecutive day period immediately prior to such date and after giving effect to any such loan, advance or guaranty, Borrowers have Unused Availability of not less than $10,000,000;
(c) intercompany indebtedness owing from ACBL de Venezuela CA to the Borrowers not to exceed $3,000,000; (d) Indebtedness arising from investments that are permitted by Section 6.03; (e) Indebtedness owed to any Lender or any Affiliate of any Lender in respect of Bank Products in respect of overdrafts and related liabilities arising from treasury, depository and cash management services, or in connection with any automated clearing house transfers of funds, (f) Indebtedness in respect of secured purchase money financing (including Capital Lease Obligations other than Capital Lease Obligations in respect of chartered barges and towboats) in an aggregate amount not to exceed $1,000,000, to the extent permitted by Section 6.02(a) hereof; (g) Capital Lease Obligations in respect of chartered barges and towboats, (h) Indebtedness evidenced by Maritime Lien Notes and Tort Lien Notes, and refinancings of any of the Maritime Lien Notes and Tort Lien Notes, provided any such refinancing does not increase the outstanding principal amount thereof as of the date of such refinancing and is otherwise, on terms no less favorable to the Obligated Parties than the terms of such Maritime Lien Notes as contemplated by the Chapter 11

Plan, (i) Indebtedness under the Senior Notes, (j) Indebtedness outstanding as of the Closing Date as set forth on Schedule 6.01, and (k) Indebtedness of Subsidiaries that are not an Obligated Party, to finance the purchase of towboats, barges and other vessels ("Vessel Financing"), provided that the aggregate outstanding principal amount of such Indebtedness shall not exceed $100,000,000, and, in connection therewith, Indebtedness of Obligated Parties consisting of unsecured Guarantees of vessel charters executed in connection with such Vessel Financing, and (l) other Indebtedness in an aggregate amount not to exceed $1,000,000.

SECTION 6.02 Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any person, including any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

      (a) Liens as set forth in Schedule 6.02, provided that such Liens shall secure only those obligations which they secure on the date hereof and refinancings thereof which do not increase the outstanding principal amount thereof as of the date of such refinancing;

      (b) any Lien created or permitted under the Loan Documents or under the Security Documents;

      (c) any Lien existing on any property or asset prior to the acquisition thereof by the Obligated Parties or any Subsidiary, provided that (i) such Lien is not created in contemplation of or in connection with such acquisition, (ii) such Lien does not apply to any other property or assets of the Obligated Parties or any Subsidiary and (iii) in the case of the Mortgaged Properties, such Lien does not (A) materially interfere with the use, occupancy and operation of any Mortgaged Property, (B) materially reduce the fair market value of such Mortgaged Property but for such Lien or (C) result in any material increase in the cost of operating, occupying or owning or leasing such Mortgaged Property;

      (d) Liens for taxes not yet due or which are being contested in compliance with Section 5.03;

      (e) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising, in the case of such other like Liens, in the ordinary course of business and securing obligations that are not due and payable or which are being contested in compliance with Section 5.03;

      (f) pledges and deposits made in the ordinary course of business in compliance with workmen's compensation, unemployment insurance and other social security laws or regulations;

      (g) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

      (h) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred, in the case of such other similar encumbrances, in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Obligated Parties or the Subsidiaries;

      (i) purchase money security interests in real property, improvements thereto or equipment hereafter acquired (or, in the case of improvements, constructed) by the Obligated Parties or any Subsidiary, provided that (i) such security interests secure Indebtedness permitted by Section 6.01, (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within 90 days after such acquisition (or construction), (iii) the Indebtedness secured thereby does not exceed 85% of the lesser of the cost or the fair market value of such real property, improvements or equipment at the time of such acquisition (or construction) (or if such Indebtedness exceeds such 85% limit, such Indebtedness is non-recourse to Obligated Parties and their Subsidiaries) and (iv) such security interests do not apply to any other property or assets of the Obligated Parties or any Subsidiary;

      (j) Liens securing appeal bonds or arising out of judgments or awards (other than any judgment that is described in Section 7.01(j) and constitutes a Default or Event of Default thereunder) in respect of which the Obligated Parties shall in good faith be prosecuting an appeal or proceedings for review and in respect of which it shall have secured a subsisting stay of execution pending such appeal or proceedings for review, provided that the Obligated Parties shall have set aside on their books adequate reserves, in accordance with GAAP, with respect to such judgment or award;

      (k) Liens resulting from arrangements among the stockholders of Foreign Subsidiaries which limit or restrict the transfer of Equity Interests of such Foreign Subsidiaries by those stockholders to third parties;

      (l)   Maritime Liens and Tort Liens;

      (m) Liens granted by a Subsidiary established to effect Vessel Financings, securing any Vessel Financing, provided that such Liens are limited to the Vessels which are the subject of such Vessel Financing and the related charters and reserve and other funds contemplated by such Vessel Financing, and the proceeds of the foregoing; and

      (n) additional Liens on property or assets securing obligations (other than Indebtedness for borrowed money) not exceeding $1,000,000 at any time, provided that, to the extent any such Lien applies to any Collateral (as defined in the Security Agreement), such Lien does not have priority over the Liens created under the Security Agreement.

SECTION 6.03 Investments, Loans and Advances. Purchase, hold or acquire any Equity Interests, evidences of Indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other person, except:

      (a) investments, loans and advances existing on the date hereof by each Obligated Party as more particularly set forth on Schedule 3.08;

      (b)   Permitted Investments;

      (c) loans or advances made by any Obligated Party to any of the Obligated Parties or any other Obligated Party to the extent permitted by
Section 6.01;

      (d) investments consisting of non-cash consideration received in connection with a sale of assets permitted by Section 6.04(b);

      (e) loans and advances to employees and officers of the Obligated Parties or any of the Subsidiaries for travel, entertainment and relocation expenses in the ordinary course of business in an aggregate principal amount outstanding at any one time not to exceed $1,000,000;

      (f) ordinary course Interest Rate Protection Agreements and ordinary course non speculative foreign exchange and commodity protection agreements;

      (g) fuel rate cap and forward fuel purchase agreements collectively covering an aggregate amount of fuel not to exceed the aggregate amount of fuel reasonably expected to be used by Borrowers and their Subsidiaries during the next twelve (12) months;

      (h)   Accounts;

      (i) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent Accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

      (j) intercompany Indebtedness owing from ACBL de Venezuela CA to the Obligated Parties not to exceed $3,000,000 in the aggregate;

      (k) investments in Subsidiaries established to effect Vessel Financings, not to exceed $15,000,000 in the aggregate; and

      (l) other investments, loans and advances in an amount at any time outstanding not to exceed $3,500,000.

SECTION 6.04 Mergers, Consolidations, Sales of Assets and Acquisitions.

      (a) Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of the assets of any Obligated Party and their Subsidiaries, taken as a whole (whether now owned or hereafter acquired), or any Equity Interests of any Subsidiary, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other person, except that (i) the Borrowers and any Subsidiaries may, subject to Section 2.05(b), purchase and sell Inventory and scrap, obsolete, excess and worn out assets in the ordinary course of business, (ii) if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing, (A) any wholly owned Subsidiary or a Borrower may merge into a Borrower in a transaction in which a Borrower is the surviving corporation, (B) any wholly owned Subsidiary may merge into or consolidate with any other wholly owned Subsidiary in a transaction in which the surviving entity is a wholly owned Subsidiary and no person other than a Borrower or a wholly owned Subsidiary receives any consideration

(provided, that if any such transaction involves a Domestic Subsidiary, the surviving entity shall be a wholly owned Domestic Subsidiary and no person other than the Borrower or a wholly owned Domestic Subsidiary shall receive any consideration, and provided further, that if any such transaction involves a Guarantor, the surviving entity shall be a Guarantor), and (C) any Foreign Subsidiary may merge into or consolidate with any other Foreign Subsidiary in a transaction in which the surviving entity is a Subsidiary and the value of the Borrower's direct or indirect interest in such surviving entity immediately after such merger or consolidation is at least equal to the aggregate value of its direct or indirect interest in the merging or consolidating Foreign Subsidiaries immediately prior to such merger or consolidation, and (iii) the Obligated Parties and any Subsidiary may (A) consummate transactions authorized by the Towboat Order, and (B) consummate transactions contemplated by the NRG Agreements.

      (b) Neither the Obligated Parties nor any Subsidiary shall engage in any Asset Sale otherwise permitted under paragraph (a) above unless (i) such Asset Sale is for consideration at least 85% of which is cash, (ii) such consideration is at least equal to the fair market value (as determined in good faith by the Obligated Parties' board of directors or analogous body) of the assets being sold, transferred, leased or disposed of, and (iii) the fair market value (as determined in good faith by the Borrowers' board of directors or analogous body) of all assets sold, transferred, leased or disposed of pursuant to this paragraph (b) shall not exceed (A) $15,000,000 in the aggregate or (B) $3,000,000 in any fiscal year; provided, that the provisions of this Section 6.04(b) shall not apply to Asset Sales permitted by clauses (A) and (B) of
Section 6.04(a)(iii) and the limitations set forth in Section 6.04(b)(iii) shall not apply to the sale by any Obligated Party of its Equity Interests in any non-Domestic Subsidiaries or any Asset Sales by any non-Domestic Subsidiary.

SECTION 6.05 Dividends and Distributions; Restrictions on Ability to Pay Dividends.

      (a) Declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any of its Equity Interests or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Subsidiary to purchase or acquire) any of its Equity Interest or set aside any amount for any such purpose; provided, however, that from and after the first Anniversary Date, any Borrower or Guarantor may declare and pay dividends or make other distributions ratably to its shareholders provided that as of the date that any such dividend or distribution is declared and paid (i) no Default or Event of Default exists or is continuing or would exist after giving effect to any such dividend or distribution, (ii) Agent and Lenders have received the financial statements required to be delivered under Section 5.04(a) (the "Audited Financial Statements") for the immediately preceding fiscal year (commencing with the 2005 fiscal year of Holdings), and (iii) for the thirty (30) consecutive day period immediately prior to such date and after giving effect to any such dividend or distribution, Borrowers have Unused Availability of not less than (A) if such dividend or distribution occurs after the first Anniversary Date but prior to the second Anniversary Date, $75,000,000; and (B) if such dividend or distribution occurs on or after the second Anniversary Date, $50,000,000.

      (b) Except in connection with any Vessel Financing, and except pursuant to the agreements identified on Schedule 6.05(b), permit any Obligated Party or any Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Obligated Party or any such Subsidiary to (i) pay any dividends or make any other distributions on its Equity Interests or any other interest or (ii) make or repay the Loans or advances to the Obligated Party or the parent of such Subsidiary, provided that the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document.

SECTION 6.06 Transactions with Affiliates. Except as set forth on Schedule 6.06, sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except that (a) the Obligated Parties or any Subsidiary may engage in (i) any of the foregoing transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrowers or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties; provided, that, for any transactions other than transactions solely among any Obligated Parties and their Subsidiaries, the Borrowers shall give the Agent at least 10 Business Days prior written notice of any such transaction in excess of $250,000 and (ii) the Transactions, and (b) this Section 6.06 shall not apply to transactions solely (i) between or among one or more of the Borrowers, one or more Guarantors and one or more other Subsidiaries, provided that such Subsidiaries are parties to a Vessel Financing, and (ii) between or among wholly owned Foreign Subsidiaries.

SECTION 6.07 Business of Obligated Parties and Subsidiaries. Engage at any time in any business or business activity other than a Related Business.

SECTION 6.08 Other Indebtedness and Agreements.

      (a) Permit any waiver, supplement, modification, amendment, termination or release of any indenture, instrument or agreement pursuant to which any Indebtedness or preferred Equity Interests of the Obligated Parties or any Subsidiary is outstanding, or modify the articles of organization, operating agreement or by-laws of the Obligated Parties or any Subsidiary, in each case to the extent that any such waiver, supplement, modification, amendment, termination or release would be adverse to the Lenders in any material respect; provided, that the Borrowers shall deliver to the Agent (i) for its review a description of any waiver, supplement, modification, amendment, termination or release of any indenture, instrument or agreement pursuant to which any Indebtedness or preferred stock of the Obligated Parties or any Subsidiary in an aggregate principal amount in excess of $1,000,000 is outstanding at least ten
(10) Business Days (or such shorter period as may be reasonably practicable) prior to the execution and delivery thereof and (ii) a copy of such waiver, supplement, modification, amendment, termination or release promptly after it becomes available to the Borrowers.

      (b) (i) Make any distribution, whether in cash, property, securities or a combination thereof, other than regular scheduled (or, in the case of Indebtedness described in Section 6.01, mandatory) payments of principal and interest as and when due, in respect of, or pay, or offer or commit to pay, or directly or indirectly redeem, repurchase, retire or otherwise acquire for consideration, or set apart any sum for the aforesaid purposes, any Indebtedness for borrowed money of the Obligated Parties or any Subsidiary after the Closing Date or (ii) pay in cash any amount in respect of such Indebtedness that may at the obligor's option be paid in kind or in other securities, except:

            (A) payment of Indebtedness created under the Loan Documents;

            (B) payment of intercompany Indebtedness between or among the Obligated Parties and its Subsidiaries permitted under clauses (b) and (c) of Section 6.01;

            (C) refinancings of the Maritime Lien Notes permitted under Section 6.01; and

            (D) from and after the first anniversary of this Agreement and the receipt by Agent and Lenders of the Audited Financial Statements for the 2005 fiscal year of Holdings, Obligated Parties may prepay principal Indebtedness under the Maritime Lien Notes or the Senior Notes provided that ACL provides Agent with ten (10) days prior written notice of any intended payment and as of the date of any such payment (A) no Default or Event of Default exists or is continuing or would exist after giving effect to any such dividend or distribution and (B) for the thirty (30) consecutive day period immediately prior to such date and after giving effect to any such payment, Borrowers have Unused Availability of not less than $50,000,000.

SECTION 6.09 Consolidated EBITDA. Permit Consolidated EBITDA for each period listed below to be less than the amount specified opposite such period:

                  PERIOD                                        CONSOLIDATED
                                                                   EBITDA
---------------------------------------------                   ------------
Twelve month period ending March 31, 2005                       $ 60,500,000
Twelve month period ending June 30, 2005                        $ 63,500,000
Twelve month period ending September 30, 2005                   $ 65,000,000

SECTION 6.10 Consolidated Fixed Charge Coverage Ratio. Permit Consolidated Fixed Charge Coverage Ratio as of the end of any fiscal quarter falling in any period set forth below to be less than the ratio set forth below for such period:

                                                      CONSOLIDATED
                                                      FIXED CHARGE
               PERIOD                                COVERAGE RATIO
------------------------------------------------     --------------
Twelve month period ending December 31, 2005
and ending on each fiscal quarter end thereafter      1.25 to 1.00

SECTION 6.11 Consolidated Senior Leverage Ratio. Permit the Consolidated Senior Leverage Ratio as of the end of any fiscal quarter falling in any period set forth below to be in excess of the ratio set forth below for such period:

                                                              CONSOLIDATED
               PERIOD                                        LEVERAGE RATIO
------------------------------------                         --------------
fiscal quarter ending March 31, 2005                          3.00 to 1.00
fiscal quarter ending June 30, 2005                           3.00 to 1.00

fiscal quarter ending September 30, 2005                      3.00 to 1.00
fiscal quarter ending December 31, 2005                       2.75 to 1.00
fiscal quarter ending March 31, 2006                          2.50 to 1.00
fiscal quarter ending June 30, 2006                           2.50 to 1.00
fiscal quarter ending September 30, 2006 and for
each fiscal quarter end thereafter                            2.25 to 1.00

                                  ARTICLE VII

                                EVENTS OF DEFAULT

SECTION 7.01 Events of Default. It shall constitute an event of default ("Event of Default") if any one or more of the following shall occur for any reason:

      (a) any representation or warranty made or deemed made in or in connection with any Loan Document hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

      (b) default shall be made in the payment of any principal of the Loans when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

      (c) default shall be made in the payment of any interest on the Loans or any fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five (5) Business Days;

      (d) default shall be made in the due observance or performance by any of the Obligated Parties of any covenant, condition or agreement contained in Sections 5.01(a) or 5.05 or in Article VI;

      (e) default shall be made in the due observance or performance by any of the Obligated Parties of any covenant, condition or agreement contained in any Loan Document (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Agent to the Borrowers which notice will be given at the request of any Lender;

      (f) any of the Obligated Parties shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness in a principal amount in excess of $2,500,000, when and as the same shall become due and payable, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity;

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      (g)   an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) liquidation, reorganization or other relief in respect of any of the Obligated Parties, or of a substantial part of the property or assets of any of the Obligated Parties, under the Bankruptcy Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any of the Obligated Parties or for a substantial part of the property or assets of any of the Obligated Parties; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

      (h) any of the Obligated Parties shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under the Bankruptcy Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any of the Obligated Parties or for a substantial part of the property or assets of any of the Obligated Parties or any Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding,
(v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

      (i) any of the Obligated Parties shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

      (j) one or more judgments for the payment of money in an aggregate amount in excess of $2,500,000, which amount is not covered by insurance (provided that in the event such a judgment is covered by insurance, the Agent is provided with satisfactory evidence that the insurance provider will provide the coverage relating thereto) shall be rendered against any of the Obligated Parties or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of any of the Obligated Parties to enforce any such judgment;

      (k) an ERISA Event shall have occurred that, in the reasonable opinion of the Required Lenders, when taken together with all other such ERISA Events that have occurred, could reasonably be expected to result in payments by Holdings and its ERISA Affiliates in an aggregate amount exceeding (i) $2,000,000 in any year or (ii) $5,000,000 for all periods;

      (l) any security interest purported to be created by the Security Agreement shall cease to be, or shall be asserted by the Obligated Parties or any other Obligated Party not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement, the NRG Intercreditor Agreement or such Security Agreement) security interest in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results from action or inaction by the Agent;

      (m)   there occurs any event that results in a Material Adverse Effect; or

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      (n)   there shall have occurred a Change in Control.

SECTION 7.02 Remedies.

      (a) After the occurrence and during the continuance of any Event of Default, the Agent may, in its discretion, and shall, at the direction of the Majority Lenders, do one or more of the following at any time or times and in any order, without notice to or demand on any Obligated Party: (i) reduce the Maximum Revolver Amount, or the advance rates against the Net Amount of Eligible Accounts, Eligible Inventory, Eligible Unbilled Accounts and/or Eligible Vessels used in computing the Borrowing Base (including increasing the amount of any Reserve); (ii) restrict the amount of, or refuse to make, Revolving Loans; and
(iii) instruct the Letter of Credit Issuer to restrict or refuse to provide Letters of Credit.

      (b) After the occurrence and during the continuance of any Event of Default, the Agent shall, at the direction of the Required Lenders, do one or more of the following: (i) take any of the actions described in clause (a) preceding, at any time or times and in any order, without notice to or demand on any Obligated Party; (ii) terminate the Commitments, the obligation of the Lenders to make Revolving Loans under this Agreement, and the obligation of the Agent to cause the Letter of Credit Issuer to issue any Letter of Credit hereunder; (iii) declare any or all of the Obligations to be immediately due and payable; provided, however, that upon the occurrence of any Event of Default described in Sections 7.01(g), 7.01(h), or 7.01(i), the Commitments shall automatically and immediately expire and all Obligations shall automatically become immediately due and payable without notice or demand of any kind; (iv) require the Borrowers to provide a Supporting Cash Deposit in an amount equal to 105% of all Obligations (contingent or otherwise) outstanding with respect to Letters of Credit; and (v) pursue its other rights and remedies under the Loan Documents and any applicable law.

      (c) After the occurrence and during the continuance of any Event of Default,: (i) the Agent shall have, for the benefit of the Agent and the Lenders, in addition to all other rights of the Agent and the Lenders, the rights and remedies of a secured party under the Loan Documents and the UCC;
(ii) the Agent may, at any time, take possession of the Collateral and keep it on any Obligated Party's premises, at no cost to the Agent or any Lender, or remove any part of the Collateral to such other place or places as the Agent may desire, or the Obligated Parties shall, upon the Agent's demand, at the Obligated Parties' cost, assemble the Collateral and make it available to the Agent at a place reasonably convenient to the Agent; (iii) the Agent or the Agent's designee may notify each Obligated Party's Account Debtors whose payment obligations constitute Collateral that such Obligated Party's Accounts have been assigned to the Agent and of the Agent's Lien therein, and may collect such Accounts directly and charge the collection costs and expenses to the Loan Account as a Revolving Loan: and (iv) the Agent may sell and deliver any Collateral at public or private sales, for cash, upon credit, or otherwise, at such prices and upon such terms as the Agent deems advisable, in its sole discretion, and may, if the Agent deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, each Obligated Party agrees that any notice by the Agent of sale, disposition, or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to such Obligated Party if such notice is mailed by registered or

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certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least ten days prior to such action to such Obligated Party's address specified in or pursuant to Section 9.02. If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Agent or the Lenders receive payment, and if the buyer defaults in payment, the Agent may resell the Collateral without further notice to any Obligated Party. In the event the Agent seeks to take possession of all or any portion of the Collateral by judicial process, each Obligated Party irrevocably waives the posting of any bond, surety, or security with respect thereto that might otherwise be required, any demand for possession prior to the commencement of any suit or action to recover the Collateral, and any requirement that the Agent retain possession and not dispose of any Collateral until after trial or final judgment. Each Obligated Party agrees that the Agent has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. The Agent is hereby granted a license or other right to use, without charge, each Obligated Party's labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter, or any similar property, in completing production of, advertising, or selling any Collateral, and each Obligated Party's rights under all licenses and all franchise agreements shall inure to the Agent's benefit for such purpose. The proceeds of sale shall be applied first to all expenses of sale, including Attorney Costs, and then to the Obligations as provided herein. The Agent will return any excess to the Borrowers, and the Borrowers shall remain liable for any deficiency.

      (d) Without limiting the generality of the foregoing, each Obligated Party expressly agrees that, after the occurrence and during the continuance of any Event of Default, the Agent, without demand of performance or other demand, advertisement, or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon any Obligated Party or any other Person (all and each of which demands, advertisements, and notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may forthwith enter upon the premises of any Obligated Party where any Collateral is located through self-help, without judicial process, without first obtaining a final judgment or giving such Obligated Party or any other Person notice and opportunity for a hearing on the Agent's claim or action and may collect, receive, assemble, process, appropriate, and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, license, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at a public or private sale or sales, at any exchange at such prices as the Agent may deem acceptable, for cash or on credit or for future delivery without assumption of any credit risk. The Agent or any other Credit Provider shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of the Agent and the other Credit Providers, the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption each Obligated Party hereby releases. Such sales may be adjourned and continued from time to time with or without notice. The Agent shall have the right to conduct such sales on any Obligated Party's premises or elsewhere and shall have the right to use each Obligated Party's premises without charge for such time or times as the Agent deems necessary or advisable.

      (e) Each Obligated Party further agrees, at the Agent's request, to assemble the Collateral and make it available to the Agent at a place or places designated by the Agent that are reasonably convenient to the Agent and such Obligated Party, whether at such Obligated Party's

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premises or elsewhere. Until the Agent is able to effect a sale, lease, or other disposition of the Collateral, the Agent shall have the right to hold or use the Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving the Collateral or its value or for any other purpose deemed appropriate by the Agent. The Agent shall have no obligation to any Obligated Party to maintain or preserve the rights of such Obligated Party as against third parties with respect to any Collateral while such Collateral is in the possession of the Agent. The Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of the Collateral and to enforce any of the Agent's remedies (for the benefit of the Agent and the other Credit Providers), with respect to such appointment without prior notice or hearing as to such appointment. The Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization, or sale to the Obligations as provided in Section 2.11(c), and only after so paying over such net proceeds, and after the payment by the Agent of any other amount required by any provision of law, need the Agent account for the surplus, if any, to the applicable Obligated Party. To the maximum extent permitted by applicable law, each Obligated Party waives all claims, damages, and demands against the Agent or any other Credit Provider arising out of the repossession, retention, or sale of the Collateral except to the extent resulting from the gross negligence or willful misconduct of the Agent or such other Credit Provider as finally determined in a final, nonappealable judgment by a court of competent jurisdiction. Each Obligated Party agrees that ten days prior notice by the Agent of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. The Obligated Parties shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Obligations, including any attorneys' fees or other expenses incurred by the Agent or any other Credit Provider to collect such deficiency.

      (f) Except as otherwise specifically provided herein or in the other Loan Documents, each Obligated Party hereby waives presentment, demand, protest, or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral.

      (g) To the extent that applicable law imposes duties on the Agent to exercise remedies in a commercially reasonable manner, each Obligated Party acknowledges and agrees that it is not commercially unreasonable for the Agent
(i) to fail to incur expenses reasonably deemed significant by the Agent to prepare Collateral for disposition or otherwise to complete raw material or work-in-process into finished goods or other finished products for disposition,
(ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as such Obligated Party, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet

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sites that provide for the auction of assets of the types included in the
Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession, or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Agent against risks of loss, collection, or disposition of Collateral or to provide to the Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Agent, to obtain the services of other brokers, investment bankers, consultants, and other professionals to assist the Agent in the collection or disposition of any of the Collateral. Each Obligated Party acknowledges that the purpose of this Section 7.02(g) is to provide non-exhaustive indications of what actions or omissions by the Agent would not be commercially unreasonable in the Agent's exercise of remedies against the Collateral and that other actions or omissions by the Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this
Section 7.02(g). Without limiting the foregoing, nothing contained in this
Section 7.02(g) shall be construed to grant any rights to any Obligated Party or to impose any duties on the Agent that would not have been granted or imposed by this Agreement or by Requirement of Law in the absence of this Section 7.02(g).

      (h) After the occurrence and during the continuance of any Event of Default, each Obligated Party, at the Agent's request, shall execute and deliver to the Agent such documents as the Agent shall require to grant the Agent access to any post office box in which collections of Accounts are received.

      (i) After the occurrence and during the continuance of any Event of Default, the Borrowers will, at the Agent's request, with respect to all Inventory financed by Letters of Credit, instruct all suppliers, carriers, forwarders, customs brokers, warehouses, or others receiving or holding cash, checks, Inventory, documents, or instruments in which the Agent holds a security interest to deliver them to the Agent and/or subject to the Agent's order, and if they shall come into any Borrower's possession, to deliver them, upon request, to the Agent in their original form. The Borrowers shall also, at the Agent's request, after the occurrence and during the continuance of any Event of Default, designate the Agent as the consignee on all bills of lading and other negotiable and non-negotiable documents or cause all such documents to designate a Borrower as the consignee subject to the Agent's Liens.

      (j) After the occurrence and during the continuance of any Event of Default, each Obligated Party hereby waives all rights to notice and hearing prior to the exercise by the Agent of the Agent's rights to repossess the Collateral without judicial process or to replevy, attach, or levy upon the Collateral without notice or hearing.

                                  ARTICLE VIII

                                    The Agent

SECTION 8.01 Appointment and Authorization.

      (a) Each Lender hereby irrevocably appoints and designates the Bank (acting in its capacity as the Agent) as its agent under this Agreement and the other Loan Documents, and each Lender hereby irrevocably authorizes the Agent to take such action on such Lender's behalf

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under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. The Agent agrees to act as such on the express conditions contained in this Article VIII. Other than as expressly provided in Section 8.10 and Section 8.11, the provisions of this
Article VIII are solely for the benefit of the Agent and the other Credit Providers, and no Obligated Party shall have any rights as a third party beneficiary of any of the provisions contained herein. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender or Participant, and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement or any other Loan Document with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Agreement, the Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that the Agent is expressly entitled to take or assert under this Agreement and the other Loan Documents, including (i) the determination of the applicability of ineligibility criteria with respect to the calculation of the Borrowing Base, (ii) the making of Agent Advances pursuant to
Section 2.01(b)(x) and (iii) the exercise of remedies pursuant to Section 7.02, and any action so taken or not taken shall be deemed consented to by the Lenders.

      (b) The Letter of Credit Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued hereunder and the agreements and documents associated therewith. The Letter of Credit Issuer shall have all of the benefits and immunities (i) provided to the Agent in this Article VIII with respect to any acts taken or omissions suffered by the Letter of Credit Issuer in connection with Letters of Credit issued by it, or proposed to be issued by it, and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term "Agent" as used in this Article VIII included the Letter of Credit Issuer with respect to such acts or omissions, and
(ii) as additionally provided herein with respect to the Letter of Credit
Issuer.

SECTION 8.02 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees, or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.

SECTION 8.03 Liability of the Agent. None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth

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herein), or (b) be responsible in any manner to any Credit Provider or
Participant for any recital, statement, representation, or warranty made by an Obligated Party or any Affiliate of an Obligated Party, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement, or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability, or sufficiency of this Agreement or any other Loan Document, or for any failure of any Obligated Party or an other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or Participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books, or records of either Obligated Party or any Obligated Party's Affiliates.

SECTION 8.04 Reliance by the Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, or telephone message, electronic mail message, statement, or other document or conversation believed by the Agent to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Obligated Party or any of their respective Affiliates), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders or the Required Lenders, as applicable, as the Agent deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Lenders or the Required Lenders, as applicable, (or all Lenders if so required hereunder) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders. For purposes of determining compliance with the conditions specified in
Section 4.01, each Lender that has executed and delivered this Agreement shall be deemed to have consented to, approved, or accepted, or to be satisfied with, each document or other matter required thereunder to be consented to or approved by, or acceptable or satisfactory to, a Lender unless the Agent shall have received written notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

SECTION 8.05 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, other than the failure of any Borrower to make any payment of principal, interest, fees, and expenses required to be paid to the Agent for the benefit of the Credit Providers, unless the Agent shall have received written notice from an Obligated Party or a Lender referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be directed by the Majority Lenders or Required Lenders, as applicable, in accordance with
Article IX; provided that unless and until the Agent has received any such direction, the Agent may (but shall not be obligated to) take such action,

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or refrain from taking such action, with respect to such Default or Event of
Default as it shall deem advisable or in the best interest of the Credit Providers.

SECTION 8.06 Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to such Lender, and that no act by the Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of the Obligated Parties and their Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether any Agent-Related Person has disclosed material information in its possession. Each Lender represents to the Agent that such Lender has, independently and without reliance upon any Agent-Related Person and based on such documents and information as such Lender has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition, and creditworthiness of the Obligated Parties and their Affiliates, and any Requirement of Law relating to the transactions contemplated hereby, and such Lender has made its own decision to enter into this Agreement and to extend credit to the Obligated Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as such Lender shall deem appropriate at the time, continue to make its own credit analysis, appraisals, and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition, and creditworthiness of the Obligated Parties and their Affiliates. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition, or creditworthiness of any Borrower or any of their Affiliates that may come into the possession of any of the Agent-Related Persons.

SECTION 8.07 Indemnification. WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED, THE LENDERS SHALL, UPON DEMAND, INDEMNIFY THE AGENT-RELATED PERSONS (TO THE EXTENT NOT REIMBURSED BY OR ON BEHALF OF THE OBLIGATED PARTIES AND WITHOUT LIMITING THE OBLIGATION OF THE OBLIGATED PARTIES TO DO SO), IN ACCORDANCE WITH THEIR PRO RATA SHARES, AND HOLD HARMLESS EACH AGENT-RELATED PERSON FROM AND AGAINST ANY AND ALL INDEMNIFIED LIABILITIES (AS SUCH TERM IS DEFINED IN SECTION 9.04(b)) SOLELY TO THE EXTENT ACTING IN ITS CAPACITY AS AGENT; PROVIDED THAT NO LENDER SHALL BE LIABLE FOR THE PAYMENT TO ANY AGENT-RELATED PERSON OF ANY PORTION OF SUCH INDEMNIFIED LIABILITIES TO THE EXTENT DETERMINED IN A FINAL, NONAPPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH AGENT-RELATED PERSON'S OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT; PROVIDED, FURTHER, THAT NO ACTION TAKEN IN ACCORDANCE WITH THE DIRECTIONS OF THE MAJORITY LENDERS OR THE REQUIRED LENDERS, AS APPLICABLE, SHALL BE DEEMED TO CONSTITUTE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT FOR PURPOSES OF THIS SECTION. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its Pro Rata Share of any costs or out-of-pocket expenses (including Attorney Costs)

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incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings, or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Obligated Parties. The undertaking in this Section 8.07 shall survive the termination of the Commitments, payment of all Obligations hereunder, and the resignation or replacement of the Agent.

SECTION 8.08 The Agent in its Individual Capacity. The Bank and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with any Obligated Party and its Affiliates as though the Bank were not the Agent or the Letter of Credit Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, the Bank or its Affiliates may receive information regarding an Obligated Party, its Affiliates, and Account Debtors (including information that may be subject to confidentiality obligations in favor of any such Obligated Party or Affiliate), and the Lenders acknowledge that the Agent and the Bank shall be under no obligation to provide such information to the Lenders. With respect to its Loans, the Bank as a Lender shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent or the Letter of Credit Issuer, and the terms "Lender" and "Lenders" include the Bank in its individual capacity.

SECTION 8.09 Successor Agent. The Agent may resign as Agent (the "resigning Agent") upon at least 30 days prior notice to the Lenders and the Borrowers (and any such resignation by the Bank shall also constitute its resignation as the Letter of Credit Issuer hereunder (the "resigning Letter of Credit Issuer")). In the event the Bank sells all of its Commitment and Loans as part of a sale, transfer, or other disposition by the Bank of substantially all of its loan portfolio, the Bank shall resign as the Agent and such purchaser or transferee shall become the successor Agent hereunder. Subject to the foregoing, if the Agent resigns under this Agreement, the Majority Lenders shall appoint from among the Lenders a successor administrative agent and collateral agent (any Person being appointed as successor to the resigning Agent being referred to in this Section as the "successor Agent," and any such appointment shall also constitute appointment of the successor Agent as the Letter of Credit Issuer hereunder (the "successor Letter of Credit Issuer")) for the Lenders that shall be consented to by the Borrowers at all times other than during the existence of a Default or an Event of Default (such consent not to be unreasonably withheld or delayed). If no successor Agent is appointed prior to the effective date of the resignation of the resigning Agent, the resigning Agent may appoint, after consulting with the Lenders and the Borrowers, a successor Agent from among the Lenders. Upon the acceptance of its appointment as the successor Agent hereunder, (a) the successor Agent shall succeed to all the rights, powers, and duties of the resigning Agent and the resigning Letter of Credit Issuer, (b) the respective terms "Agent" and "Letter of Credit Issuer" shall mean the successor Agent and the successor Letter of Credit Issuer, and (c) the resigning Agent's appointment, rights, powers, and duties as the Agent shall be terminated, and
(d) the resigning Letter of Credit Issuer's appointment, rights, powers, and duties as the Letter of Credit Issuer shall be terminated without any other or further act or deed on the part of the resigning Letter of Credit Issuer or any Lender, other than the obligation of the successor Letter of Credit Issuer to issue Letters of Credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or to

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make other arrangements satisfactory to the resigning Letter of Credit Issuer to effectively assume the obligations of the resigning Letter of Credit Issuer with respect to its Letters of Credit. After any resigning Agent's resignation hereunder as the Agent, the provisions of this Article VIII, Section 2.13, and
Section 9.04 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement. If no successor Agent has accepted appointment as successor Agent within 30 days of the resigning Agent's notice of resignation, the resigning Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Lenders appoint a successor Agent as provided for in this Section 8.09.

SECTION 8.10 Collateral Matters.

      (a) The Credit Providers hereby irrevocably authorize the Agent to release any Agent's Liens upon any Collateral (i) upon (A) termination of the Commitments, (B) termination or collateralization as provided in Section 2.03(g) of all outstanding Letters of Credit (whether or not any of such obligations are due), and (C) the Obligated Parties' payment and satisfaction in full of all Loans and other Obligations (other than indemnification obligations to the extent no claim with respect thereto has been asserted and remains unsatisfied)
(ii) constituting property being sold or disposed of if the Obligated Parties certify to the Agent that the sale or disposition is made in compliance with
Section 6.04 (and the Agent may rely conclusively on any such certification, without further inquiry), or (iii) constituting property in which the Obligated Parties owned no interest at the time the Lien was granted or at any time thereafter. Except as provided above, the Agent will not release any of the Agent's Liens without the prior written authorization of the Lenders; provided that the Agent may, in its discretion, release the Agent's Liens on Collateral valued in the aggregate not in excess of $5,000,000 during each fiscal year without the prior written authorization of any Lender. Upon request by the Agent or the Obligated Parties at any time, the Credit Parties will confirm in writing the Agent's authority to release any Guarantor and any of the Agent's Liens upon particular types or items of Collateral in accordance with the terms of this
Section 8.10.

      (b)   Upon receipt by the Agent of any authorization required pursuant to
Section 8.10(a) from the Majority Lenders of the Agent's authority to release any Agent's Liens upon particular types or items of Collateral, and upon at least five Business Days prior written request by an Obligated Party, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Agent's Liens upon such Collateral; provided that (i) the Agent shall not be required to execute any such document on terms that, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Obligated Parties in respect of) all interests retained by the Obligated Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

      (c) The Agent shall have no obligation whatsoever to any of the Credit Providers to assure that the Collateral exists or is owned by the Obligated Parties or is cared for, protected, or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to

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exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion, given the Agent's own interest in the Collateral in its capacity as one of the Lenders and that the Agent shall have no other duty or liability whatsoever to any Credit Provider as to any of the foregoing.

SECTION 8.11 Restrictions on Actions by Lenders; Sharing of Payments.

      (a) Each of the Credit Providers (in their respective capacity as a Lender or as an Agent-Related Person hereunder) agrees that it shall not setoff against the Obligations, any amounts owing by such Credit Provider to any Obligated Party or any accounts of any Obligated Party now or hereafter maintained with such Lender. Each of the Credit Providers further agrees that it shall not, unless specifically requested to do so by the Agent, take or cause to be taken any action to enforce its rights under this Agreement or any other Loan Document or against any Obligated Party, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

      (b) If at any time or times any Credit Provider shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations owing to such Credit Provider arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Credit Provider from the Agent pursuant to the terms of this Agreement, or (ii) payments from the Agent in excess of such Credit Provider's ratable portion of all such distributions by the Agent, such Credit Provider shall promptly (A) turn the same over to the Agent, in kind, and with such endorsements as may be required to negotiate the same to the Agent, or in same day funds, as applicable, for the account of all of the Credit Providers and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (B) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied among the Credit Providers in accordance with the terms of this Agreement; provided that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

SECTION 8.12 Agency for Perfection. Each Credit Provider hereby appoints each other Credit Provider as agent for the purpose of perfecting Liens, for the benefit of the Credit Providers, in assets that, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession. Should any Credit Provider (other than the Agent) obtain possession of any such Collateral, such Credit Provider shall notify the Agent thereof, and, promptly upon the Agent's request therefor, shall deliver such Collateral to the Agent or otherwise deal with such Collateral in accordance with the Agent's instructions.

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SECTION 8.13 Payments by Agent to the Lenders. All payments to be made by the
Agent to the Credit Providers shall be made by bank wire transfer or internal transfer of immediately available funds to each Credit Provider pursuant to transfer instructions delivered in writing to the Agent on or prior to the Closing Date (or if such Credit Provider is an Assignee, delivered with or in the applicable Assignment and Acceptance), or pursuant to such other transfer instructions as each party may designate for itself by written notice to the Agent. Concurrently with each such payment, the Agent shall identify whether such payment (or any portion thereof) represents principal, premium, interest, or fees on the Revolving Loans, the Letters of Credit, or otherwise. Unless the Agent receives notice from the Borrowers prior to the date on which any payment is due to any Credit Provider that the Borrowers will not make such payment in full as and when required, the Agent may assume that the Borrowers have made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Credit Provider on such due date an amount equal to the amount then due such Credit Provider. If and to the extent the Borrowers have not made such payment in full to the Agent, each Credit Provider shall repay to the Agent on demand such amount distributed to such Credit Provider, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Credit Provider until the date repaid.

SECTION 8.14 Settlement.

      (a) Each Lender's funded portion of the Revolving Loans is intended by the Lenders to be equal at all times to such Lender's Pro Rata Share of the outstanding Revolving Loans. Notwithstanding such agreement, the Agent, the Bank, and the Lenders agree (which agreement shall not be for the benefit of or enforceable by the Obligated Parties) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Revolving Loans, including the Non-Ratable Loans and the Agent Advances, shall take place on a periodic basis in accordance with the following provisions:

            (i) The Agent shall request settlement (a "Settlement") with the Lenders on at least a weekly basis, or on a more frequent basis at the Agent's election, (A) on behalf of the Bank, with respect to each outstanding Non-Ratable Loan, (B) for itself, with respect to each Agent Advance, and (C) with respect to collections received, in each case, by notifying the Lenders of such requested Settlement by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 3:00 p.m. (Chicago, Illinois time) on the date of such requested Settlement (the "Settlement Date"). In its discretion, the Agent may on any Settlement Date permit Non-Ratable Loans in an aggregate principal amount not to exceed Five Million Dollars ($5,000,000) to remain outstanding, while requiring Settlement of the other outstanding Non-Ratable Loans. Each Lender (other than the Bank, in the case of the Non-Ratable Loans, and the Agent, in the case of the Agent Advances) shall transfer the amount of such Lender's Pro Rata Share of the outstanding principal amount of the Non-Ratable Loans and Agent Advances with respect to which Settlement is requested to the Agent, to such account of the Agent as the Agent may designate, not later than 3:00 p.m. (Chicago, Illinois time), on the Settlement Date applicable thereto. Settlements shall occur during the continuation of a Default or an Event of Default and whether or not the applicable conditions precedent set forth in Article 9 have then been satisfied. Such amounts transferred to the Agent shall be applied against the amounts of the applicable Non-Ratable Loan or Agent Advance for which the Agent has

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requested Settlement and, together with the portion of such Non-Ratable Loan or
Agent Advance representing the Bank's or the Agent's Pro Rata Share thereof, shall constitute Revolving Loans of such Lenders, respectively. If any such amount is not transferred to the Agent by any Lender on the Settlement Date applicable thereto, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three days from and after the Settlement Date and thereafter at the Interest Rate then applicable to Base Rate Loans (1) on behalf of the Bank, with respect to each outstanding Non-Ratable Loan and (2) for itself, with respect to each Agent Advance.

            (ii) Notwithstanding the foregoing, not more than one Business Day after demand is made by the Agent (whether before or after the occurrence of a Default or an Event of Default and regardless of whether the Agent has requested a Settlement with respect to a Non-Ratable Loan or Agent Advance), each other Lender (A) shall irrevocably and unconditionally purchase and receive from the Bank or the Agent, as applicable, without recourse or warranty, an undivided interest and participation in such Non-Ratable Loan or Agent Advance equal to such Lender's Pro Rata Share of such Non-Ratable Loan or Agent Advance, and (B) if Settlement has not previously occurred with respect to such Non-Ratable Loans or Agent Advances, upon demand by the Bank or the Agent, as applicable, shall pay to the Bank or the Agent, as applicable, as the purchase price of such participation an amount equal to 100% of such Lender's Pro Rata Share of such Non-Ratable Loans or Agent Advances. If such amount is not in fact transferred to the Agent by any Lender, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three days from and after such demand and thereafter at the Interest Rate then applicable to Base Rate Loans.

            (iii) From and after the date, if any, on which any Lender purchases an undivided interest and participation in any Non-Ratable Loan or Agent Advance pursuant to clause (ii) preceding, the Agent shall promptly distribute to such Lender, such Lender's Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by the Agent in respect of such Non-Ratable Loan or Agent Advance.

            (iv) Between Settlement Dates, to the extent no Agent Advances are outstanding, the Agent may pay over to the Bank any payments received by the Agent, which in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, for application to the Bank's Revolving Loans, including Non-Ratable Loans. If, as of any Settlement Date, collections received since the then immediately preceding Settlement Date have been applied to the Bank's Revolving Loans (other than to Non-Ratable Loans or Agent Advances in which a Lender has not yet funded its purchase of a participation pursuant to clause (ii) preceding), as provided for in the previous sentence, the Bank shall pay to the Agent for the accounts of the Lenders, to be applied to the outstanding Revolving Loans of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Revolving Loans. During the period between Settlement Dates, the Bank with respect to Non-Ratable Loans, the Agent with respect to Agent Advances, and each Lender with respect to the Revolving Loans other than Non-Ratable Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the actual average daily amount of funds employed by the Bank, the Agent, and the other Lenders.

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            (v)   Unless the Agent has received written notice from a Lender to the contrary, the Agent may assume that the applicable conditions precedent set forth in Article IV have been satisfied and the requested Borrowing will not exceed the Unused Availability on any Funding Date for a Revolving Loan or Non-Ratable Loan.

      (b) The Lenders' Failure to Perform. All Revolving Loans (other than Non-Ratable Loans and Agent Advances) shall be made by the Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, (ii) no failure by any Lender to perform its obligation to make any Revolving Loans hereunder shall excuse any other Lender from its obligation to make any Revolving Loans hereunder, and (iii) the obligations of each Lender hereunder shall be several, not joint and several.

      (c) Defaulting Lenders. Unless the Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to the Agent such Lender's Pro Rata Share of such Borrowing, the Agent may assume that each Lender has made such amount available to the Agent in immediately available funds on the Funding Date. Furthermore, the Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If any Lender has not transferred its full Pro Rata Share to the Agent in immediately available funds and if the Agent has transferred a corresponding amount to the Borrowers, on the Business Day following such Funding Date the applicable Lender shall make such amount available to the Agent, together with interest at the Federal Funds Rate for that day. A notice by the Agent submitted to any Lender with respect to amounts owing shall be conclusive, absent manifest error. If each Lender's full Pro Rata Share is transferred to the Agent as required, the amount transferred to the Agent shall constitute such Lender's Revolving Loan for all purposes of this Agreement. If any such amount is not transferred to the Agent on the Business Day following the Funding Date, the Agent will notify the Borrowers of such failure to fund and, upon demand by the Agent, the Borrowers shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the Interest Rate applicable at the time to the Revolving Loans comprising that particular Borrowing provided that in such event Borrowers shall not be required to pay any breakage fees which may otherwise be provided for under this Agreement. The failure of any Lender to make any Revolving Loan on any Funding Date (any such Lender, prior to the cure of such failure, being referred to herein as a "Defaulting Lender") shall not relieve any other Lender of its obligation hereunder to make a Revolving Loan on such Funding Date. No Lender shall be responsible for any other Lender's failure to advance such other Lenders' Pro Rata Share of any Borrowing.

      (d) Retention of Defaulting Lender's Payments. The Agent shall not be obligated to transfer to a Defaulting Lender any payments made by the Borrowers to the Agent for the Defaulting Lender's benefit, nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by the Agent. In its discretion, the Agent may loan the Borrowers the amount of all

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such payments received or retained by it for the account of such Defaulting
Lender. Any amounts so loaned to the Borrowers shall bear interest at the rate applicable to Base Rate Loans and for all other purposes of this Agreement shall be treated as if they were Revolving Loans, provided, however, that for purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a "Lender." Until a Defaulting Lender cures its failure to fund its Pro Rata Share of any Borrowing (i) such Defaulting Lender shall not be entitled to any portion of the Unused Line Fee and (ii) the Unused Line Fee shall accrue in favor of the Lenders that have funded their respective Pro Rata Shares of such requested Borrowing and shall be allocated among such performing Lenders ratably based upon their relative Commitments. This Section shall remain effective with respect to such Lender until such time as the Defaulting Lender shall no longer be in default of any of its obligations under this Agreement. The terms of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by any Obligated Party of its duties and obligations hereunder.

      (e) Removal of Defaulting Lender. At the Borrowers' request, the Agent (acting in its individual capacity as a Lender) or an Eligible Assignee reasonably acceptable to the Agent and the Borrowers shall have the right (but not the obligation) to purchase from any Defaulting Lender, and each Defaulting Lender shall, upon such request, sell and assign to the Agent (acting in its individual capacity as a Lender) or such Eligible Assignee, all of the Defaulting Lender's outstanding Loans and Commitments hereunder. Such sale shall be consummated promptly after the Agent has arranged for a purchase by the Agent (acting in its individual capacity as a Lender) or an Eligible Assignee pursuant to an Assignment and Acceptance, and at a price equal to the outstanding principal balance of the Defaulting Lender's Loans, plus accrued interest and fees (excluding the Unused Line Fee to the extent not required to be paid to the Defaulting Lender pursuant to Section 8.14(d)), without premium or discount.

SECTION 8.15 Letters of Credit; Intra-Lender Issues.

      (a) Notice of Letter of Credit Balance. On each Settlement Date, the Agent shall notify each Lender of the issuance of any Letters of Credit since the prior Settlement Date.

      (b)   Participations in Letters of Credit.

            (i) Purchase of Participations. Immediately upon issuance of any Letter of Credit in accordance with Section 2.03(d), each Lender shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation equal to such Lender's Pro Rata Share of the face amount of such Letter of Credit in connection with the issuance of such Letter of Credit (including all obligations of the Borrowers, and any security therefor or guaranty pertaining thereto).

            (ii) Sharing of Reimbursement Obligation Payments. Whenever the Agent receives a payment from a Borrower on account of reimbursement obligations in respect of a Letter of Credit as to which the Agent has previously received for the account of the Agent or the Letter of Credit Issuer payment from a Lender, the Agent shall pay to such Lender such Lender's Pro Rata Share of such payment from the Borrower. Each such payment shall be made by the Agent on the next Settlement Date.

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            (iii) Documentation. Upon the request of any Lender, the Letter of
Credit Issuer shall furnish to the Agent and the Agent shall furnish to such Lender copies of any Letter of Credit, reimbursement agreements executed in connection therewith, applications for any Letter of Credit, and such other documentation relating to such Letter of Credit as may reasonably be requested by such Lender.

            (iv) Obligations Irrevocable. The obligation of each Lender to make payments to the Agent with respect to any Letter of Credit or with respect to their participation therein or with respect to the Revolving Loans made as a result of a drawing under a Letter of Credit and the obligation of the Borrowers to make payments to the Agent, for the account of the Lenders, with respect to any Letter of Credit shall be irrevocable and shall not be subject to any qualification or exception whatsoever, including any of the following circumstances:

                  (A) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

                  (B) the existence of any claim, setoff, defense, or other
            right that any Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, the Agent, the Letter of Credit Issuer, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between any Borrower or any other Person and the beneficiary named in any Letter of Credit);

                  (C) any draft, certificate, or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (D) the surrender or impairment of any security for the
            performance or observance of any of the terms of any of the Loan Documents;

                  (E) the occurrence of any Default or Event of Default; or

                  (F) the failure of the Borrowers to satisfy the applicable conditions precedent set forth in Article IV.

      (c) Recovery or Avoidance of Payments; Refund of Payments in Error. In the event any payment by or on behalf of the Borrowers received by the Agent with respect to any Letter of Credit and distributed by the Agent to the Lenders on account of their respective participations therein is thereafter set aside, avoided, or recovered from the Agent or the Letter of Credit Issuer in connection with any receivership, liquidation, or bankruptcy proceeding, the Lenders shall, upon demand by the Agent, pay to the Agent their respective Pro Rata Shares of such amount set aside, avoided, or recovered, together with interest at the rate required to be paid by the Agent or the Letter of Credit Issuer upon the amount required to be repaid by it. Unless the Agent receives notice from the Borrowers prior to the date on which any payment is due to the Lenders that the Borrowers will not make such payment in full as and when required, the Agent may assume that the Borrowers have made such payment in full to the Agent on such date in

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immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrowers have not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

      (d) Indemnification by the Lenders. To the extent not reimbursed by the Borrowers and without limiting the obligations of the Borrowers hereunder, the Lenders agree to indemnify the Letter of Credit Issuer ratably in accordance with their respective Pro Rata Shares, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees) or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Letter of Credit Issuer in any way relating to or arising out of any Letter of Credit or the transactions contemplated thereby or any action taken or omitted by the Letter of Credit Issuer under any Letter of Credit or any Loan Document in connection therewith; provided that no Lender shall be liable for any of the foregoing to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from the Letter of Credit Issuer's own gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse the Letter of Credit Issuer promptly upon demand for its Pro Rata Share of any costs or expenses payable by the Borrowers to the Letter of Credit Issuer, to the extent that the Letter of Credit Issuer is not promptly reimbursed for such costs and expenses by the Borrowers. The agreement contained in this Section shall survive payment in full of all other Obligations.

SECTION 8.16 Concerning the Collateral and the Related Loan Documents. Each Lender authorizes and directs the Agent to enter into the other Loan Documents, for the benefit and obligation of the Credit Providers. Each Lender agrees that any action taken by the Agent, the Required Lenders, or the Majority Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Agent, the Required Lenders, or the Majority Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders. The Lenders acknowledge that the Revolving Loans (including the Agent Advances and the Non-Ratable Loans), Bank Products, and all interest, fees, and expenses hereunder constitute one Indebtedness, secured pari passu by all of the Collateral, subject to the order of distribution of payments set forth in Section 2.11(e).

SECTION 8.17 Field Audit and Examination Reports; Disclaimer by Lenders. By signing this Agreement, each Lender:

      (a) is deemed to have requested that the Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, the "Reports") prepared by or on behalf of the Agent;

      (b) expressly agrees and acknowledges that neither the Bank nor the Agent (i) makes any representation or warranty as to the accuracy of any Report or (ii) shall be liable for any information contained in any Report;

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      (c)   expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agent, the Bank, or any other Person performing any audit or examination will inspect only specific information regarding the Obligated Parties and will rely significantly upon the Obligated Parties' books and records, as well as on representations of the Obligated Parties' personnel;

      (d) agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to any assignee or Participant (or any potential assignee or Participant), or use any Report in any other manner; and

      (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Agent and any such other Person preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to the Borrower, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans to the Borrowers; and (ii) to pay and protect, and indemnify, defend, and hold the Agent and any such other Person preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including Attorney Costs) incurred by the Agent and any such other Person preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

SECTION 8.18 Relation Among the Lenders. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in the case of the Agent) authorized to act for, any other Lender.

SECTION 8.19 Syndication Agent. Each Lender hereby irrevocably appoints and designates UBS Securities LLC (acting in its capacity as the Syndication Agent) as its syndication agent under this Agreement and the other Loan Documents. UBS Securities LLC, as "Syndication Agent", shall have no right, power, obligation, liability, responsibility or duty under this Agreement or any of the Loan Documents. Without limiting the foregoing, UBS Securities LLC shall not have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on UBS Securities LLC in deciding to enter into this Agreement or in taking or not taking action hereunder.

SECTION 8.20 Co-Documentation Agents. Each Lender hereby irrevocably appoints and designates Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc. ("Merrill Lynch"), The CIT Group/Business Credit, Inc., and Wells Fargo Foothill, LLC (acting in their individual capacities as Co-Documentation Agents) as its co-documentation agents under this Agreement and the other Loan Documents. Each of Merrill Lynch, The CIT Group/Business Credit, Inc., and Wells Fargo Foothill, LLC, as "Co-Documentation Agent", shall have no right, power, obligation, liability, responsibility or duty under this Agreement or any of the Loan Documents. Without limiting the foregoing, each of Merrill Lynch, The CIT Group/Business Credit, Inc., and Wells Fargo Foothill, LLC shall not have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on Merrill Lynch, The CIT Group/Business Credit, Inc., or Wells Fargo Foothill, LLC in deciding to enter into this Agreement or in taking or not taking action hereunder.

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                                   ARTICLE IX

                                  MISCELLANEOUS

SECTION 9.01 [RESERVED].

SECTION 9.02 Notices.

      (a) Except as otherwise provided herein, all notices, demands, and requests that any party is required or elects to give to any other party shall be in writing, or by a telecommunications device capable of creating a written record, and any such notice shall become effective (i) upon personal delivery thereof, including, but not limited to, delivery by overnight mail or courier service, (ii) four days after it shall have been mailed by U.S. mail, first class, certified or registered, with postage prepaid, or (iii) in the case of notice by such a telecommunications device, when properly transmitted and confirmed, in each case addressed to the party to be notified as follows:

      If to the Agent
         or to the Bank:                  Bank of America, N.A.
                                          335 Madison Avenue
                                          New York, New York 10017
                                          Attention:    Robert Anchundia
                                          Telecopy No.: 212 503-7330

      If to any Obligated Party:          c/o American Commercial Lines LLC
                                          1701 East Market Street
                                          Jeffersonville, Indiana 47130
                                          Attention:    SVP Law & Administration
                                          Telecopy No.: 812 288-0294

      If to a Lender, to the address of such Lender set forth on Schedule 1.1(A) of this Agreement or on the most recent Assignment and Acceptance to which such Lender is a party, or to such other address as each party may designate for itself by like notice.

      (b) Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such Loan Documents and signatures shall, subject to applicable law, have the same force and effect as manually signed originals and shall be binding on the Obligated Parties that are parties thereto, the Agent, the Lenders, and all other parties to the Loan Documents. The Agent may also require that any such documents and signatures be confirmed by a manually signed original thereof, provided that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

      (c) The Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices in lieu of written Notices of Borrowing and Notices of

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Continuation/Conversion) purportedly given by or on behalf of the Borrowers even if (i) such notices were not made in a manner specified herein, (ii) such notices were incomplete or were not preceded or followed by any other form of notice specified herein, or (iii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Obligated Parties shall indemnify each Credit Provider from all losses, costs, expenses, and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrowers. All telephonic notices to and other communications with the Agent may be recorded by the Agent, and each of the parties hereto hereby consents to such recording.

      (d) Notwithstanding anything in this Agreement or any other Loan Document to the contrary, each Obligated Party agrees to use reasonable efforts to provide all Communications (as defined below) to the Agent in an electronic/soft medium in a format acceptable to the Agent to the e-mail addresses specified by the Agent to ACL from time to time. As used in this
Section 9.02 "Communications" means all information, documents and other materials that any Obligated Party is obligated to furnish to the Agent pursuant to this Agreement or any other Loan Document, including all notices, requests, Financial Statements, financial and other reports, certificates, and other information materials, but excluding any such information, documents, or materials that (i) relate to any request for a Borrowing or a continuation or a conversion of any existing Loan (including any election of an interest rate or the duration of an Interest Period), (ii) relate to the payment of any principal or other amount due under this Agreement or any other Loan Document prior to the scheduled date therefor, (iii) provide notice of any Default or Event of Default; or (iv) are required to be delivered to satisfy any condition set forth in Section 4.01 or Section 4.02.

      (e) Each Obligated Party and each Credit Provider agrees that the Agent may make the Loan Documents and the Communications, together with other information relating to the Obligated Parties and their business and assets, including Borrowing Base Certificates, appraisals, and Reports, (all such other information being referred to collectively in this Section 9.02 as the "Other Information"), available to the Credit Providers by posting on Intralinks or a substantially similar electronic transmission system approved by the Borrowers (which approval shall not be unreasonably withheld) (each such system being referred to in this Section 9.02 as a "Platform"). Each Obligated Party (i) acknowledges that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution and (ii) agrees that posting of the Communications and Other Information to a Platform will not in any event constitute a breach of the confidentiality provisions of Section 9.13.

      (f) EACH PLATFORM IS PROVIDED "AS IS" AND "AS AVAILABLE." THE AGENT-RELATED PERSONS DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF ANY LOAN DOCUMENTS, COMMUNICATIONS, OR OTHER INFORMATION POSTED BY ANY AGENT-RELATED PERSON TO ANY PLATFORM, OR THE ADEQUACY OF ANY PLATFORM, AND THE AGENT-RELATED PERSONS AND THE OTHER CREDIT PROVIDERS EXPRESSLY DISCLAIM ANY LIABILITY FOR ERRORS OR OMISSIONS IN ANY LOAN DOCUMENTS, COMMUNICATIONS, OR OTHER INFORMATION AS POSTED ON ANY PLATFORM. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED, OR STATUTORY (INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT

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OF THIRD PARTY RIGHTS, OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS) IS MADE BY
THE AGENT-RELATED PERSONS OR ANY OTHER CREDIT PROVIDER IN CONNECTION WITH THE LOAN DOCUMENTS, COMMUNICATIONS, OR OTHER INFORMATION OR ANY PLATFORM. IN NO
EVENT SHALL ANY AGENT-RELATED PERSON OR ANY OTHER CREDIT PROVIDER HAVE ANY LIABILITY TO ANY OBLIGATED PARTY OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND (INCLUDING DIRECT OR INDIRECT DAMAGES, SPECIAL DAMAGES, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN CONTRACT, TORT OR OTHERWISE)) ARISING OUT OF ANY PERSON'S TRANSMISSION OF LOAN DOCUMENTS, COMMUNICATIONS, OR OTHER INFORMATION THROUGH THE INTERNET, OR POSTING OR FAILURE TO POST ANY LOAN DOCUMENTS, COMMUNICATIONS, OR OTHER INFORMATION ON ANY
PLATFORM, EXCEPT TO THE EXTENT DETERMINED IN A FINAL, NONAPPEALABLE JUDGMENT BY
A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH PERSON'S OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

      (g) Subject to the last sentence of clause (f) preceding, the Agent agrees that the receipt of the Communications by it at its e-mail addresses specified to the Obligated Parties from time to time shall constitute effective delivery of the Communications to the Agent for purposes of this Agreement. Each Lender agrees that notice to it (as provided in the following sentence) specifying that the Communications and the Other Information have been posted to a Platform shall constitute effective delivery of the Communications and the Other Information to such Lender for purposes of this Agreement. Each Lender agrees (i) to notify the Agent in writing (including by electronic communication) from time to time of such Lender's e-mail addresses to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such e-mail address.

SECTION 9.03 Waivers; Amendments.

      (a) Except as specified in clause (b) and clause (c) following, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by any Obligated Party therefrom, shall be effective unless such amendment, modification, or consent is in writing, signed by the Majority Lenders (or by the Agent at the written request of the Majority Lenders) and the Obligated Parties, and acknowledged by the Agent, and then any such amendment, waiver, or consent shall be effective only in the specific instance and for the specific purpose for which given.

      (b) Unless it is in writing and signed by all of the Lenders (or by the Agent at the written request of the Lenders) and the Borrowers and acknowledged by the Agent, no amendment, waiver, or consent shall do any of the following:

            (i) increase (other than pursuant to an assignment hereunder) or extend the Commitment of any Lender;

            (ii)  amend the first two sentences of Section 2.01(b)(i);

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

            (iii) increase the Maximum Revolver Amount or the Letter of Credit Subfacility;

            (iv) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees (other than fees payable to the Agent solely for the Agent's benefit), or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

            (v) reduce the principal of, or the rate of interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

            (vi) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans that is required for the Lenders, or any of them, to take any action hereunder;

            (vii) change the definition of Borrowing Base, Eligible Accounts, Eligible Inventory, Inventory Advance Amount, Pro Rata Share, Vessel Advance Amount, Vessel Appraisal, Eligible Vessels, Majority Lenders, or Required Lenders;

            (viii) amend Section 8.10, this Section 9.03 or any provision of this Agreement providing for consent or other action by all of the Lenders; or

            (ix) other than as permitted by Section 8.10, release or subordinate any Guaranties of the Obligations or release or subordinate Collateral;

provided that (A) no amendment, waiver, or consent shall, unless in writing and signed by the Agent, affect the rights or duties of the Agent under this Agreement or any other Loan Document, (B) no amendment, waiver, or consent shall, unless in writing and signed by the Bank, acting in its capacity as the Letter of Credit Issuer affect the rights or duties of the Letter of Credit Issuer under this Agreement or any other Loan Document related to any Letter of Credit issued or to be issued by it, (C) Schedule 1.1A may be amended from time to time by the Agent alone to reflect assignments of Commitments in accordance with this Agreement, (D) any Loan Document relating to Bank Products may be amended by the applicable Obligated Party and the Bank without the approval or consent of any other Lender, and (E) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver, or consent hereunder.

      (c) No waiver, amendment, or consent shall, unless in writing and signed by the Required Lenders and the Obligated Parties and acknowledged by the Agent, amend any provision of Section 2.01(b)(x), other than an amendment to the percentage of Lenders required to revoke the Agent's authorization to make Agent Advances which revocation shall require only the signature of the Required Lenders.

      (d) If any fees are paid to the Lenders as consideration for amendments, waivers, or consents with respect to this Agreement, at the Agent's election, such fees may be paid only to those Lenders that agree to such amendments, waivers, or consents within the time specified for submission thereof.

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      (e)   If, in connection with any proposed amendment, waiver, or consent:

            (i) requiring the consent of all of the Lenders, the consent of the Required Lenders is obtained but the consent of the other Lenders is not obtained (any such Lender whose consent is not obtained as described in this clause (i) or clause (ii) following being referred to as a "Non-Consenting Lender"), or

            (ii) requiring the consent of the Required Lenders, the consent of the Majority Lenders is obtained but the consent of the other Lenders is not obtained,

            (iii) then, if the Bank (in its individual capacity as a Lender) is not a Non-Consenting Lender, at the Borrowers' request the Bank (in its individual capacity as a Lender) or an Eligible Assignee shall, subject to the requirements of Section 9.05, have the right (but not the obligation) to purchase from each Non-Consenting Lender, and each Non-Consenting Lender agrees that it shall sell, such Non-Consenting Lender's Loans and Commitments for an amount equal to the aggregate outstanding principal balances thereof plus all accrued interest and fees with respect thereto through the date of sale pursuant to one or more Assignment and Acceptances, without premium or discount.

SECTION 9.04 Expenses; Indemnity; Damage Waiver.

      (a) Fees and Expenses. The Obligated Parties agree to pay to the Agent and the Lenders, for their respective accounts, on demand, all reasonable out-of-pocket (except as expressly provided below) costs and expenses that the Agent and the Lenders pay or incur in connection with the negotiation, preparation, consummation, administration, enforcement, and termination of this Agreement or any of the other Loan Documents, including: (i) Attorney Costs;
(ii) costs and expenses (including Attorney Costs) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (iii) costs and expenses of lien searches; (iv) taxes, fees, and other charges for filing financing statements and continuations, and other actions to perfect, protect, and continue the Agent's Liens (including costs and expenses paid or incurred by the Agent in connection with the consummation of this Agreement); (v) sums paid or incurred to pay any amount or take any action required of any Obligated Party under the Loan Documents that such Obligated Party fails to pay or take; (vi) costs of (A) appraisals, including any Vessel Appraisal (whether conducted by an internal or external appraiser), and (B) inspections, and verifications of the Collateral and other due diligence, including travel, lodging, and meals for not more than two (2) field examinations and inspection per year (unless an Event of Default has occurred and is continuing) of the Collateral and the Obligated Parties' operations by the Agent, plus the Agent's then customary charge for field examinations and audits and the preparation of reports thereof (such charge is currently $850 per day (or portion thereof) for each Person retained or employed by the Agent with respect to each field examination or audit) performed or prepared at any time, provided that so long as no Event of Default exists and is continuing, Borrowers shall only be required to reimburse Agent up to $50,000 per year for all field examinations or audits performed by Agent (the foregoing cap shall not apply to any appraisals and shall not apply from and after the occurrence of an Event of Default), and (vii) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining Clearing Accounts and lockboxes, and costs and expenses of

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preserving and protecting the Collateral. In addition, the Obligated Parties agree to pay (A) to the Agent, for its benefit, on demand, all reasonable out-of-pocket (except as expressly provided below) costs and expenses incurred by the Agent (including Attorney Costs), and (B) to the Lenders (other than the Bank), for their benefit, on demand, all reasonable and actual fees, expenses, and disbursements incurred by the Lenders for one law firm retained by the Lenders, in each case, paid or incurred to obtain payment of the Obligations, enforce the Agent's Liens, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against the Agent or any Lender arising out of the transactions contemplated hereby (including preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Obligated Parties. All of the foregoing costs and expenses shall be charged to the Loan Account as Revolving Loans as described in Section 2.01(b)(i). The agreements in this Section 9.04 shall survive payment of all other Obligations.

      (b) (i) EACH OBLIGATED PARTY AGREES TO DEFEND, INDEMNIFY, AND HOLD THE AGENT-RELATED PERSONS, EACH CREDIT PROVIDER, AND EACH OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, COUNSEL, REPRESENTATIVES, AGENTS, AND ATTORNEYS-IN-FACT (EACH, AN "INDEMNIFIED PERSON") HARMLESS FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, CHARGES, EXPENSES, AND DISBURSEMENTS (INCLUDING ATTORNEY COSTS AND REASONABLE LEGAL COSTS AND EXPENSES OF THE OTHER CREDIT PROVIDERS) OF ANY KIND OR NATURE WHATSOEVER THAT MAY AT ANY TIME (INCLUDING AT ANY TIME FOLLOWING REPAYMENT OF THE LOANS AND THE TERMINATION, RESIGNATION, OR REPLACEMENT OF THE AGENT OR REPLACEMENT OF ANY OTHER CREDIT PROVIDER) BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST ANY SUCH PERSON IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR ANY OTHER AGREEMENT, INSTRUMENT, OR DOCUMENT CONTEMPLATED BY OR REFERRED TO HEREIN OR THEREIN, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, OR ANY ACTION TAKEN OR OMITTED BY ANY INDEMNIFIED PERSON UNDER OR IN CONNECTION WITH ANY OF THE FOREGOING, INCLUDING WITH RESPECT TO ANY INVESTIGATION, LITIGATION, OR PROCEEDING (INCLUDING ANY BANKRUPTCY, INSOLVENCY, OR OTHER PROCEEDING, AND ANY APPELLATE PROCEEDING) RELATED TO OR ARISING OUT OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, THE LOANS, OR THE USE OF THE PROCEEDS OF THE LOANS, WHETHER OR NOT ANY INDEMNIFIED PERSON IS A PARTY THERETO (ALL THE FOREGOING, COLLECTIVELY, THE "INDEMNIFIED LIABILITIES"); PROVIDED THAT NO OBLIGATED PARTY SHALL HAVE ANY OBLIGATION HEREUNDER TO ANY INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES TO THE EXTENT DETERMINED IN A FINAL, NONAPPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNIFIED PERSON'S OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. THE AGREEMENTS IN THIS SECTION 9.04(b)(i) SHALL SURVIVE PAYMENT OF ALL OTHER OBLIGATIONS.

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      (ii)  EACH OBLIGATED PARTY AGREES TO INDEMNIFY, DEFEND, AND HOLD HARMLESS
THE AGENT AND THE LENDERS FROM ANY LOSS OR LIABILITY DIRECTLY OR INDIRECTLY ARISING OUT OF THE USE, GENERATION, MANUFACTURE, PRODUCTION, STORAGE, RELEASE, THREATENED RELEASE, DISCHARGE, DISPOSAL, OR PRESENCE OF A HAZARDOUS SUBSTANCE RELATING TO ANY OBLIGATED PARTY'S OPERATIONS, BUSINESS, OR PROPERTY. THIS INDEMNITY WILL APPLY WHETHER THE HAZARDOUS SUBSTANCE IS ON, UNDER, OR ABOUT ANY OBLIGATED PARTY'S PROPERTY OR OPERATIONS OR PROPERTY LEASED TO ANY OBLIGATED PARTY. THE INDEMNITY INCLUDES BUT IS NOT LIMITED TO ATTORNEY COSTS AND REASONABLE LEGAL COSTS AND EXPENSES OF THE OTHER CREDIT PROVIDERS (INCLUDING ENVIRONMENTAL ASSESSMENTS). THE INDEMNITY EXTENDS TO THE AGENT AND THE OTHER CREDIT PROVIDERS, THEIR AFFILIATES, SUBSIDIARIES, AND ALL OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, SUCCESSORS, ATTORNEYS, AND ASSIGNS. AS USED IN THIS
SECTION 9.04(b)(ii), "HAZARDOUS SUBSTANCES" MEANS ANY SUBSTANCE, MATERIAL, OR WASTE THAT IS OR BECOMES DESIGNATED OR REGULATED AS "TOXIC," "HAZARDOUS," "POLLUTANT," OR "CONTAMINANT" OR A SIMILAR DESIGNATION OR REGULATION UNDER ANY FEDERAL, STATE, OR LOCAL LAW (WHETHER UNDER COMMON LAW, STATUTE, REGULATION, OR OTHERWISE) OR JUDICIAL OR ADMINISTRATIVE INTERPRETATION OF SUCH, INCLUDING PETROLEUM OR NATURAL GAS. THIS INDEMNITY WILL SURVIVE REPAYMENT OF ALL OTHER OBLIGATIONS.

      (c) To the extent that the Obligated Parties fail to pay any amount required to be paid by them to the Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Agent, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agent in its capacity as such.

      (d) All amounts due under this Section shall be payable promptly after written demand therefor.

SECTION 9.05 Successors and Assigns.

      (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby except that (i) the Obligated Parties may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Obligated Parties without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

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      (b)   (i)   Subject to the conditions set forth in paragraph (b)(ii)
below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

                  (A) the Borrowers, provided that no consent of the Borrowers shall be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, or if an Event of Default has occurred and is continuing, any other assignee; and

                  (B) the Agent, provided that no consent of the Agent shall be required for an assignment to an assignee that is a Lender immediately prior to giving effect to such assignment, an Affiliate of a Lender or an Approved Fund.

            (ii) Assignments shall be subject to the following additional conditions:

                  (A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's portion of the Loans, the amount of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall not be less than $10,000,000 unless each of the Borrowers and the Agent otherwise consent, provided that no such consent of the Borrowers shall be required if an Event of Default has occurred and is continuing;

                  (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement;

                  (C) the parties to each assignment shall execute and deliver to the Agent an Assignment and Acceptance (which Assignment and Acceptance shall include an acknowledgment by the Assignee party thereto that it has received a copy of and is subject to the terms of the NRG Intercreditor Agreement), together with a processing and recordation fee of $3,500; provided the same shall not apply to any assignment between a Lender and one or more Affiliates of such Lender or an Approved Fund; and

                  (D) the assignee, if it shall not be a Lender, shall deliver to the Agent an Administrative Questionnaire.

      For the purposes of this Section 9.05(b), the term "Approved Fund" has the following meaning:

                  "Approved Fund" means any person (other than a natural person)
            that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a

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            Lender or (c) an entity or an Affiliate of an entity that
            administers or manages a Lender.

            (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.08, 2.10 and 9.04). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.05 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

            (iv) The Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, the principal amount of the Loans owing to each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrowers, the Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

            (v) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph
(b) of this Section, the Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.11(d) or 9.04(c), the Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

      (c)   (i)   Any Lender may, without the consent of the Borrowers or the
Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged,
(B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender

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sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.03(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Obligated Parties agree that each Participant shall be entitled to the benefits of Sections 2.08, 2.10, and 2.11(h) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.09 as though it were a Lender, provided such Participant agrees to be subject to
Section 2.11(e) as though it were a Lender.

            (ii) A Participant shall not be entitled to receive any greater payment under Section 2.08 or 2.10 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers' prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.10 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.10(e) as though it were a Lender.

      (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including, without limitation, any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.06 Survival. All covenants, agreements, representations and warranties made by the Obligated Parties herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of the Loans regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid. The provisions of Sections 2.08, 2.10, 2.11(h) and 9.04 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans or the termination of this Agreement or any provision hereof.

SECTION 9.07 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Agent constitute the entire contract among the parties relating to the subject matter hereof and

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supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Agent and when the Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.08 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.09 Right of Setoff. Each Lender and each of its Affiliates is hereby authorized at any time and from time to time following the occurrence and during the continuance of an Event of Default, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Obligated Parties against any of and all the obligations of the Obligated Parties now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.10 Governing Law; Jurisdiction; Consent to Service of Process.

      (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

      (b) The Obligated Parties hereby irrevocably and unconditionally submit, for themselves and their property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Agent, or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Obligated Parties or their properties in the courts of any jurisdiction.

      (c) The Obligated Parties hereby irrevocably and unconditionally waive, to the fullest extent they may legally and effectively do so, any objection which it may now or hereafter have

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to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

      (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.02. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.11 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.12 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.13 Confidentiality. Each of the Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement,
(e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Obligated Parties and their obligations, (g) with the consent of the Borrowers or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Agent or any Lender on a nonconfidential basis from a source other than the Obligated Parties. For the purposes of this Section, "Information" means all information received from the Obligated Parties relating to the Obligated Parties or their business, other than any such information that is available to the Agent or any Lender on a nonconfidential basis prior to disclosure by the Obligated Parties; provided that, in the case of information received from the Obligated Parties after the date hereof, such information is clearly

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identified at the time of delivery as confidential. Any person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Information as such person would accord to its own confidential information.

SECTION 9.14 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to Loans, together with all fees, charges and other amounts which are treated as interest on such Loans under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.15 USA PATRIOT ACT. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26,
2001)) (the "Act") hereby notifies the Obligated Parties that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Obligated Parties, which information includes the name and address of the Obligated Parties and other information that will allow such Lender to identify the Obligated Parties in accordance with the Act.

SECTION 9.16 Limitation of Liability. NO CLAIM MAY BE MADE BY ANY OBLIGATED PARTY, THE AGENT, ANY OTHER CREDIT PROVIDER, OR ANY OTHER PERSON AGAINST ANY OBLIGATED PARTY, THE AGENT, ANY OTHER CREDIT PROVIDER, OR ANY AFFILIATE, DIRECTOR, OFFICER, EMPLOYEE, COUNSEL, REPRESENTATIVE, AGENT, OR ATTORNEY-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION THEREWITH, AND EACH OBLIGATED PARTY, THE AGENT, AND EACH OTHER CREDIT PROVIDER HEREBY WAIVES, RELEASES, AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

SECTION 9.17 Final Agreement. This Agreement and the other Loan Documents are intended by the Obligated Parties, the Agent, and the Lenders to be the final, complete, and exclusive expression of the agreement between them. This Agreement and the other Loan Documents supersede any and all prior oral or written agreements relating to the subject matter hereof and thereof. No modification, rescission, waiver, release, or amendment of any provision

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of this Agreement or any other Loan Document shall be made, except by a written agreement signed by a Responsible Officer of each of (a) the Obligated Parties,
(b) the Agent, and (c) the Majority Lenders, the Required Lenders, or all of the Lenders, to the extent required under the terms of this Agreement.

SECTION 9.18 Joint and Several Liability. All Loans, upon funding, shall be deemed to be jointly funded to and received by the Borrowers. Each Borrower jointly and severally agrees to pay, and shall be jointly and severally liable under this Agreement for, all Obligations, regardless of the manner or amount in which proceeds of Loans are used, allocated, shared, or disbursed by or among the Borrowers themselves, or the manner in which the Agent and/or any Lender accounts for such Loans or other extensions of credit on its books and records. Each Borrower shall be liable for all amounts due to the Agent and/or any Lender under this Agreement, regardless of which Borrower actually receives Loans or other extensions of credit hereunder or the amount of such Loans and extensions of credit received or the manner in which the Agent and/or such Lender accounts for such Loans or other extensions of credit on its books and records. Each Borrower's Obligations with respect to Loans and other extensions of credit made to it, and such Borrower's Obligations arising as a result of the joint and several liability of such Borrower hereunder, with respect to Loans made to the other Borrowers hereunder, shall be separate and distinct obligations, but all such Obligations shall be primary obligations of such Borrower. The Borrowers acknowledge and expressly agree with the Agent and each Lender that the joint and several liability of each Borrower is required solely as a condition to, and is given solely as inducement for and in consideration of, credit or accommodations extended or to be extended under the Loan Documents to any or all of the other Borrowers and is not required or given as a condition of extensions of credit to such Borrower. Each Borrower's obligations under this Agreement and as an obligor under a Guaranty Agreement shall be separate and distinct obligations. Each Borrower's obligations under this Agreement shall, to the fullest extent permitted by law, be unconditional irrespective of (a) the validity or enforceability, avoidance, or subordination of the Obligations of any other Borrower or of any promissory note or other document evidencing all or any part of the Obligations of any other Borrower, (b) the absence of any attempt to collect the Obligations from any other Borrower, any Guarantor, or any other security therefor, or the absence of any other action to enforce the same, (c) the waiver, consent, extension, forbearance, or granting of any indulgence by the Agent and/or any Lender with respect to any provision of any instrument evidencing the Obligations of any other Borrower or Guarantor, or any part thereof, or any other agreement now or hereafter executed by any other Borrower or Guarantor and delivered to the Agent and/or any Lender, (d) the failure by the Agent and/or any Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the Obligations of any other Borrower or Guarantor, (e) the Agent's and/or any Lender's election, in any proceeding instituted under the Bankruptcy Code, or the application of Section 1111(b)(2) of the Bankruptcy Code, (f) any borrowing or grant of a security interest by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code, (g) the disallowance of all or any portion of the Agent's and/or any Lender's claim(s) for the repayment of the Obligations of any other Borrower under Section 502 of the Bankruptcy Code, or (h) any other circumstances that might constitute a legal or equitable discharge or defense of a Guarantor or of any other Borrower. With respect to any Borrower's Obligations arising as a result of the joint and several liability of the Borrowers hereunder with respect to Loans or other extensions of credit made to any of the other Borrowers hereunder, such Borrower waives, until the Obligations shall have been paid in full and this

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Agreement shall have been terminated, any right to enforce any right of subrogation or any remedy that the Agent and/or any Lender now has or may hereafter have against any other Borrower, any endorser or any Guarantor of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to the Agent and/or any Lender to secure payment of the Obligations or any other liability of any Borrower to the Agent and/or any Lender. Upon any Event of Default, the Agent may proceed directly and at once, without notice, against any Borrower to collect and recover the full amount, or any portion of the Obligations, without first proceeding against any other Borrower or any other Person, or against any security or collateral for the Obligations. Each Borrower consents and agrees that the Agent shall be under no obligation to marshal any assets in favor of any Borrower or against or in payment of any or all of the Obligations.

SECTION 9.19 Contribution and Indemnification among the Borrowers. Each Borrower is obligated to repay the Obligations as a joint and several obligor under this Agreement. To the extent that any Borrower shall, as a joint and several obligor under this Agreement, repay any of the Obligations constituting Loans made to another Borrower hereunder or other Obligations incurred directly and primarily by any other Borrower and to the extent any other Borrower makes any transfer (including any payment, grant, guaranty, or granting of a Lien) pursuant to this Agreement (any such payment or transfer being referred to herein as an "Accommodation Payment"), then the Borrower making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Borrowers in an amount, for each of such other Borrowers, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Borrower's Allocable Amount and the denominator of which is the sum of the Allocable Amounts of all of the Borrowers. As of any date of determination, the "Allocable Amount" of each Borrower shall be equal to the maximum amount of liability for Accommodation Payments that could be asserted against such Borrower hereunder without (a) rendering such Borrower "insolvent" within the meaning of Section 101 (32) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act ("UFTA") or Section 2 of the Uniform Fraudulent Conveyance Act ("UFCA"), (b) leaving such Borrower with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code,
Section 4 of the UFTA, or Section 5 of the UFCA, or (c) leaving such Borrower unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA, or Section 5 of the UFCA. All rights and claims of contribution, indemnification, and reimbursement under this Section shall be subordinate in right of payment to the prior payment in full of the Obligations. The provisions of this Section shall, to the extent expressly inconsistent with any provision in any Loan Document, supersede such inconsistent provision.

SECTION 9.20 Agency of ACL for the Obligated Parties. Each of the Obligated Parties irrevocably appoints ACL as its agent for all purposes relevant to this Agreement, including the giving and receipt of notices and execution and delivery of all documents, instruments, and certificates contemplated herein (including execution and delivery to the Agent of Borrowing Base Certificates) and all modifications hereto. Any acknowledgment, consent, direction, certification, or other action that might otherwise be valid or effective only if given or taken by the Obligated Parties or acting singly, shall be valid and effective if given or taken by ACL and the Agent and the Lenders shall have no duty or obligation to make further inquiry with respect to the authority of ACL under this Section 9.20, provided that nothing in this Section 9.20 shall

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limit the effectiveness of, or the right of the Agent and the Lenders to rely upon, any notice, document, instrument, certificate, acknowledgment, consent, direction, certification, or other action delivered by ACL pursuant to this Agreement.

SECTION 9.21 Additional Borrowers and Guarantors. Addition of any Person as a Borrower or a Guarantor to this Agreement is subject to approval of the Agent and the Majority Lenders, and may be conditioned upon such requirements as they may determine in their discretion, including (a) the furnishing of such financial and other information as the Agent or any such Lender, as applicable, may request, (b) approval by all appropriate approval authorities of the Agent and each such Lender, as applicable, and (c) execution and delivery by the Obligated Parties, such Person, the Agent, and the Majority Lenders of such agreements and other documentation (including an amendment to this Agreement or any other Loan Document), and the furnishing by such Person or any of the Obligated Parties of such certificates, opinions, and other documentation, as the Agent and any such Lender may request. Neither the Agent nor any Lender shall have any obligation to approve any such Person for addition as a party to this Agreement.

SECTION 9.22 Express Waivers By Obligated Parties In Respect of Cross Guaranties and Cross Collateralization. Each Obligated Party agrees as follows.

      (a) Each Obligated Party hereby waives: (i) notice of acceptance of this Agreement; (ii) notice of the making of any Loans, the issuance of any Letter of Credit, or any other financial accommodations made or extended under the Loan Documents or the creation or existence of any Obligations; (iii) notice of the amount of the Obligations, subject, however, to such Obligated Party's right to make inquiry of the Agent to ascertain the amount of the Obligations at any reasonable time; (iv) notice of any adverse change in the financial condition of any other Obligated Party or of any other fact that might increase such Obligated Party's risk with respect to such other Obligated Party under the Loan Documents; (v) notice of presentment for payment, demand, protest, and notice thereof as to any promissory notes or other instruments among the Loan Documents; and (vi) all other notices (except if such notice is specifically required to be given to such Obligated Party hereunder or under any of the other Loan Documents to which such Obligated Party is a party) and demands to which such Obligated Party might otherwise be entitled.

      (b) Each Obligated Party hereby waives the right by statute or otherwise to require any Credit Provider to institute suit against any other Obligated Party or to exhaust any rights and remedies that any Credit Provider has or may have against any other Obligated Party. Each Obligated Party further waives any defense arising by reason of any disability or other defense of any other Obligated Party (other than the defense that the Obligations shall have been fully and finally performed and indefeasibly paid) or by reason of the cessation from any cause whatsoever of the liability of any such Obligated Party in respect thereof.

      (c) Each Obligated Party hereby waives and agrees not to assert against any Credit Provider: (i) any defense (legal or equitable), setoff, counterclaim, or claim that such Obligated Party may now or at any time hereafter have against any other Obligated Party or any other party liable under the Loan Documents;
(ii) any defense, setoff, counterclaim, or claim of any kind or nature available to any other Obligated Party against any Credit Provider, arising directly or

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indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Obligations or any security therefor; (iii) any right or defense arising by reason of any claim or defense based upon an election of remedies by any Credit Provider under any Requirement of Law; (iv) the benefit of any statute of limitations affecting any other Obligated Party's liability hereunder.

      (d) Each Obligated Party consents and agrees that, without notice to or by such Obligated Party and without affecting or impairing the obligations of such Obligated Party hereunder, the Agent may (subject to any requirement for consent of any of the Lenders to the extent required by this Agreement), by action or inaction: (i) compromise, settle, extend the duration or the time for the payment of, or discharge the performance of, or may refuse to or otherwise not enforce the Loan Documents; (ii) release all or any one or more parties to any one or more of the Loan Documents or grant other indulgences to any other Obligated Party in respect thereof; (iii) amend or modify in any manner and at any time (or from time to time) any of the Loan Documents; or (iv) release or substitute any Person liable for payment of the Obligations, or enforce, exchange, release, or waive any security for the Obligations or any Guaranty of the Obligations.

      (e) Each Obligated Party represents and warrants that such Obligated Party is currently informed of the financial condition of the other Obligated Parties and all other circumstances that a diligent inquiry would reveal and that bear upon the risk of nonpayment of the Obligations. Each Obligated Party further represents and warrants that such Obligated Party has read and understands the terms and conditions of the Loan Documents. Each Obligated Party agrees that no Credit Provider has any responsibility to inform any Obligated Party of the financial condition of the other Obligated Party or of any other circumstances that bear upon the risk of nonpayment or nonperformance of the Obligations.

                                   ARTICLE X

                              TERM AND TERMINATION

SECTION 10.01 Term. The term of this Agreement shall end on the Stated Termination Date unless sooner terminated in accordance with the terms hereof. The Agent may, and upon direction from the Required Lenders shall, terminate this Agreement, without notice to the Borrowers, during the existence of an Event of Default. Upon the effective date of termination of this Agreement for any reason whatsoever, all Obligations (including all unpaid principal, accrued and unpaid interest, and any early termination or prepayment fees, but excluding indemnification obligations to the extent no claim with respect thereto has been asserted and remains unsatisfied) shall become immediately due and payable, the Lenders shall have no obligation to make any Loans, the Agent shall have no obligation to cause the Letter of Credit Issuer to issue any Letter of Credit, and the applicable Borrower shall immediately arrange for the cancellation and return of all Letters of Credit then outstanding or for the delivery to the Agent of a Supporting Cash Deposit or a Supporting Letter of Credit in accordance with Section 2.03(g). Notwithstanding the termination of this Agreement, until all Obligations are indefeasibly paid and performed in full, the Obligated Parties shall remain bound by the terms of this Agreement and/or the other Loan Documents to which they are a party, respectively, and shall not be relieved of any of their Obligations hereunder or thereunder, and the Agent and the

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Lenders shall retain all their rights and remedies hereunder and thereunder
(including the Agent's Liens in and all rights and remedies with respect to all then existing and after-acquired or after-arising Collateral).

SECTION 10.02 Effect of Termination. Notwithstanding the payment in full of the Obligations, the Agent shall not be required to terminate the Agent's Liens in any of the Collateral unless, with respect to any loss or damage the Agent may incur as a result of the dishonor or return of any payment items applied to the Obligations, the Agent shall have received either (a) a written agreement, executed by the Borrowers and any other Person deemed financially responsible by the Agent and whose loans or other advances to the Borrowers are used in whole or in part to satisfy the Obligations, indemnifying the Agent and the other Credit Providers from any such loss or damage or (b) such monetary reserves and Liens on the Collateral for such period of time as the Agent, in its reasonable credit judgment, may deem necessary to protect the Agent and the Lenders from any such loss or damage. The provisions of Sections 2.03(f), 2.04, 2.08, 2,09, 2.10, 2.11(e), 8.07, 9.04(a), 9.04(b) 9.16, 9.19 and this Section 10.02, and all indemnification obligations of the Borrowers shall in all events survive any termination of the Commitments or this Agreement.

                                   ARTICLE XI

                          ACKNOWLEDGMENT AD RESTATEMENT

SECTION 11.01 Existing Obligations. Each Obligated Party hereby acknowledges, confirms and agrees that the Obligated Parties are indebted to Agent and Lenders under the Existing Loan Agreement as of the close of business on February 10, 2005 in the aggregate principal amount of $0, which indebtedness, together with all interest accrued and accruing thereon (to the extent applicable), and all fees, costs, expenses and other charges relating thereto, all of which are unconditionally owing by Obligated Parties to Agent and Lenders, without offset, defense or counterclaim of any kind, nature or description whatsoever.

SECTION 11.02 Acknowledgment of Security Interest. Each Obligated Party hereby acknowledges, confirms and agrees that Agent and Lenders have and shall continue to have a security interest in, and lien upon, the Collateral of any Obligated Party heretofore granted to Agent pursuant to the Existing Loan Agreement, as well as any Collateral granted hereunder or under the other Loan Documents or otherwise granted to or held by Agent, for the benefit of Lenders, and the liens and security interests of Agent in the Collateral shall be deemed to be continuously granted and perfected from the earliest date of the granting and perfection of such liens and security interests.

SECTION 11.03 Existing Agreements. Each Obligated Party hereby acknowledges, confirms and agrees that immediately prior to the effectiveness of this
Agreement: (a) the Existing Loan Agreement has been duly executed and delivered by Obligated Parties and is in full force and effect as of the date hereof; (b) the agreements and obligations of Obligated Parties contained in the Existing Loan Agreement constitute the legal, valid and binding obligations of Obligated Parties, enforceable against them in accordance with its terms and (c) Obligated Parties have no valid defense to the enforcement of such obligations except to the extent that enforcement of certain rights and remedies may be limited by the provisions of the Bankruptcy

Code, or other laws affecting the rights of creditors generally; and Agent and Lenders are entitled to all of the rights, remedies and benefits provided for in or arising pursuant to the Existing Loan Agreement.

SECTION 11.04 Restatement

      (a) Except as otherwise stated in Section 11.02 hereof and this Section 11.04, as of the date hereof, the terms, conditions, agreements, covenants, representations and warranties set forth in the Existing Loan Agreement are simultaneously amended and restated in their entirety, and as so amended and restated, replaced and superseded by the terms, conditions, agreements, covenants, representations and warranties set forth in this Agreement and the other Loan Documents executed and/or delivered on or after the date hereof, except that nothing herein or in the other Loan Documents shall, in any manner, be construed to constitute payment of, or impair, limit, cancel or extinguish, or constitute a novation in respect of any of the obligations, liabilities and indebtedness of Borrowers or any other Obligated Party evidenced by or arising under the Existing Loan Agreement or impair or adversely affect the continuation of the security interests, liens, and other interests in the Collateral heretofore granted, pledged and/or assigned by Borrowers or any other Obligated Party to Agent and Lenders.

      (b) All Obligations of Borrowers or any other Obligated Party to Agent and Lenders that are outstanding and unpaid as of the date hereof pursuant to the Existing Loan Agreement or the other Loan Documents shall be deemed Obligations of Borrowers and each other Obligated Party pursuant to the terms hereof, and shall constitute and be deemed Loans hereunder.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

                                BORROWERS:

                                AMERICAN COMMERCIAL BARGE LINE LLC
                                AMERICAN COMMERCIAL LINES LLC
                                AMERICAN COMMERCIAL TERMINALS LLC
                                HOUSTON FLEET LLC
                                LOUISIANA DOCK COMPANY LLC
                                JEFFBOAT LLC

                                By: /s/ Mark R. Holden
                                    --------------------------------------------
                                Printed: Mark R. Holden
                                Title:   President and Chief Executive Officer

                                GUARANTORS:

                                ACBL LIQUID SALES LLC
                                ACL FINANCE CORP.
                                AMERICAN BARGE LINE COMPANY
                                AMERICAN COMMERCIAL LINES INC.
                                AMERICAN COMMERCIAL LINES INTERNATIONAL LLC
                                AMERICAN COMMERCIAL LOGISTICS LLC
                                AMERICAN COMMERCIAL TERMINALS - MEMPHIS LLC
                                COMMERCIAL BARGE LINE COMPANY
                                LEMONT HARBOR & FLEETING SERVICES LLC
                                ORINOCO TASA LLC
                                ORINOCO TASV LLC

                                By: /s/ Mark R. Holden
                                    --------------------------------------------
                                Printed: Mark R. Holden
                                Title:   President and Chief Executive Officer

                                [SIGNATURES CONTINUED ON NEXT PAGE]

                            [SIGNATURES CONTINUED FROM PREVIOUS PAGE]

                                ADMINISTRATIVE AGENT AND COLLATERAL AGENT:

                                BANK OF AMERICA, N. A.

                                By: /s/ [illegible]
                                    -------------------------------------------
                                Name:   [illegible]
                                Title:  Senior Vice President

                                CO-DOCUMENTATION AGENTS

                                MERRILL LYNCH CAPITAL,
                                a division of Merrill Lynch Business Financial Services Inc.

                                By: /s/ Jeffrey L. Jehm
                                    --------------------------------------------
                                Name:   Jeffrey L. Jehm
                                Title:  Director

                                THE CIT GROUP/BUSINESS CREDIT, INC.

                                By: /s/ Carl Giordano
                                    --------------------------------------------
                                Name:   Carl Giordano
                                Title:  Assistant Vice President

                                WELLS FARGO FOOTHILL, LLC

                                By: /s/ Sanat Amladi
                                    --------------------------------------------
                                Name:   Sanat Amladi
                                Title:  Vice President

                                [SIGNATURES CONTINUED ON NEXT PAGE]

                            [SIGNATURES CONTINUED FROM PREVIOUS PAGE]

                                SYNDICATION AGENT:

                                UBS SECURITIES LLC

                                By: /s/ Lauren Claney
                                    --------------------------------------------
                                Name:   Lauren Claney
                                Title:  Director

                                By:  /s/ Warren Jervey
                                     -------------------------------------------
                                Name:    Warren Jervey
                                Title:   Director and Counsel

                                   [SIGNATURES OF LENDERS FOLLOW]

                                BANK OF AMERICA, N.A.

                                By: /s/ [illegible]
                                    --------------------------------------------
                                Name:   [illegible]
                                Title:  Senior Vice President

                                MERRILL LYNCH CAPITAL,
                                a division of Merrill Lynch Business Financial Services Inc.

                                By: /s/ Jeffrey L. Jehm
                                    --------------------------------------------
                                Name:   Jeffrey L. Jehm
                                Title:  Director

                                THE CIT GROUP/BUSINESS CREDIT, INC.

                                By: /s/ Carl Giordano
                                    --------------------------------------------
                                Name:   Carl Giordano
                                Title:  Assistant Vice President

                                    WELLS FARGO FOOTHILL, LLC

                                By: /s/ Sanat Amladi
                                    --------------------------------------------
                                Name:   Sanat Amladi
                                Title:  Vice President

                                UBS LOAN FINANCE LLC

                                By: /s/ Wilfred V. Saint
                                    --------------------------------------------
                                Name:   Wilfred V. Saint
                                Title:  Director



                                By: /s/ Richard L. Tavrow
                                    --------------------------------------------
                                Name:   Richard L. Tavrow
                                Title:  Director

                                NATIONAL CITY BUSINESS CREDIT, INC.

                                By: /s/ Jason Hanes
                                    --------------------------------------------
                                Name:   Jason Hanes
                                Title:  Senior Associate

                                WACHOVIA BANK, NATIONAL ASSOCIATION

                                By: /s/ Christopher S. Hudik
                                    --------------------------------------------
                                Name:   Christopher S. Hudik
                                Title:  First Vice President

                                GENERAL ELECTRIC CAPITAL CORPORATION

                                By: /s/ Steven J. Pomerantz
                                    --------------------------------------------
                                Name:   Steven J. Pomerantz
                                Title:  Duly Authorized Signatory

                                GMAC COMMERCIAL FINANCE LLC

                                By: /s/ John Buff
                                    --------------------------------------------
                                Name:   John Buff
                                Title:  Managing Director

                                    LASALLE BUSINESS CREDIT LLC

                                    By: /s/ Susan M. Davis
                                        ----------------------------------------
                                    Name:   Susan M. Davis
                                    Title:  Vice President